EXHIBIT 10.5
Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 17, 2024, is entered into by and between DYNATRACE LLC, a Delaware limited liability company (the “Borrower”) and BMO BANK N.A. (formerly known as BMO Harris Bank N.A.), a national banking association, as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, capitalized and/or initially capitalized terms used in this Amendment shall have the meanings ascribed to them in the Amended Credit Agreement (as hereinafter defined) as modified hereby.
A.    WHEREAS, the Borrower, DYNATRACE INTERMEDIATE LLC, a Delaware limited liability company (“Holdings”), each other Guarantor from time to time party thereto, certain financial institutions from time to time parties thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of December 2, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);
B.    WHEREAS, the Administrative Agent and the Borrower have agreed that a Benchmark Transition Event (as defined in the Existing Credit Agreement) with respect to the CDOR Rate (as defined in the Existing Credit Agreement) (the “CDOR Transition Event”) has occurred;
C.    WHEREAS, pursuant to Section 4.08 of the Existing Credit Agreement, the Borrower and the Administrative Agent have agreed to amend the Existing Credit Agreement to effect the Benchmark Replacement resulting from the CDOR Transition Event and the related Benchmark Replacement Conforming Changes as provided for herein (the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”); and
D.    WHEREAS, subject to the terms and conditions herein, the parties hereto have agreed to amend the Existing Credit Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:
1.Amendments to Existing Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 hereof, as of the First Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended by (y) deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), and (z) adding the double underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto.
2.     Notice. To the extent that the Administrative Agent is required (pursuant to the Existing Credit Agreement) to provide notice to the Loan Parties or any Lender of (i) the occurrence of a Benchmark Transition Event, (ii) the implementation of a Benchmark Replacement or (iii) the effectiveness of Benchmark Replacement Conforming Changes, this Amendment shall constitute such notice.
3.     Effectiveness. This Amendment shall become effective on the date each of the following conditions precedent have been satisfied or waived (the “First Amendment Effective Date”):

(a)     This Amendment shall have been duly executed by the Borrower and the Administrative Agent;
(b)     The Administrative Agent shall not have received written notice of objection to this Amendment from Lenders comprising the Required Lenders by the fifth (5th) Business Day after the date of notice to the Lenders of the Benchmark Replacement in respect of CDOR Rate (as defined in the Existing Credit Agreement) (which date, for the avoidance of doubt, shall be the date an initial draft of this Amendment has been delivered to the Lenders); and
(c)    The Administrative Agent shall have received from the Borrower payment in immediately available funds of all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, those expenses, fees, charges and disbursements described in Section 4 below.
4.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, but not limited to, reasonable and documented fees, charges and disbursements of Mayer Brown LLP, in connection with the preparation, negotiation, execution and delivery of this Amendment, in each case, pursuant to Section 13.04 of the Existing Credit Agreement.
5.    Representations. The Borrower hereby represents and warrants on and as of the First Amendment Effective Date that: (a) it has full right and authority to enter into this Amendment and perform its obligations hereunder, (b) no Default or Event of Default exists both before and after giving effect to this Amendment, (c) this Amendment and the Loan Documents, as modified hereby, have been duly authorized, executed, and delivered by each Loan Party party thereto and constitute valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), (d) all Liens created under the Loan Documents continue to be first priority (subject to Liens as are permitted by Section 8.08 of the Amended Credit Agreement) perfected Liens, and (e) each of the representations and warranties set forth in the Amended Credit Agreement and in the other Loan Documents is and remains true and correct in all material respects on and as of the First Amendment Effective Date (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they are true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date.
6.    Governing Law. This Amendment, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York without regard to conflicts of law principles thereof, but including section 5-1401 of the New York General Obligations Law.
7.    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

8.    Miscellaneous.
(a)    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
(b)    Severability of Provisions. Any provision hereof which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Amendment may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Amendment are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Amendment invalid or unenforceable.
(c)    Incorporation. On and after the First Amendment Effective Date, this Amendment shall form a part of the Amended Credit Agreement, and all references to the “Credit Agreement” shall mean that document as hereby modified. Upon the effectiveness of this Amendment, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Amended Credit Agreement.
(d)    Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in Section 13.01 of the Existing Credit Agreement.
(e)    Loan Document. For the avoidance of doubt, this Amendment shall constitute a Loan Document.
[Signatures Immediately Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BORROWER: DYNATRACE LLC By:/s/ James Benson Name: James Benson Title: Chief Financial Officer and Treasurer

[Signature Page to First Amendment]

ADMINISTRATIVE AGENT: BMO BANK N.A., as Administrative Agent By: /s/ Tracy Martinov Name: Tracy Martinov Title: Authorized Signatory

[Signature Page to First Amendment]

Exhibit A

[Attached]

~~Execution Version~~
EXHIBIT A
TO FIRST AMENDMENT
Credit Agreement
Dated as of December 2, 2022
(as amended by the First Amendment to Credit Agreement, dated as of June 17, 2024)
among
Dynatrace LLC,
The Guarantors from time to time party hereto,
the Lenders from time to time party hereto,
and

BMO ~~HARRIS~~ BANK, N.A.,
as Administrative Agent
BMO Capital Markets Corp.,
BOFA SECURITIES, INC.,
PNC CAPITAL MARKETS LLC
SANTANDER BANK, N.A.,

AND

RBC CAPITAL MARKETS, LLC
as Joint Lead Arrangers and Joint Book Runners

Table of Contents
Section    Heading    Page
ARTICLE I Definitions; Interpretation    1
Section 1.01    Definitions    1
Section 1.02    Interpretation    ~~39~~41
Section 1.03    Change in Accounting Principles    ~~40~~42
Section 1.04    Times of Day    ~~40~~42
Section 1.05    Divisions    ~~40~~42
Section 1.06    Interest Rates    ~~40~~42
Section 1.07    Pro Forma and Other Calculations    ~~41~~43
Section 1.08    Currency Equivalents Generally    ~~42~~44
Section 1.09    Change of Currency    ~~43~~45
ARTICLE II The Revolving Facility    ~~43~~45
Section 2.01    Intentionally Omitted    ~~43~~45
Section 2.02    Revolving Facility    ~~43~~45
Section 2.03    Letters of Credit    ~~43~~46
Section 2.04    Applicable Interest Rates    ~~47~~49
Section 2.05    Minimum Borrowing Amounts; Maximum Term Benchmark Loans    ~~47~~50
Section 2.06    Manner of Borrowing Loans and Designating Applicable Interest Rates    ~~47~~50
Section 2.07    Swing Loans    ~~49~~52
Section 2.08    Maturity of Loans    ~~51~~53
Section 2.09    Prepayments    ~~51~~53
Section 2.10    Default Rate    ~~52~~54
Section 2.11    Evidence of Indebtedness    ~~52~~55
Section 2.12    Commitment Terminations    ~~52~~55
Section 2.13    Replacement of Lenders    ~~53~~56
Section 2.14    Defaulting Lenders    ~~54~~56
Section 2.15    Cash Collateral for Fronting Exposure    ~~56~~59
Section 2.16    Incremental Facilities    ~~56~~59
Section 2.17    MIRE Events    ~~58~~61
ARTICLE III Fees            ~~58~~61
Section 3.01    Fees    ~~58~~61
ARTICLE IV Taxes; Change in Circumstances, Increased Costs, and Funding Indemnity    ~~59~~62
Section 4.01    Taxes    ~~59~~62
Section 4.02    Change of Law    ~~62~~65
Section 4.03    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Term Benchmark Rates    ~~63~~66
Section 4.04    Increased Costs    ~~64~~67
Section 4.05    Funding Indemnity    ~~65~~69
Section 4.06    Discretion of Lender as to Manner of Funding    ~~66~~69
Section 4.07    Lending Offices; Mitigation Obligations    ~~66~~69
-i-

Section 4.08    Effect of Benchmark Transition Event    ~~66~~69
ARTICLE V Place and Application of Payments    ~~68~~72
Section 5.01    Place and Application of Payments    ~~68~~72
Section 5.02    Non-Business Days    ~~69~~72
Section 5.03    Payments Set Aside    ~~69~~73
ARTICLE VI Representations and Warranties    ~~69~~73
Section 6.01    Organization and Qualification    ~~69~~73
Section 6.02    Subsidiaries    ~~69~~73
Section 6.03    Authority and Validity of Obligations    ~~70~~73
Section 6.04    Use of Proceeds; Margin Stock    ~~70~~74
Section 6.05    Financial Reports    ~~71~~74
Section 6.06    No Material Adverse Change    ~~71~~75
Section 6.07    Full Disclosure    ~~71~~75
Section 6.08    Trademarks, Franchises, and Licenses    ~~71~~75
Section 6.09    Governmental Authority and Licensing    ~~72~~75
Section 6.10    Good Title    ~~72~~75
Section 6.11    Litigation and Other Controversies    ~~72~~76
Section 6.12    Taxes    ~~72~~76
Section 6.13    Approvals    ~~72~~76
Section 6.14    [Reserved]    ~~72~~76
Section 6.15    Investment Company    ~~72~~76
Section 6.16    ERISA    ~~73~~76
Section 6.17    Compliance with Laws    ~~73~~76
Section 6.18    Sanctions    ~~74~~77
Section 6.19    Labor Matters    ~~74~~78
Section 6.20    [Reserved]    ~~74~~78
Section 6.21    Solvency    ~~74~~78
Section 6.22    [Reserved]    ~~74~~78
Section 6.23    No Broker Fees    ~~74~~78
Section 6.24    Senior Indebtedness Status    ~~74~~78
Section 6.25    No Covered Entity or EEA Financial Institution    ~~75~~78
ARTICLE VII Conditions Precedent    ~~75~~78
Section 7.01    All Credit Events    ~~75~~78
Section 7.02    Initial Credit Event    ~~75~~79
ARTICLE VIII Covenants    ~~77~~81
Section 8.01    Maintenance of Business    ~~77~~81
Section 8.02    Maintenance of Properties    ~~77~~81
Section 8.03    Taxes and Assessments    ~~77~~81
Section 8.04    Insurance    ~~77~~81
Section 8.05    Financial Reports    ~~78~~82
Section 8.06    Inspection    ~~80~~84
-ii-

Section 8.07    Indebtedness    ~~80~~84
Section 8.08    Liens    ~~83~~87
Section 8.09    Investments, Acquisitions, Loans and Advances    ~~85~~89
Section 8.10    Mergers, Consolidations and Sales    ~~87~~91
Section 8.11    Holdings Covenant    ~~89~~93
Section 8.12    Dividends and Certain Other Restricted Payments    ~~89~~94
Section 8.13    ERISA    ~~91~~96
Section 8.14    Compliance with Laws    ~~91~~96
Section 8.15    Compliance with Anti-Corruption Laws and Sanctions Programs    ~~92~~97
Section 8.16    Burdensome Contracts With Affiliates    ~~93~~97
Section 8.17    No Changes in Fiscal Year    ~~93~~98
Section 8.18    Formation of Subsidiaries    ~~93~~98
Section 8.19    Change in the Nature of Business    ~~94~~98
Section 8.20    Use of Proceeds; Acquisition of Company Stock    ~~94~~98
Section 8.21    No Restrictions    ~~94~~98
Section 8.22    Subordinated Debt    ~~94~~99
Section 8.23    Designation of Unrestricted Subsidiaries    ~~95~~99
Section 8.24    Financial Covenants    ~~95~~100
Section 8.25    Post-Closing Undertakings.    ~~96~~100
ARTICLE IX Events of Default and Remedies    ~~96~~100
Section 9.01    Events of Default    ~~96~~100
Section 9.02    Non-Bankruptcy Defaults    ~~98~~102
Section 9.03    Bankruptcy Defaults    ~~98~~103
Section 9.04    Collateral for Undrawn Letters of Credit    ~~98~~103
Section 9.05    Post-Default Collections    ~~99~~104
ARTICLE X The Administrative Agent    ~~100~~105
Section 10.01    Appointment and Authority    ~~100~~105
Section 10.02    Rights as a Lender    ~~100~~105
Section 10.03    Action by Administrative Agent; Exculpatory Provisions    ~~100~~105
Section 10.04    Reliance by Administrative Agent    ~~101~~106
Section 10.05    Delegation of Duties    ~~102~~106
Section 10.06    Resignation of Administrative Agent    ~~102~~107
Section 10.07    Non-Reliance on Administrative Agent and Other Lenders    ~~103~~107
Section 10.08    L/C Issuer and Swing Line Lender    ~~103~~108
Section 10.09    Hedging Liability and Bank Product Obligations    ~~104~~109
Section 10.10    Designation of Additional Agents    ~~104~~109
Section 10.11    Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral    ~~104~~109
Section 10.12    Authorization to Release, Limit or Subordinate Liens or to Release Guaranties    ~~105~~110
Section 10.13    Authorization of Administrative Agent to File Proofs of Claim    ~~106~~111
Section 10.14    Recovery of Erroneous Payments    ~~107~~112
-iii-

ARTICLE XI The Guarantees    ~~107~~113
Section 11.01    The Guarantees    ~~108~~113
Section 11.02    Guarantee Unconditional    ~~108~~113
Section 11.03    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances    ~~109~~114
Section 11.04    Subrogation    ~~109~~114
Section 11.05    Subordination    ~~109~~114
Section 11.06    Waivers    ~~110~~115
Section 11.07    Limit on Recovery    ~~110~~115
Section 11.08    Stay of Acceleration    ~~110~~115
Section 11.09    Benefit to Guarantors    ~~110~~115
Section 11.10    Keepwell    ~~110~~115
ARTICLE XII Collateral        ~~110~~116
Section 12.01    Collateral    ~~110~~116
Section 12.02    [Reserved]    ~~111~~116
Section 12.03    Further Assurances    ~~111~~116
ARTICLE XIII Miscellaneous    ~~113~~119
Section 13.01    Notices    ~~113~~119
Section 13.02    Successors and Assigns    ~~115~~120
Section 13.03    Amendments    ~~120~~126
Section 13.04    Costs and Expenses; Indemnification    ~~121~~127
Section 13.05    No Waiver, Cumulative Remedies    ~~123~~129
Section 13.06    Right of Setoff    ~~124~~129
Section 13.07    Sharing of Payments by Lenders    ~~124~~130
Section 13.08    Survival of Representations    ~~125~~130
Section 13.09    Survival of Indemnities    ~~125~~131
Section 13.10    Counterparts; Integration; Effectiveness    ~~125~~131
Section 13.11    Headings    ~~125~~131
Section 13.12    Severability of Provisions    ~~126~~131
Section 13.13    Construction    ~~126~~131
Section 13.14    Excess Interest    ~~126~~132
Section 13.15    Lender’s and L/C Issuer’s Obligations Several    ~~126~~132
Section 13.16    No Advisory or Fiduciary Responsibility    ~~127~~132
Section 13.17    Governing Law; Jurisdiction; Consent to Service of Process    ~~127~~133
Section 13.18    Waiver of Jury Trial    ~~128~~134
Section 13.19    USA Patriot Act    ~~128~~134
Section 13.20    Confidentiality    ~~128~~134
Section 13.21    [Reserved]    ~~129~~135
Section 13.22    Acknowledgement and Consent to Bail-In of Affected Financial
    Institutions    ~~129~~135
Section 13.23    Certain ERISA Matters    ~~129~~135
Section 13.24    Acknowledgment Regarding any Supported QFCs    ~~130~~136

-iv-

Exhibit A    —    Form of Notice of Payment Request
Exhibit B    —    Form of Notice of Borrowing
Exhibit C    —    Form of Notice of Continuation/Conversion
Exhibit D-1    —    Form of Revolving Note
Exhibit D-2    —    Form of Swing Note
Exhibit E    —    Form of Compliance Certificate
Exhibit F    —    Form of Additional Guarantor Supplement
Exhibit G    —    Form of Assignment and Assumption
Exhibit H-1     —    Form of U.S. Tax Compliance Certificate
Exhibit H-2    —    Form of U.S. Tax Compliance Certificate
Exhibit H-3    —    Form of U.S. Tax Compliance Certificate
Exhibit H-4    —    Form of U.S. Tax Compliance Certificate
Exhibit I    —    Form of Increase Request
Schedule 2.2    —    Revolving Credit Commitments
Schedule 6.2    —    Subsidiaries
Schedule 8.7    —    Existing Indebtedness
Schedule 8.8    —    Existing Liens
Schedule 8.9    —    Existing Investments
Schedule 8.16    —    Affiliate Transactions
Schedule 8.21    —    Existing Restrictions
Schedule 8.25    —    Post-Closing Undertakings

-v-

Credit Agreement
This Credit Agreement is entered into as of December 2, 2022 by and among Dynatrace Intermediate LLC, a Delaware limited liability company (“Holdings”), Dynatrace LLC, a Delaware limited liability company (the “Borrower”), the direct and indirect Subsidiaries of the Borrower from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as Lenders, and BMO ~~Harris~~ Bank, N.A. (“BMO”), as Administrative Agent as provided herein.
Preliminary Statement
Whereas, the Borrower has requested that the Lenders party hereto agree to extend certain credit facilities on the terms and conditions of this Agreement, in the form of revolving credit commitments in the aggregate amount of up to $400,000,000;
Whereas, in connection with the foregoing and as an inducement for the Lenders to continue to extend the credit contemplated hereunder, the Borrower has agreed to secure all of its Secured Obligations by granting to the Administrative Agent, for the benefit of the Lenders, a first priority lien on certain of the Borrower’s assets, including a pledge of the capital stock and other equity interests of certain of its Subsidiaries; and
Whereas, in connection with the foregoing and as an inducement for the Lenders to extend the credit contemplated hereunder, the Guarantors have agreed to guarantee the Secured Obligations and to secure their respective guarantees by granting to the Administrative Agent, for the benefit of the Lenders, a first priority lien on certain of their respective assets, including a pledge of the capital stock and other equity interests of certain of their respective Subsidiaries.
Now, Therefore, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I Definitions; Interpretation.
Section 1.01    Definitions The following terms when used herein shall have the following meanings:
“Acquired Business” means the entity or assets acquired by the Borrower or a Subsidiary in an Acquisition, whether before or after the date hereof.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or another Loan Party is the surviving entity.
“Adjusted Term CORRA Rate” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% (for a one-month Interest Period) or 0.32138% (for a three-month Interest Period); provided that, if the Adjusted Term CORRA

Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EBITDA” means, with reference to any period,
(a)    Net Income for Holdings, the Borrower and its Restricted Subsidiaries (which shall include giving Pro Forma Effect to any acquisitions and investments and other Pro Forma Events) for such period, plus
(b)    without duplication and to the extent deducted in arriving at such Net Income (other than as provided in the parenthetical to clause (b)(vi)(x) below and other than clause (v)  below), amounts in respect of:
(i)    consolidated interest charges for such period;
(ii)    provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes, property taxes and similar taxes, and foreign withholding taxes paid or accrued during such period (including any future taxes or other levies that replace or are intended to be in lieu of taxes, and any penalties and interest related to taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to the definition of “Net Income”, and any payments to a parent company of Holdings in respect of such taxes permitted to be made hereunder;
(iii)    total depreciation and amortization expenses for such period;
(iv)    (A) non-cash costs and expenses relating to any equity-based compensation or equity-based incentive plan and (B) any cash costs or expenses relating to any equity-based compensation or equity-based incentive plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement in each case, of Holdings, the Borrower or any Restricted Subsidiary for such period, to the extent that such costs or expenses are funded with net cash proceeds from the issuance of equity interests of, or a contribution to the capital of, Holdings as cash common equity and/or qualified capital stock and which are in turn contributed to the Borrower as cash common equity;
(v)    the amount of expected cost savings, operating expense reductions and expenses, other operating improvements and initiatives and synergies related to Pro Forma Events, which are (x) factually supportable and projected by the Borrower in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Borrower) within eighteen (18) months after such Pro Forma Event occurs (which will be added to Adjusted EBITDA as so projected until fully realized and calculated on a Pro Forma Basis as though such expected cost savings, operating expense reductions, other operating improvements and initiatives and expenses and synergies related to the Pro Forma Event had been realized on the first day of such period) net of the amount of actual benefits realized during such period from such actions, (y) recommended (in reasonable detail) by any due diligence quality of earnings report made available to the Administrative Agent conducted by financial advisors (which financial advisors are (i) nationally recognized or (ii) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by a Loan Party or (z) determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities and Exchange Commission (or any successor agency) in an aggregate amount with respect to this clause (v), when taken together with the addbacks in clause (b)(ix), not to exceed the Adjusted EBITDA Cap;
(vi)    (x) the aggregate amount of all other non-cash items, write-downs, non-cash expenses, charges or losses (including (i) purchase accounting adjustments under ASC 805, (ii) deferred revenue which would reasonably have been included in determining Net Income for such period, but for the application of purchase accounting rules and (iii) any non-cash compensation, non-cash translation loss and non-cash expense relating to the vesting of warrants) otherwise reducing Net Income (other than with respect to the preceding clause (ii)) and excluding any such non-cash items, write-downs, expenses, charges or losses that are reasonably expected to result in, or require pursuant to GAAP, an accrual of a reserve for cash charge, costs and/or expenses in any future period, (y) unrealized losses due to foreign exchange adjustment and net non-cash exchange, translation or performance losses relating to foreign currency transactions and currency and exchange rate fluctuations and (z) cash charges resulting from the application of ASC 805 (including with respect to earn-outs incurred by Holdings or the Borrower or any restricted subsidiary in connection with any acquisitions or investments);
(vii)    (w) costs and expenses related to the administration of this Agreement and the other Loan Documents and paid or reimbursed to the Administrative Agent or any of the Lenders or other third parties paid or engaged by the Administrative Agent or any of the Lenders or paid by any of the Loan Parties, (x) fees, costs, accruals, payments, expenses (including rationalization, legal, tax, structuring and other costs and expenses) or charges relating to the Transactions, any investment, acquisition (including costs and expenses in connection with the de-listing of public targets and compliance with public company requirements), disposition, recapitalization, Restricted Payment, equity issuance, consolidation, restructurings, recapitalizations or the incurrence, registration, repayments or amendments, negotiations, modifications, restatements, waivers, forbearances or other transaction costs of Indebtedness (including, without limitation, letter of credit fees and any refinancing of such Indebtedness, unamortized fees, costs and expenses paid in cash in connection with repayment of Indebtedness (in each case, whether or not consummated or successful and including non-operating or non-recurring professional fees, costs and expenses related thereto)), including, without limitation, (y) deferred commission or similar payments, and (z) any breakage costs incurred in connection with the termination of any hedging agreement as a result of the prepayment of Indebtedness;
(viii)    director fees and expenses paid to directors during such period in an aggregate amount not to exceed $6,000,000;
(ix)    restructuring charges, integration charges, retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity-based compensation expenses (including, in each case, payments made with respect to restricted stock units whenever actually paid (including, without limitation, any payroll or employment taxes)) and the amounts of payments made to option holders in connection with, or as a result of, any distribution being made to shareholders, severance costs, curtailments or modifications to pension and post-retirement employee benefits, business optimization expenses and carve-out related items, including, without limitation, any one-time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or a public company, when taken together with the addbacks in clause (b)(v) in an aggregate amount not to exceed the Adjusted EBITDA Cap;
(x)    losses due to foreign exchange adjustments including losses and expenses in connection with currency and exchange rate fluctuations;
(xi)    charges, losses or expenses of Holdings, the Borrower or any Restricted Subsidiary incurred during such period to the extent (x) deducted in determining Net Income and (y) reimbursed or paid in cash by any Person (other than any of Holdings, the Borrower or the Restricted Subsidiaries or any owners, directly or indirectly, of equity interests, respectively, therein) during such period (or reasonably expected to be so reimbursed or paid within 365 days of the end of such period to the extent not accrued, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred) pursuant to insurance (including business interruption insurance), an indemnity or guaranty or any other reimbursement agreement or arrangement in favor of Holdings, the Borrower or any restricted subsidiary to the extent such reimbursement or payment has not been accrued (provided that (A) if not so reimbursed or received by Holdings, the Borrower or such restricted subsidiary within such 365 day period, such charges, losses or expenses shall be subtracted in the subsequent calculation period or (B) if reimbursed or received by Holdings, the Borrower or such restricted subsidiary in a subsequent period, such amount shall not be permitted to be added back in determining Adjusted EBITDA for such subsequent period);
(xii)    any extraordinary, unusual or non-recurring charges, expenses or losses for such period;
(xiii)    [reserved];
(xiv)    earn-out obligations incurred in connection with any acquisitions or investments and paid or accrued during the applicable period;
(xv)    losses from discontinued operations;
(xvi)    net unrealized losses from hedging agreements or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;
(xvii)    any net loss included in the Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (“Topic 810”);
(xviii)    the amount of any minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned subsidiary deducted in calculating Net Income (and not added back in such period to Net Income); and
(xix)    losses, charges and expenses attributable to asset sales or other dispositions or the repurchase, redemption, sale or disposition of any equity interests of any Person other than in the ordinary course of business; minus
(c)    the following to the extent included in calculating Net Income and without duplication:
(i)    federal, state, local and foreign income tax credits and reimbursements received by Holdings, the Borrower or any other Guarantor during such period;
(ii)    all non-cash items increasing Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Adjusted EBITDA in such prior period);
(iii)    all gains (whether cash or non-cash) resulting from the early termination or extinguishment of Indebtedness;
(iv)    net unrealized gains from hedging agreements or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements;
(v)    the amount of any minority interest income consisting of subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned subsidiary added to Net Income (and not deducted in such period from Net Income);
(vi)    any net income included in Net Income attributable to non-controlling interests pursuant to the application of Topic 810 (other than to the extent of any actual cash distributions or dividends received by Holdings, the Borrower or any restricted subsidiary and attributable to such non-controlling interests);
(vii)    any amounts added to Adjusted EBITDA pursuant to sub-clauses (b)(xi) above in the prior calculation period with respect to expected reimbursements to the extent such reimbursements are not received within such 365 day period following such prior calculation period;
(viii)    any extraordinary, unusual or non-recurring gains for such period;
(ix)    unrealized gains due to foreign exchange adjustments, including, without limitation, in connection with currency and exchange rate fluctuations;
(x)    gains from discontinued operations; and
(xi)    capitalization research and development costs.
“Adjusted EBITDA Cap” means, with respect to amounts added back to Adjusted EBITDA pursuant to clauses (b)(v) and (b)(ix) of the definition of Adjusted EBITDA, a cap equal to an aggregate amount not to exceed 20% of Adjusted EBITDA in the applicable period (calculated before any amounts are added to Adjusted EBITDA under clause (b) thereof).
“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR” means with respect to any tenor, the per annum rate equal to the sum of (i) Term SOFR plus (ii) 0.10%; provided, that if Adjusted Term SOFR determined as provided above shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means BMO ~~Harris~~ Bank, N.A., in its capacity as Administrative Agent hereunder, and any successor in such capacity pursuant to Section 10.06.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, at any time, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreed Currencies” means Dollars and each Agreed Foreign Currency.
“Agreed Foreign Currency” means any of Euros, Pounds Sterling and Canadian Dollars.
“Agreed Foreign Currency Cap” is defined in Section 2.02.
“Agreement” means this Credit Agreement, as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms hereof.
“Anti-Corruption Law” means the FCPA and any law, rule or regulation of any jurisdiction concerning or relating to bribery or corruption that are applicable to any Loan Party or any Subsidiary or Affiliate.
“Applicable Margin” means, with respect to Loans, Reimbursement Obligations, L/C Participation Fees, and the commitment fees payable under Section 3.01(a), (i) from and after the Closing Date until the first Pricing Date, the rates per annum shown opposite Level I below, and thereafter from one Pricing Date to the next the Applicable Margin means the rates per annum determined in accordance with the following schedule:

Level	Total Leverage Ratio for Such Pricing Date	Applicable Margin for Base Rate Loans and Reimbursement Obligations shall be:	Applicable Margin for term benchmark loans, rfr loans, cbr loans and L/C Participation Fees Shall Be:	Applicable Margin for Commitment Fee Shall Be:
I	Less than 1.0 to 1.0	0.00%	1.00%	0.175%
II	Less than 2.0 to 1.0 but greater than or equal to 1.0 to 1.0	0.25%	1.25%	0.25%
III	Less than 3.0 to 1.0 but greater than or equal to 2.0 to 1.0	0.50%	1.50%	0.30%
IV	Greater than or equal to 3.0 to 1.0	0.75%	1.75%	0.35%

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Borrower ending on or after March 31, 2023 the date on which the Administrative Agent is in receipt of the Borrower’s most recent financial statements (and, in the case of the year-end financial statements, audit report) for the fiscal quarter then ended, pursuant to Section 8.05. The Applicable Margin shall be established based on the Total Leverage Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements by the date such financial statements (and, in the case of the year-end financial statements, audit report) are required to be delivered under Section 8.05, until such financial statements and (if applicable) audit report are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level IV shall apply). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin shall be determined on the date of delivery of such financial statements and remain in effect until the next Pricing Date. In all other circumstances, the Applicable Margin shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined.
“Application” is defined in Section 2.03(b).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.02(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.08(d).
“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Obligations” of the Loan Parties and their Restricted Subsidiaries means any and all of their obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Bank Products.
“Bank Products” means each and any of the following bank products and services provided to any Loan Party or any of their Restricted Subsidiaries by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, and (c) depository, cash management, and treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Administrative Agent’s prime rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50%, (c) Term SOFR for a one month interest period on such day (or if such day is not a Business Day, the most recent Business Day), plus 1.00% and (d) 1.00%. Any change in the Base Rate due to a change in the prime rate or the Federal Funds Rate will be effective from and including the effective date of such change in the prime rate or the Federal Funds Rate, respectively.
“Base Rate Loan” means a Loan bearing interest at a rate specified in Section 2.04(a).
“Benchmark” means, initially, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event or a Term CORRA Reelection Event has occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.08.

“Benchmark Replacement” means, either of the following to the extent selected by Administrative Agent in its discretion, with respect to any Benchmark Transition Event,
(a)    with respect to the replacement of Term SOFR, the sum of (i) Daily Simple SOFR plus (ii) 0.10%; or
(b)    the sum of: (i) the alternate benchmark rate that has been reasonably selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment~~.~~;
provided, that notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term CORRA Reelection Event, and the delivery of a Term CORRA Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” for Loans denominated in Canadian Dollars shall revert to and shall be deemed to be the Adjusted Term CORRA Rate.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); ~~or~~
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date~~.~~; or
(c)    in the case of a Term CORRA Reelection Event, the date that is thirty (30) days after the date a Term CORRA Notice (if any) is provided to the Lenders and the Borrower pursuant to Section 4.08(b).
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with

Section 4.08 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.08.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 CFR § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Borrower” is defined in the introductory paragraph of this Agreement.
“Borrowing” means the total of Loans of the same Type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Lenders under the Revolving Facility on a single date and, in the case of Term Benchmark Loans, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders under the Revolving Facility according to their Percentages of the Revolving Facility. A Borrowing is “advanced” on the day Lenders advance funds comprising such Borrowing to the Borrower, is “continued” on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is “converted” when such Borrowing is changed from one type of Loans to the other, all as determined pursuant to Section 2.06. Borrowings of Swing Loans are made by Swing Line Lenders in accordance with the procedures set forth in Section 2.07.
“Business Day” means any day (other than a Saturday or Sunday) on which banks are not authorized or required to close in Chicago, Illinois; provided that the term “Business Day” shall mean (i) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day, (ii) in relation to Loans denominated in euro and in relation to the calculation or computation of the EURIBO Rate, any day which is a TARGET2 Day and (iii) in relation to Term Benchmark Loans denominated in other Agreed Foreign Currencies and in relation to the calculation or computation of the applicable Relevant Rate, any day (other than a Saturday or a Sunday) on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency.
“Canadian Dollars” means freely transferable lawful money of Canada (expressed in Canadian dollars).
“Capital Expenditures” means, with respect to any Person for any period, the aggregate amount of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period for the acquisition of fixed or capital assets or additions to property, plant, or equipment (including replacements, capitalized repairs, and improvements) which in each case are or are required to be capitalized on the balance sheet of such Person in accordance with GAAP.
“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances subject to a first priority perfected security interest in favor of the Administrative Agent or, if the Administrative Agent and each applicable L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (c) commercial paper maturing within one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) deposit accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is fully insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $250,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, and (g) investments in money market funds that comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940.
“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.
“Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Agreed Foreign Currency determined after the Closing Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion in consultation with the Borrower and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment.
“Central Bank Rate Adjustment” means for any day, for any Loan denominated in (a) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value, or zero) of (i) the average of SONIA for the last five (5) RFR Business Days for which SONIA was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last Business Day in such period and (b) Euro, a rate equal to the difference (which may be a positive or negative value, or zero) of (i) the average of the Adjusted EURIBO Rate for the last five (5) Business Days for which the EURIBOR Screen Rate was available (excluding the highest level from such series of days and the lowest level from such series of days) minus (ii) the Central Bank Rate in respect of euro in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Foreign Currency for a maturity of one month; provided that if such rate shall be less than 0.00%, such rate shall be deemed to be 0.00%.
~~“CDOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars and for any Interest Period, the CDOR Screen Rate at approximately 10:00 a.m., Toronto time, on the first day of such Interest Period; provided that if the CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~
~~“CDOR Screen Rate” means, on any day for the relevant Interest Period, the annual rate of interest equal to the average rate applicable to Canadian Dollar Canadian bankers’ acceptances for the applicable period that appears on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time, as selected by the Administrative Agent in its reasonable discretion), rounded to the nearest 1/100th of 1% (with .005% being rounded up), as of 10:00 a.m. Toronto time on the Rate Determination Date with a term equivalent to such Interest Period.~~
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) any of the acquisition by any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (excluding any (i) employee benefit plan of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (ii) person or group that files a report on Schedule 13G unless and until such person or group is required to file a report on Schedule 13D and (iii) increase in stock ownership as a result of any repurchases or buybacks) at any time of beneficial ownership of 35% or more of the outstanding capital stock or other equity interests of Dynatrace, Inc. on a fully-diluted basis, other than acquisitions of such interests by the current directors, officers and employees of Holdings and its Subsidiaries, (b) Holdings shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of each class of equity interests of the Borrower and

(c) Dynatrace, Inc. shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of each class of equity interests of Holdings.
“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 7.02 shall be satisfied or waived in a manner acceptable to the Administrative Agent in its discretion.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator selected by the Administrative Agent in its reasonable discretion).
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.
“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents; provided that in no event shall the Excluded Property constitute Collateral.
“Collateral Account” is defined in Section 9.04.
“Collateral Documents” means the Security Agreement, and all other security agreements, pledge agreements, assignments, financing statements, and other documents as shall from time to time secure or relate to the Secured Obligations or any part thereof.
“Collateral Reinstatement Event” means the occurrence, at any time after the completion of any Collateral Release, of any two (2) of Moody’s, S&P or Fitch concurrently issuing a corporate family rating of Holdings and its Subsidiaries less than Baa3 or BBB-.
“Collateral Release” is defined in Section 10.12.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company Stock” means the common stock of the Borrower that constitutes Margin Stock.
“Conforming Changes” means with respect to either the use or administration of any Term Benchmark Loan or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the CORRA Administrator.
“CORRA Administrator” means the Bank of Canada (or any successor administrator).
“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” is defined in Section 13.24.
“Credit Event” means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.
“Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Loans and such Lender’s participation in L/C Obligations at such time.
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Daily Simple SONIA” means, for any RFR Loan denominated in Sterling, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (b) zero. Any change in Daily Simple SONIA due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which constitutes an Event of Default or any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.14(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any L/C Issuer or any Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, at any time after the Closing Date (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer, Swing Line Lender and each Lender.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate executed by a Responsible Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Disposition” means the sale, lease, conveyance or other disposition of Property, other than (a) the sale or lease of property in the ordinary course of business and (b) the sale, transfer, lease or other disposition of Property of a Loan Party to another Loan Party in the ordinary course of its business.
“Disqualified Institution” means (a) those banks, financial institutions, lenders and other investors identified to BMO by name in writing prior to October 10, 2022 or after October 10, 2022 so long as (i) if identified prior to the Closing Date, BMO has consented thereto (such consent not to be unreasonably withheld, conditioned or delayed) and (ii) if identified on or after the Closing Date, so long as no Event of Default has occurred and is continuing under this Agreement, the Administrative Agent has consented thereto (such consent not to be unreasonably withheld, conditioned or delayed), and in each case together with any Affiliates thereof (other than Affiliates that are bona fide debt funds) to the extent clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names or otherwise identified by name by the Borrower in writing and (b) those Persons who are the Borrower’s and its Subsidiaries’ competitors identified to BMO by name in writing from time to time prior to the Closing Date or identified to the Administrative Agent in writing from time to time on or after the Closing Date, and in each case together with any Affiliates thereof to the extent clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names or otherwise identified by name by the Borrower in writing (other than such Affiliates that are bona fide debt funds). With respect to any Disqualified Institution that is designated after the Closing Date, such designation shall not have retroactive effect.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in United States Dollars or any other currency other than Dollars, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Spot Rate (determined in respect of the most recent Revaluation Date) with respect to Dollars or such other such other currency at the time in effect.
“Domestic Subsidiary” means a Subsidiary that is not a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 13.02(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 13.02(b)(iii)). For the avoidance of doubt, any Disqualified Institution is subject to Section 13.02(f).
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with a violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in euro and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two (2) TARGET2 Days prior to the commencement of such Interest Period.
“EURIBOR Screen Rate” means, for any day and time, with respect to any Term Benchmark Borrowing denominated in euro and for any Interest Period, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of such rate) for euro for the relevant period displayed on page EURIBOR01 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters as published at approximately 11:00 a.m., Brussels time, two (2) TARGET2 Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Euro” and “€” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.
“Event of Default” means any event or condition identified as such in Section 9.01.
“Excluded Account” means a deposit or other account the balance of which consists exclusively of (and is identified when established as an account established solely for the purposes of) (a) withheld income Taxes and federal, state, local or foreign employment Taxes in such amounts as are required in the reasonable judgment of a Loan Party to be paid to the Internal Revenue Service or any other U.S., federal, state or local or foreign government agencies within the following month with respect to employees of such Loan Party, (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of any Loan Party, (c) amounts which are required to be pledged or otherwise provided as security pursuant to any requirement of any Governmental Authority or foreign pension requirement, (d) amounts to be used to fund payroll obligations (including, but not limited to, amounts payable to any employment contracts between any Loan Party and their respective employees), (e) escrow accounts, or fiduciary or trust accounts, (f) settlement accounts used for processing of fees owed to third party Persons and held at third-party custodians and (g) other deposit accounts maintained in the ordinary course of business containing cash amounts that do not exceed at any time $5,000,000 for any such account and $15,000,000 in the aggregate for all such accounts under this clause (h).
“Excluded Property” means (a) any fee-owned real property owned by any Loan Party that is not Material Real Property; (b) any leased real property (with no obligation to obtain landlord waivers, estoppels or collateral access letters); (c) motor vehicles, airplanes and other assets subject to a certificate of title law and letter of credit rights, (d) Margin Stock, including, without limitation, any Company Stock, and pledges and security interests prohibited by applicable law, rule or regulation or agreements with any Governmental Authority or which would require governmental (including regulatory) consent, approval, license or authorization to provide such security interest (with no requirement to obtain the consent of any Governmental Authority or third party), (e) any property securing purchase money indebtedness or Capitalized Lease Obligations if the granting of a Lien to any third party is prohibited by the agreement(s) setting forth the terms and conditions applicable to such Indebtedness but only if such Indebtedness and the Liens securing the same are permitted by Sections 8.07(b) and 8.8(d) of this Agreement, provided that if and when the prohibition which prevents the granting of a Lien in any such Property is removed, terminated or otherwise becomes unenforceable as a matter of law (including, without limitation, the termination of any such security interest resulting from the satisfaction of the Indebtedness secured thereby), and notwithstanding any previous release of Lien provided by the Administrative Agent requested in connection with respect to any such Indebtedness, the Excluded Property will no longer include such Property and the Administrative Agent will be deemed to have, and at all times to have had, a security interest in such property and the Collateral will be deemed to include, and at all times to have included, such Property without further action or notice by any Person; (f) any permit or license issued to any Loan Party as the permit holder or licensee thereof or any lease to which any Loan Party is lessee thereof, or any agreement or any property subject to such agreements in each case, only to the extent and for so long as the terms of such permit, license, or lease effectively (after giving effect to Sections 9-406 through 9-409, inclusive, of the Uniform Commercial Code in the applicable state (or any successor provision or provisions) or any other applicable law) prohibit the creation by such Loan Party of a security interest in such permit, license, or lease in favor of the Administrative Agent or would result in an effective invalidation, termination or breach of the terms of any such permit, license or lease (after giving effect to Sections 9-406 through 9-409, inclusive, of the Uniform Commercial Code in the applicable state (or any successor provision or provisions) or any other applicable law), in each case unless and until any required consents are obtained, provided that the Excluded Property will not include, and the Collateral shall include and the security interest granted in the Collateral shall attach to, (i) all proceeds, substitutions or replacements of any such excluded items referred to herein unless such proceeds, substitutions or replacements would constitute excluded items hereunder, (ii) all rights to payment due or to become due under any such excluded items referred to herein, and (iii) if and when the prohibition which prevents the granting of a security interest in any such Property is removed, terminated, or otherwise becomes unenforceable as a matter of law, the Administrative Agent will be deemed to have, and at all times to have had, a security interest in such property, and the Collateral will be deemed to include, and at all times to have included, such Property without further action or notice by any Person; (g) any property to the extent a security interest in such property would result in material adverse tax consequences or adverse regulatory consequences as determined by the Borrower, (h) equity interests of any Foreign Subsidiary or FSHCO; provided that Excluded Property shall not include, and the Collateral shall include, (x) non-voting equity interests of a Foreign Subsidiary or FSHCO owned by any Loan Party and (y) voting equity interests of a Foreign Subsidiary or FSHCO owned by any Loan Party representing not more than 65% of the total voting power of all outstanding voting equity interests of such Foreign Subsidiary or FSHCO, with equity interests of such Foreign Subsidiary or FSHCO constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) being treated as voting equity interests of such Foreign Subsidiary or FSHCO for purposes of this clause (h); (i) Excluded Accounts; (j) equity interests in (i) any Person to the extent a pledge of such other Person is not permitted by applicable law, regulation or the terms of such Person’s organizational or joint venture documents, (ii) any not-for-profit Subsidiary, (iii) any captive insurance Subsidiary, (iv) [reserved], (v) Unrestricted Subsidiary and (vi) any Person which is acquired after the date hereof to the extent and for so long as such equity interests are pledged in respect of Acquired Indebtedness and such pledge constitutes a Lien that is permitted by this Agreement; (k) any “intent-to-use” trademark application filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or any registration that may issue therefrom under applicable federal law; (l) [reserved]; and (m) those assets of any Loan Party as to which the Administrative Agent and the Borrower reasonably determine that the cost of obtaining a security interest in or perfection thereof outweigh the value and the practical benefits of the security to be afforded thereby.
“Excluded Subsidiary” means (a) any Domestic Subsidiary of the Borrower that is a regulated entity subject to net worth or net capital restrictions or similar capital and surplus restrictions, (b) any Foreign Subsidiary, (c) any FSHCO, (d) any Subsidiary owned directly or indirectly by a Foreign Subsidiary or FSHCO, (e) any Immaterial Subsidiary, (f) any Unrestricted Subsidiary, (g) any direct or indirect Subsidiary of the Borrower that is not a Wholly-owned Subsidiary, (h) a Subsidiary that is prohibited by applicable law from guaranteeing the Obligations, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (i) not-for-profit subsidiaries, (j) Subsidiaries that are special purpose entities, (k) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower, the cost or other consequences of guaranteeing the Obligations would be excessive in view of the benefits to be obtained by the Lenders therefrom, (l) captive insurance subsidiaries and (m) any Subsidiary to the extent that the Borrower has reasonably determined in good faith that a guarantee of the Obligations by any such Subsidiary would reasonably be expected to result in material adverse tax consequences to Holdings or any of its Subsidiaries and Affiliates.
“Excluded Subsidiary Limit” means, at any time, an amount equal to the greater of (i) $50,000,000 and (ii) 20% of Adjusted EBITDA as of the last day of the most recently ended Test Period in the aggregate.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity

Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or the Revolving Credit Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or the Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 2.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.01 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.01(g), and (d) any Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Senior Secured First Lien Credit Agreement, dated as of August 23, 2018, by and among the Borrower, Holdings, Jefferies Finance LLC, as agent, and the lenders party thereto from time to time.
“Existing L/C Issuer” means JPMorgan Chase Bank, N.A., in its role as issuer of the Existing Letter of Credit.
“Existing Letter of Credit” means that certain standby letter of credit, issued on September 23, 2019 by JPMorgan Chase Bank, N.A. in the face amount of $3,750,000 for the benefit of Unicredit Bank Austria AG, as amended or extended from time to time.
“FATCA” means Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any applicable intergovernmental agreement entered into in connection with the implementation of any of the forgoing, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.
“FCPA” means the Foreign Corrupt Practices Act, 15 U.S.C. §§78dd-1, et seq.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Financial Officer” of any Person means the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Fitch” means Fitch Ratings Inc.
“Flood Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means the rate per annum of interest equal to 0.00%, applicable for the avoidance of doubt, to the Base Rate, the Relevant Rate and the Central Bank Rate.
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Subsidiary” means each Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.
“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Percentage of outstanding Swing Loans made by the Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“FSHCO” means a Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) substantially all of whose assets consist of equity interests (or Indebtedness treated as equity interests for U.S. federal, state or local income tax purposes)of one or more Foreign Subsidiaries (held directly or through Subsidiaries) or other FSHCOs.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantors” means and includes Holdings and each Subsidiary of the Borrower other than the Excluded Subsidiaries, and Borrower, in its capacity as a guarantor of the Obligations of another Loan Party.
“Guaranty Agreements” means and includes the Guarantee of the Loan Parties provided for in Section 11, and any other guaranty agreement executed and delivered in order to guarantee the Obligations or any part thereof in form and substance reasonably acceptable to the Administrative Agent.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a)  asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Loan Party or its Subsidiaries shall be a Hedging Agreement.
“Hedging Liability” means the liability of any Loan Party to any of the Lenders, or any Affiliates of such Lenders in respect of any Hedging Agreement of the type permitted under Section 8.07(c) as such Loan Party may from time to time enter into with any one or more of the Lenders party to this Agreement or their Affiliates, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, or as to which such approval has been withdrawn.
“Immaterial Subsidiary” means, at any date, any Restricted Subsidiary that, (x) (a) does not, as of the end of the most recently ended Test Period, have assets with a fair market value in excess of 5.0% of the total assets of the Borrower and its Restricted Subsidiaries and (b) did not, for the most recently ended Test Period, have revenues exceeding 5.0% of the total revenues of the Borrower and its Restricted Subsidiaries on a consolidated basis and (y) when taken together with all other Immaterial Subsidiaries at such time (a) does not, as of the end of the most recently ended Test Period, have assets with a fair market value in excess of 10.0% of the total assets of the Borrower and its Restricted Subsidiaries and (b) did not, for the most recently ended Test Period, have revenues exceeding 10.0% of the total revenues of Borrower and its Restricted Subsidiaries on a consolidated basis (and Borrower will designate in writing to the Administrative Agent from time to time, but in any event no later than concurrently with the delivery of each compliance certificate, as necessary the Subsidiaries that will cease to be “Immaterial Subsidiaries” and be joined as Guarantors hereunder in order to comply with the foregoing limitations).
“Incremental Equivalent Debt” means Indebtedness consisting of notes or term loans (in each case issued in a public offering, Rule 144A or other private placement in lieu of the foregoing) that rank pari passu or junior in right of payment and that, in each case, if secured, will be secured by Liens on the Collateral on a pari passu basis or a junior priority basis with the Liens on Collateral securing the Obligations, or that are unsecured; and that are issued or made in lieu of a Incremental Facility; provided that (i) the aggregate principal amount of all Incremental Equivalent Debt at the time of issuance or incurrence shall not exceed the amount permitted to be incurred under Section 2.16(a) at such time, (ii) each of the conditions set forth in Section 2.16(c) and (d) with respect to Incremental Facilities shall be satisfied with respect to the incurrence of such Incremental Equivalent Debt, (iii) such Incremental Equivalent Debt shall not be subject to any Guarantee by any Person other than a Guarantor and, with respect to the Borrower, only be guaranteed by entities that are Guarantors of the Borrower’s Obligations, (iv) in the case of Incremental Equivalent Debt that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of any Person other than any asset constituting Collateral, (v) if such Incremental Equivalent Debt is secured, such Incremental Equivalent Debt shall be subject to a customary intercreditor agreement reasonably satisfactory to the Administrative Agent, (vi) such Incremental Equivalent Debt shall have a final scheduled maturity date no earlier than that of the Revolving Facility; provided, if such Incremental Equivalent Debt is junior in right of Collateral or payment to the Revolving Loans, it will not mature (and no scheduled payment, mandatory redemption or sinking fund or similar payments or obligations will be permitted (except customary asset sale, event of loss or change of control provisions and a customary acceleration right after an event of default)) prior to one hundred eighty (180) days of the then-scheduled maturity date of the Revolving Loans with the latest maturity date existing at the time of such incurrence, and (vii) except as otherwise expressly set forth herein, the other terms of such Incremental Equivalent Debt (excluding fees, original issue discount, interest rates, rate floors, spread adjustments, call premiums, and optional and mandatory prepayment and redemption terms) shall either (A) not be materially more restrictive (excluding fees, original issue discount, interest rates, rate floors, spread adjustments, call premiums, and optional and mandatory prepayment and redemption terms) than the terms under those in the Revolving Facility when taken as a whole and, in each case, as reasonably determined by the Borrower and the Administrative Agent (except for covenants or other provisions (x) applicable only to periods after the latest final maturity of the Revolving Facility or (y) as are incorporated into the Loan Documents for the benefit of all existing Lenders (which may be accomplished without further amendment voting requirements)) or (B) to the extent such terms are not contained in the Revolving Facility, reflect (as determined by the Borrower in good faith and the

Administrative Agent acting reasonably) market terms and conditions (taken as a whole) at the time of incurrence or effectiveness.
“Incremental Facilities” is defined in Section 2.16.
“Incremental Term Facilities” is defined in Section 2.16.
“Incremental Term Loans” is defined in Section 2.16.
“Indebtedness” means for any Person (without duplication) (a) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including the issuance of debt securities), (b) all indebtedness for the deferred purchase price of property or services (other than (i) trade accounts payable arising in the ordinary course of business and (ii) earn-outs and other contingent consideration in connection with Acquisitions), (c) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person on or with respect to letters of credit, bankers’ acceptances and other extensions of credit whether or not representing obligations for borrowed money, (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interest in such Person or any other Person or any warrant, right or option to acquire such equity interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (g) all net obligations (determined as of any time based on the termination value thereof) of such Person under any interest rate, foreign currency, and/or commodity swap, exchange, cap, collar, floor, forward, future or option agreement, or any other similar interest rate, currency or commodity hedging arrangement; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.
“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Intellectual Property Security Agreement” means each of (a) the Copyright Security Agreement, substantially in the form of Exhibit A-1 to the Security Agreement, dated as of the date of this Agreement, (b) the Patent Security Agreement, substantially in the form of Exhibit A-2 to the Security Agreement, dated as of the date of this Agreement and (c) the Trademark Security Agreement, substantially in the form of Exhibit A-3 to the Security Agreement, dated as of the date of this Agreement, in each case together with each other intellectual property security agreement or supplement executed and delivered pursuant to Section 12.03.
“Interest Expense” means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any Term Benchmark Loan, the last day of each Interest Period with respect to such Loan and on the Revolving Credit Termination Date and, if the applicable Interest Period is longer than three (3) three months, on each day occurring every three (3)

months after the commencement of such Interest Period, (b) with respect to any Base Rate Loan (other than Swing Loans), the last day of every calendar quarter and on the Revolving Credit Termination Date, (c) as to any Swing Loan, (i) bearing interest by reference to the Base Rate, the last day of every calendar month, and on the Revolving Credit Termination Date and (ii) bearing interest by reference to the Swing Line Lender’s Quoted Rate, the last day of the Interest Period with respect to such Swing Loan, and on the Revolving Credit Termination Date and (d) as to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan and the Revolving Credit Termination Date (or, if there is no such numerically corresponding day in such month, then the last day of such month).
“Interest Period” means the period commencing on the date a Borrowing of Term Benchmark Loans or Swing Loans (bearing interest at the Swing Line Lender’s Quoted Rate) is advanced, continued, or created by conversion and ending (a) in the case of Term Benchmark Loans (other than ~~CDOR~~Adjusted Term CORRA Rate Loans), on the numerically corresponding day in the calendar month that is one (1), three (3), or six (6) months thereafter as specified in the applicable borrowing request or interest election request, (b) in the case of ~~CDOR~~Adjusted Term CORRA Rate Loans, on the numerically corresponding day in the calendar month that is one (1~~), two (2~~) or three (3) months thereafter as specified in the applicable borrowing request or interest election request and (c) in the case of Swing Loans bearing interest at the Swing Line Lender’s Quoted Rate, on the date one (1) to five (5) Business Days thereafter as mutually agreed by the Borrower and the Swing Line Lender, provided, however, that:
(i)    no Interest Period shall extend beyond the final maturity date of the relevant Loans;
(ii)    whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Term Benchmark Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day;
(iii)    for purposes of determining an Interest Period for a Borrowing of Term Benchmark Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end; and
(iv)    no tenor that has been removed from this definition pursuant to Section 4.08 hereof shall be available for specification in such borrowing request or interest election request.
“IRS” means the United States Internal Revenue Service.
“L/C Issuer” means BMO ~~Harris~~ Bank N.A., in its capacity as the issuer of Letters of Credit hereunder, and such other Lender in such capacity (with such Lender’s consent) and approved by the Administrative Agent in its reasonable discretion, and with respect to the Existing Letter of Credit, the

Existing L/C Issuer, in each case together with its successors in such capacity as provided in Section 2.03(h).
“L/C Obligations” means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.
“L/C Participation Fee” is defined in Section 3.01(b).
“L/C Sublimit” means $45,000,000, as reduced or otherwise amended pursuant to the terms hereof.
“Legal Requirement” means any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.
“Lenders” means and includes BMO ~~Harris~~ Bank N.A. and the other Persons listed on Schedule 2.2 and any other Person that shall have become party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and, unless the context otherwise requires, the Swing Line Lender.
“Lending Office” is defined in Section 4.07.
“Letter of Credit” is defined in Section 2.03(a).
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Loan” means an extension of credit by a Lender to the Borrower under Section 2 in the form of a Revolving Loan, term loan pursuant to Section 2.16 or a Swing Line Loan.
“Loan Documents” means this Agreement, the Revolving Notes (if any), the Applications, the Collateral Documents and including any assumption agreement pursuant to which any Person becomes a party to, or otherwise obligated under, any of the foregoing, the Guaranty Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“Loan Party” means the Borrower and each of the Guarantors.
“Margin Stock” shall have the meaning ascribed to it in Regulation U.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property or financial condition of the Loan Parties and their Restricted Subsidiaries (taken as a whole), (b) a material impairment of the ability of the Loan Parties (taken as a whole) to perform their material obligations under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or the rights and remedies of the Administrative Agent and the Lenders thereunder.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties and its Subsidiaries in an aggregate principal amount exceeding $75,000,000. For purposes of determining

Material Indebtedness, the “obligations” of any Loan Party or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.
“Material Real Property” means any parcel of real property owned in fee simple by a Loan Party and located in the United States and which has a fair market value in excess of $10,000,000 (as established by a method for determining real property value customarily accepted in the market as approved by the Administrative Agent in its reasonable discretion); provided, however, the term “Material Real Property” shall not include any Excluded Property.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.
“MIRE Event” means, if there are any Mortgaged Properties at such time, any increase, extension or renewal of any of the Revolving Credit Commitments or Loans (including any Incremental Facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loan or (iii) the issuance, renewal or extension of Letters of Credit).
“Moody’s” means Moody’s Investors Service, Inc.
“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds to secure debt and mortgages in respect of Mortgaged Properties in the U.S. made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Borrower, the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.
“Mortgage Policies” has the meaning specified in Section 12.03.
“Mortgaged Properties” means the parcels of Material Real Property with respect to which a Mortgage is required pursuant to Section 12.03.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a member of the Controlled Group makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions or with respect to which any member of the Controlled Group is reasonably likely to have any liability.
“Net Income” means, with reference to any period, the net income (or net loss) of the Borrower and its Restricted Subsidiaries for such period computed on a consolidated basis in accordance with GAAP including any cash dividends or distributions received from Unrestricted Subsidiaries for that period to the extent permitted under the organizational documents of such Subsidiary and otherwise not in contravention of applicable law; provided that there shall be excluded from Net Income (a) the net income (or net loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of, or has merged into or consolidated with, the Borrower or another Restricted Subsidiary, (b) the net income (or net loss) of any Person (other than a Restricted Subsidiary) in which the Borrower or any of its Restricted Subsidiaries has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries during such period, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or requirement of law applicable to such Subsidiary, and (d) with respect to any Subsidiary that is not a Wholly-owned Restricted Subsidiary, an amount equal to such Subsidiary’s net income (or net loss) for such period multiplied by the percentage of equity interest in such Subsidiary that is not directly or indirectly owned by the Borrower.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.03 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Obligations” means all obligations of the Borrower to pay principal and interest on the Loans, all Reimbursement Obligations owing under the Applications and interest accruing after the filing of any petition in bankruptcy, all fees and charges payable hereunder, and all other payment obligations of the Borrower or any other Loan Party arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.
“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.
“OFAC Event” is defined in Section 8.15.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13).
“Participant” is defined in clause (d) of Section 13.02.
“Participant Register” is defined in clause (d) of Section 13.02.
“Participating Interest” is defined in Section 2.03(e).
“Participating Lender” is defined in Section 2.03(e).
“Participating Member State” means each state so described in any EMU Legislation.
“PBGC” means the Pension Benefit Guaranty Corporation or any Person succeeding to similar functions under ERISA.

“Percentage” means, for each Lender, the percentage of the total Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated or expired, the percentage of the total Revolving Credit Exposure then outstanding held by such Lender.
“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.
“Perfection Certificate” means that certain Perfection Certificate dated as of the Closing Date from the Borrower to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.
“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:
(a)    such Acquisition shall be structured as (1) an asset Acquisition of all or substantially all of the assets of the applicable target (or all or substantially all of a line or lines of business of such target), (2) a merger of the applicable target into the Borrower or a Restricted Subsidiary of the Borrower as the survivor, or (3) a purchase of all or substantially all of the equity interests of the applicable target; provided that, the purchase price (other than “earn-out” and other future payment obligations not in excess of 30% of the total acquisition consideration paid for such Acquisition) paid for the Acquisition of targets that are not or will not become Guarantors and of assets that are not Collateral or will not become Collateral shall not exceed the greater of (x) $300,000,000 and (y) 100% of Adjusted EBITDA as of the last day of the most recently ended Test Period in the aggregate, unless such target shall become a Guarantor and/or pledge its assets as Collateral, as applicable, within the time periods required specified in paragraph (g) below or such target is an Excluded Subsidiary pursuant to the criteria set forth in clauses (h), (k) or (m) of the definition thereof;
(b)    such Acquisition shall not be a Hostile Acquisition, will be consummated in accordance with the terms of the agreements related thereto and will be of a target whose line or lines of business are in, or complementary, related or ancillary to, the lines of business of the Loan Parties;
(c)    no Event of Default shall exist immediately prior to or immediately after giving effect thereto;
(d)    on a Pro Forma Basis, the Borrower shall be in compliance with the financial covenant set forth in Section 8.24;
(e)    for any Acquisition with Total Consideration in excess of $150,000,000, the Borrower shall provide the Administrative Agent with ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior written notice of the acquisition and shall provide the Administrative Agent with draft acquisition documents together (x) any historical financial statements for the past three fiscal years of the target (or if the target has been in existence for less than three years, such lesser amount of time) and (y) in each case to the extent available, a pro forma balance sheet, pro forma financial projections, sources and uses, and a quality of earnings or similar report from a nationally recognized accounting firm (or another third party firm reasonably acceptable to the Administrative Agent);
(f)    in advance of the acquisition, the Borrower shall provide a certificate (i) certifying that all of the requirements for a Permitted Acquisition will be satisfied on or prior to closing of such Acquisition and (ii) the Borrower is in compliance on a Pro Forma Basis with the covenants set forth in Section 8.24, together with reasonably detailed calculations thereof; and
(g)    the Borrower shall have complied with or made arrangements to comply with the requirements of Section 8.18 in connection therewith.
“Permitted Intercompany Transfers” means intercompany transfers consisting of (i) loans, advances and investments made by the Loan Parties to Excluded Subsidiaries to finance expenditures in the ordinary course of business, (ii) any other loans, advances and investments made by the Loan Parties to Excluded Subsidiaries and (iii) sales, transfers, leases and other Dispositions of assets by the Loan Parties to Excluded Subsidiaries; provided, that (a) the aggregate amount of clause (ii) and any other non-cash consideration paid by Excluded Subsidiaries to the Loan Parties for sales, transfers, leases and other Dispositions set forth in clause (iii) above shall not, at any time the same is to be determined, exceed the Excluded Subsidiary Limit for the most recent Test Period ending immediately prior to such date of determination and (b) contracts, agreements and business arrangements between a Loan Party and an Excluded Subsidiary permitted pursuant to Section 8.16 hereof shall not be deemed an intercompany transfer.
“Person” means any natural Person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan as defined in Section 3(2) of ERISA (excluding a Multiemployer Plan) that is covered by Title IV of ERISA or that is subject to the minimum funding standards under Section 412 of the Code that is maintained, or within the preceding five years, has been maintained by a member of the Controlled Group for employees of a member of the Controlled Group or with respect to which any member of the Controlled Group is reasonably likely to have any liability.
“Platform” is defined in Section 13.01.
“Pounds Sterling” and “£” means freely transferable lawful money of the United Kingdom (expressed in Pounds Sterling).
“Premises” means the real property owned or leased by any Loan Party or any Subsidiary of a Loan Party.
“Pro Forma Effect” or “Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, that all Pro Forma Events (including, to the extent applicable, the transactions contemplated by this Agreement), restructuring or other cost saving actions and synergies shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant and all definitions (including Adjusted EBITDA) used for purposes of any financial covenant or test hereunder shall be determined subject to pro forma adjustments which are attributable to such event or events, which may include, in all cases subject to the application of the Adjusted EBITDA Cap, as applicable, the amount of run rate cost savings, operating expense reductions and cost synergies projected by the Borrower in good faith to result from or relating to any Pro Forma Event (including the transactions contemplated by this Agreement) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and cost synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are reasonably expected or projected to be taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower and certified by a Responsible Officer of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period and “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are reasonably expected or projected to be taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements) net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included (without duplication of any amounts that are otherwise added back in computing Adjusted EBITDA or any other components thereof) in the initial pro forma calculations of such financial ratios or tests and during any subsequent period in which the effects thereof are expected to be realized) relating to such Pro Forma Event; provided that such amounts are either (A) are factually supportable and projected by the Borrower in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Borrower) within 18 months after such Pro Forma Event occurs, (B) are determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Exchange Act and as interpreted by the staff of the Securities And Exchange Commission (or any successor agency), or (C) are recommended (in reasonable detail) by any due diligence quality of earnings report conducted by financial advisors (which financial advisors are (i) nationally recognized or (ii) reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable)) and retained by the Borrower. The Borrower may in good faith estimate GAAP results if the financial statements with respect to a Permitted Acquisition, or any other permitted investment are not maintained in accordance with GAAP, and the Borrower may make such further adjustments as reasonably necessary in connection with consolidation of such financial statements with those of the Loan Parties. Notwithstanding anything herein or in any other Loan Document to the contrary, when calculating any ratios or tests for purposes of the incurrence of Incremental Loans, Incremental Equivalent Debt, Indebtedness under Section 8.07(t) or any other financial or leverage ratio-based incurrence Indebtedness, the cash and Cash Equivalents that are proceeds from the incurrence of any such Indebtedness shall be excluded from the pro forma calculation of any applicable ratio or test (unless used to repay other Indebtedness).
“Pro Forma Event” means, (a) the transactions contemplated by this Agreement, (b) any Incremental Facilities incurred pursuant to Section 2.16 and, (c) any Permitted Acquisition or similar investment that is otherwise permitted by this Agreement, (d) any Disposition, (e) any disposition of all or substantially all of the assets or all the equity interests of any Restricted Subsidiary of the Borrower (or any business unit, line of business or division of Holdings or any of the Restricted Subsidiaries of the Borrower for which financial statements are available) not prohibited by this Agreement, (g) any designation of a Subsidiary as an Unrestricted Subsidiary or a re-designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (h) discontinued divisions or lines of business or operations or (i) any other similar events occurring or transactions consummated during the period (including (x) any Indebtedness incurred, repaid or assumed in connection with such Permitted Acquisition, investment permitted hereunder or Disposition and (y) any restructuring, operating expense reduction, cost savings and similar initiatives reasonably elected to be taken).
“Property” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” shall mean any costs, fees and expenses associated with, in anticipation of, or in preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs, fees and expenses relating to compliance with the provisions of the Securities Act and the Exchange Act (as applicable to companies with equity or debt securities held by the public), the rules of national securities exchanges for companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursements, other charges relating to investor relations, shareholder meetings and reports to shareholders and debtholders, directors’ and officers’ insurance and legal and other professional fees and listing fees.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” is defined in Section 13.24.
“Qualified Appraisal” means, with respect to each real property, an appraisal of such real property conducted in a manner and with such scope and using such methods as are acceptable to the Administrative Agent by an independent appraiser selected by the Administrative Agent, the results of which are acceptable to the Administrative Agent in all respects.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.
“Register” is defined in clause (c) of Section 13.02.
“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Reimbursement Obligation” is defined in Section 2.03(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto~~.~~, (ii) with respect to a Benchmark

Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto.
“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, Adjusted Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in euro, the Adjusted EURIBO Rate, (c) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the ~~CDOR~~Adjusted Term CORRA Rate or (d) with respect to any RFR Loan denominated in Pound Sterling, Daily Simple SONIA, as applicable.
“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in euro, the EURIBOR Screen Rate and (c) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, ~~the CDOR Screen Rate~~Term CORRA.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. To the extent provided in the last paragraph of Section 13.03, the Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Rescindable Amount” is defined in Section 5.01.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of any person means any executive officer or Financial Officer of such Person and any other officer, general partner or managing member or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement whose signature and incumbency shall have been certified to the Administrative Agent on or after the Closing Date pursuant to an incumbency certificate of the type contemplated by Section 7.02.
“Restricted Subsidiary” means any Subsidiary that is not an Unrestricted Subsidiary.
“Revolving Credit Commitment” means, as to any Lender, the obligation of such Lender to make Revolving Loans, Swing Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.2 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 2.16 hereof). The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $400,000,000 as of the Closing Date.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and Swing Loans and such Lender’s participation in L/C Obligations at such time.

“Revolving Credit Termination Date” means December 2, 2027 or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.12, 9.02 or 9.03; provided, however that the Borrower may, no more than two (2) times prior to the Revolving Credit Termination Date, by delivering written notice (an “Extension Request”) to the Administrative Agent no earlier than the second anniversary of the Closing Date and not later than (x) in the case of the first Extension Request, one hundred twenty (120) days prior to the initial Revolving Credit Termination Date and (y) in the case of the second Extension Request, one hundred twenty (120) days prior to the then current Revolving Credit Termination Date, request that each Lender extend such Lender’s Revolving Credit Termination Date for an additional one-year period from the then current Revolving Credit Termination Date, and the Revolving Credit Termination Date shall be extended so long as (a) no Event of Default exists before or after giving effect to such extension of the Revolving Credit Termination Date and (b) each of the Lenders has provided its written consent.
“Revolving Facility” means the credit facility for making Revolving Loans and issuing Letters of Credit described in Sections 2.02 and 2.03.
“Revolving Loan” is defined in Section 2.02.
“Revolving Note” is defined in Section 2.11.
“RFR” means, for any RFR Loan denominated in Pounds Sterling, SONIA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.
“RFR Interest Day” has the meaning specified in the definition of “Daily Simple SONIA”.
“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple SONIA.
“Sales and Use Taxes” means state and local non-income sales and use, business and operation, and other similar taxes of the Loan Parties not yet paid by the Loan Parties and their Subsidiaries.
“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business.
“Sanctions Programs” means (a) the Bank Secrecy Act, anti-money laundering laws (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act)), all economic and trade sanction programs administered by OFAC, any and all similar United States federal laws, regulations or Executive Orders (whether administered by OFAC or otherwise), and any similar laws, regulations or orders adopted by any State within the United States and (b) all economic or financial sanctions or trade embargoes administered by (i) the United Nations Security Council, (ii) the European Union and (iii) Her Majesty’s Treasury of the United Kingdom.
“Secured Obligations” means the Obligations, Hedging Liability, and Bank Product Obligations, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired (including all interest, costs, fees, and charges after the entry of an order for relief against any Loan Party in a case under the United States Bankruptcy

Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against such Loan Party in any such proceeding); provided, however, that, with respect to any Guarantor, Secured Obligations Guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.
“Secured Parties” means (a) Administrative Agent, (b) each Lender (including the Swing Line Lender), (c) the L/C Issuer, (d) each Affiliate of a Lender to which any Loan Party is obligated in respect of Hedging Liability and/or Bank Product Obligations, and (e) each Related Party entitled to indemnification under Section 13.04.
“Security Agreement” means that certain Security Agreement dated as of the Closing Date among the Loan Parties and the Administrative Agent, as the same may be amended, modified, supplemented, reaffirmed or restated from time to time.
“Significant Subsidiary” means, at any time the same is determined, any Subsidiary of the Borrower (i) constituting five percent (5%) or more of total assets of the Borrower and its Restricted Subsidiaries on a consolidated basis or (ii) whose Adjusted EBITDA for the applicable Test Period then ended constitutes five percent (5%) or more of Adjusted EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Test Period.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Specified Representations” means the representations and warranties set forth in Sections 6.01, 6.03, 6.04, 6.15, 6.17(b), 6.18, 6.21 and 6.24.
“Specified Transactions” is defined in Section 1.07.
“Spot Rate” means for a currency means the rate determined by the Administrative Agent, Swing Line Lender or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent, Swing Line Lender or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent, Swing Line Lender or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and

provided further that (a) the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Agreed Foreign Currency and (b) the Swing Line Lender may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Swing Loan denominated in an Agreed Foreign Currency.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans.  Such reserve percentage shall include those imposed pursuant to Regulation D of the FRB.  Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the FRB or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage, and the Administrative Agent shall notify the Borrower promptly of any such adjustment.
“Subordinated Debt” means Indebtedness which is subordinated in right of payment to the prior payment of the Secured Obligations pursuant to subordination provisions approved in writing by the Administrative Agent and is otherwise pursuant to documentation that is, which is in an amount that is, and which contains interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies and other material terms that are in form and substance, in each case reasonably satisfactory to the Administrative Agent.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Borrower or of any of its direct or indirect Subsidiaries.
“Supported QFC” is defined in Section 13.24.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Line” means the credit facility for making one or more Swing Loans described in Section 2.07.
“Swing Line Lender” means BMO ~~Harris~~ Bank N.A., acting in its capacity as the Lender of Swing Loans hereunder, or any successor Lender acting in such capacity appointed pursuant to Section 11.10.
“Swing Line Lender’s Quoted Rate” is defined in Section 2.07(c).
“Swing Line Sublimit” means $30,000,000, as reduced pursuant to the terms hereof.
“Swing Loan” and “Swing Loans” each is defined in Section 2.07.
“Swing Note” is defined in Section 2.11(d).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined (such determination to be consistent with such determination generally under other syndicated credit facilities for which BMO acts as administrative agent) by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.
“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark”, when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to Adjusted Term SOFR, the Adjusted EURIBO Rate or the ~~CDOR~~Adjusted Term CORRA Rate, as applicable.
“Term Benchmark Borrowing” means, as to any Borrowing, the Term Benchmark Loans comprising such Borrowing.
“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto, Ontario time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA

Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Notice” means a notification by the Administrative Agent to the Lenders and the Borrower in consultation with the Borrower of the occurrence of a Term CORRA Reelection Event.
“Term CORRA Reelection Event” means the determination by the Administrative Agent in consultation with the Borrower that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, (b) the administration of Term CORRA is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event, has previously occurred resulting in a Benchmark Replacement in accordance with Section 4.08(a) that is not Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Term SOFR” means, for any Interest Period, the forward-looking term rate based on SOFR for the applicable interest period as published by the CME Term SOFR Administrator two (2) U.S. Government Securities Business Days prior to the first day of such interest period. SOFR is defined as the rate equal to the secured overnight financing rate published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the Federal Reserve Bank of New York’s website.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the per annum forward-looking term rate based on SOFR.
“Test Period” means, as of any date of determination, the period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) most recently ended on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 8.05(a) or Section 8.05(b).
“Total Consideration” means, with respect to an Acquisition, the sum (but without duplication) of (a) the cash paid or payable in connection with any Acquisition, whether paid at or prior to or after the closing thereof, (b) indebtedness payable to the seller in connection with such Acquisition, including all “earn-out” and other future payment obligations subject to the occurrence of any contingency (provided, that, in the case of any future payment subject to a contingency, such shall be considered part of the Total Consideration to the extent of the reserve, if any, required under GAAP to be established in respect thereof by any Loan Party or any Subsidiary of a Loan Party), (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition (other than issuances of equity securities to employees of the Acquired Business), (d) the present value of future payments which are required to be made over a period of time and are not contingent upon any Loan Party or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Base Rate), but only to the extent not included in clause (a), (b) or (c) above, and (e) the amount of indebtedness assumed in connection with such Acquisition.

“Total Credit Exposure” means, as to any Lender at any time, the unused Revolving Credit Commitments and Credit Exposure of such Lender at such time.
“Total Funded Debt” means, as of any date of determination, without duplication, for Holdings, the Borrower and the Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money and outstanding principal amount of all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money indebtedness and the capitalized amount of any capital lease that would appear on the balance sheet of such person in accordance with GAAP, (c) all obligations arising under letters of credit (including standby and commercial), (d) earn-outs, holdbacks and other contingent acquisition consideration (but only at such time such obligation is due and required to be paid and such obligation remains unpaid (except to the extent being contested in Borrower’s good faith) and excluding trade payables entered into the ordinary course of business), (e) all guarantees with respect to outstanding indebtedness of the types specified in clauses (a) through (d) above of Persons other than Holdings, the Borrower or any Restricted Subsidiary and (f) all indebtedness of the types referred to in clauses (a) through (e) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Holdings, the Borrower or a Restricted Subsidiary is a general partner or joint venture, except for any portion of such indebtedness that is expressly made non-recourse to Holdings, the Borrower or such Restricted Subsidiary. Notwithstanding the foregoing, in no event shall the following constitute “Total Funded Debt”: (i) obligations under any derivative transaction or other swap contract, (ii) undrawn letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar documents and (iii) intercompany loans and advances.
“Total Leverage Ratio” means, as of any date the same is determined, the ratio of (i) the difference between Total Funded Debt of the Borrower and its Restricted Subsidiaries as of such date of determination, minus Unrestricted Cash and Cash Equivalents at such date of determination, to (ii) Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period prior to such date of determination.
“Type” means, with respect to any Loan, its character as a Base Rate Loan, RFR Loan or a Term Benchmark Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Unfinanced Capital Expenditures” means, with respect to any period, the aggregate amount of Capital Expenditures made by the Borrower and its Restricted Subsidiaries during such period to the extent permitted by this Agreement and not financed with proceeds of Indebtedness; provided that any Capital Expenditures financed under the Revolving Facility shall be considered Unfinanced Capital Expenditures.

“Unfunded Vested Liabilities” means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, unrestricted domestic cash and Cash Equivalents (determined in accordance with GAAP) of the Borrower and its Restricted Subsidiaries in an amount not to exceed the greater of (x) $250,000,000 and (y) 100% of Adjusted EBITDA for the most recently ended Test Period.
“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 8.23 subsequent to the Closing Date. As of the Closing Date there are no Unrestricted Subsidiaries.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” is defined in Section 13.24.
“U.S. Tax Compliance Certificate” is defined in subsection (f) of Section 4.01.
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Welfare Plan” means a “welfare plan” as defined in Section 3(1) of ERISA.
“Wholly-owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Borrower and/or one or more Wholly-owned Subsidiaries within the meaning of this definition.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is not exclusive. The word “year” shall refer (i) in the case of a leap year, to a year of three hundred sixty-six (366) days, and (ii) otherwise, to a year of three hundred sixty-five (365) days. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (g) the words “renew”, “renewal” and variations thereof as used herein with respect to a Letter of Credit means to extend the term of such Letter of Credit or to reinstate an amount drawn under such Letter of Credit or both. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement. The Borrower covenants and agrees with the Lenders that whether or not the Borrower may at any time adopt Accounting Standards Codification 825 or account for assets and liabilities acquired in an acquisition on a fair value basis pursuant to Accounting Standards Codification 805, all determinations of compliance with the terms and conditions of this Agreement shall be made on the basis that the Borrower has not adopted Accounting Standards Codification 825 or Accounting Standards Codification 805.
Section 1.03    Change in Accounting Principles. If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 6.05 and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Borrower or the Required Lenders may by notice to the Lenders and the Borrower, respectively, require that the Lenders and the Borrower negotiate in good faith to amend such covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Borrower and its Subsidiaries shall be the same as if such change had not been made. No delay by the Borrower or the Required Lenders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such covenant, standard, or term is amended in accordance with this Section, financial covenants shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. All obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capitalized Lease Obligations in the financial statements. Without limiting the generality of the foregoing, the Borrower shall neither be deemed to be in compliance with any financial covenant hereunder nor out of compliance with any financial covenant hereunder if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.
Section 1.04    Times of Day. All references to time of day herein are references to Chicago, Illinois, time unless otherwise specifically provided.
Section 1.05    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its capital stock or other equity interests at such time.
Section 1.06    Interest Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, except to the extent such error or calculation resulted from the Administrative Agent’s gross negligence, bad faith, or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction.
Section 1.07    Pro Forma and Other Calculations.
(a)Notwithstanding anything to the contrary herein, the Total Leverage Ratio and Adjusted EBITDA shall be calculated in the manner prescribed by this Section 1.07.
(b)For purposes of calculating the Total Leverage Ratio and Adjusted EBITDA, Specified Transactions that have been completed by Borrower or any of its Restricted Subsidiaries during the applicable Test Period prior to such calculation or subsequent to the end of such Test Period, and prior to or simultaneously with the event with respect to which the calculation of any such ratio is being made, shall be calculated on a Pro Forma Basis assuming that all such Specified Transactions had occurred on the first day of the applicable Test Period. If since the beginning of any such Test Period any person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Borrower or any other Restricted Subsidiary since the beginning of such Test Period shall have completed any Specified Transaction that would have required adjustment pursuant to this Section 1.07, then the Total Leverage Ratio shall be calculated giving Pro Forma Effect thereto for such period as if such Specified Transaction occurred at the beginning of the applicable Test Period. For purpose of this Section 1.07, “Specified Transaction” shall mean any acquisition or other investment, Disposition or other specified transaction (including, for the avoidance of doubt, acquisitions occurring prior to the Closing Date), restructurings, cost savings initiatives and other similar initiatives.
(c)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio (including Section 8.24 hereof or any Total Leverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to any substantially concurrent utilization of the Incurrence-Based Amounts.
(d)For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any leverage ratio or the amount of Adjusted EBITDA), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs (or at such other time elected by Borrower in accordance with Section 1.07(e) below), as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs (or at such time elected by Borrower in accordance with Section 1.07(e) below), as the case may be.
(e)Notwithstanding anything in this Agreement or any other Loan Document to the contrary, to the extent that this Agreement or any other Loan Document requires (i) compliance with any financial ratio or test (including the financial maintenance covenant set forth in Section 8.24), (ii) accuracy of representations and warranties (other than Specified Representations), (iii) the absence of a Default or Event of Default (or any type of Default or Event of Default) or (iv) testing availability under baskets set forth herein, in each case, as a condition to the consummation of any Limited Condition Acquisition, the determination of whether the relevant condition is satisfied may be made, at the election of Borrower (such election, an “LCT Election”) on (x) the date on which the definitive agreements for such Limited Condition Acquisition are entered into and effective or (y) the date on which such Limited Condition Acquisition is consummated (the “LCT Test Date”), after giving effect to the Limited Condition Acquisition and any related Indebtedness and Liens on a Pro Forma Basis; provided, for the avoidance of doubt, that in addition to the foregoing, no Event of Default under Section 9.01(a), (j) or (k) hereof shall have occurred and be continuing at the time of consummation of such Limited Condition Acquisition. If the Borrower has made an LCT Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated or (ii) the date that the definitive agreement for (or in the case of an Limited Condition Acquisition that involves some other manner of establishing a binding obligation under local law, such other binding obligations to consummate) such Limited Condition Acquisition is terminated or expires, in each case without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
(f)It is understood and agreed that with respect to incurrence of any Indebtedness, grant of any Lien, making of any investment or Restricted Payment, or prepayment, redemption, purchase, defeasement or satisfaction of any Subordinated Debt (each, a “Covenant Transaction”), any such Covenant Transaction need not be permitted solely by reference to one category of Covenant Transaction under Sections 8.07, 8.08, 8.09, 8.12 and 8.22, respectively, but may instead be permitted in part under any combination thereof.
Section 1.08    Currency Equivalents Generally.
(a)The Administrative Agent, Swing Line Lender or the L/C Issuer, as applicable, shall determine in good faith the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Agreed Foreign Currencies (and shall promptly notify the Borrower of such determination). Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined in good faith by the Administrative Agent or the L/C Issuer, as applicable; provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will not be deemed to have been exceeded solely as a result of such fluctuations in currency exchange rates.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Term Benchmark Loan, RFR Loan or Letter of Credit is denominated in an Agreed Foreign Currency, such amount shall be the relevant Dollar Equivalent of such Dollar amount (rounded to the nearest unit of such Agreed Foreign Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent, Swing Line Lender or the L/C Issuer, as the case may be.
(c)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the establishment of the rates in the definition of “Relevant Rate” or with respect to any comparable or successor rate thereto, except to the extent the Administrative Agent acts with gross negligence, bad faith, or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction.
Section 1.09    Change of Currency.
(a)Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify, in consultation with the Borrower, to be appropriate to reflect (i) the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro and (ii) any change in currency of another country and any relevant market conventions or practices relating to the change in currency; provided, in each case, the Administrative Agent shall have generally implemented such changes of construction (with respect to the applicable currency) in other credit facilities under similar circumstances.
ARTICLE II The Revolving Facility.
Section 2.01    Intentionally Omitted
Section 2.02    Revolving Facility. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively for all the Lenders the “Revolving Loans”) in U.S. Dollars or other Agreed Foreign Currency to the Borrower from time to time on a revolving basis up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date; provided, that the aggregate amount of Revolving Loans (when taken together with Swing Loans and Letters of Credit), made in Agreed Foreign Currencies shall not exceed $100,000,000 outstanding at any time (the “Agreed Foreign Currency Cap”). The sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time (determined on a Dollar Equivalent basis). Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As provided in Section 2.06(a), the Borrower may elect that each Borrowing of Revolving Loans be either Base Rate Loans, Term Benchmark Loans or RFR Loans, as further provided herein. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.
Section 2.03    Letters of Credit.
(a)General Terms. Subject to the terms and conditions hereof, as part of the Revolving Facility, the L/C Issuer shall issue standby letters of credit (each, together with the Existing Letter of Credit, a “Letter of Credit”) for the account of the Borrower or for the account of the Borrower and one or more of its Subsidiaries in an aggregate undrawn face amount up to the L/C Sublimit. Each Letter of Credit shall be issued by the L/C Issuer, but each Lender shall be obligated to reimburse the L/C Issuer for such Lender’s Percentage of the amount of each drawing thereunder and, accordingly, Letters of Credit shall constitute usage of the Revolving Credit Commitment of each Lender pro rata in an amount equal to its Percentage of the L/C Obligations then outstanding. The Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(b)Applications. At any time before the Revolving Credit Termination Date, the L/C Issuer shall, at the request of the Borrower, issue one or more Letters of Credit in U.S. Dollars, in a form reasonably satisfactory to the L/C Issuer, with expiration dates no later than the earlier of twelve (12) months from the date of issuance (or which are cancelable not later than twelve (12) months from the date of issuance and each renewal) or thirty (30) days prior to the Revolving Credit Termination Date, in an aggregate face amount as set forth above, upon the receipt of an application duly executed by the Borrower and, if such Letter of Credit is for the account of one of its Subsidiaries, such Subsidiary for the relevant Letter of Credit in the form then customarily prescribed by the L/C Issuer for the Letter of Credit requested (each an “Application”). The Borrower agrees that if on the Revolving Credit Termination Date any Letters of Credit remain outstanding the Borrower shall then deliver to the Administrative Agent, without notice or demand, Cash Collateral in an amount equal to 103% of the aggregate amount of each Letter of Credit then outstanding (which shall be held by the Administrative Agent pursuant to the terms of Section 9.04). Notwithstanding anything contained in any Application to the contrary: (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 3.01, (ii) except as otherwise provided herein or in Sections 2.09, 2.14 or 2.15, unless an Event of Default exists, the L/C Issuer will not call for the funding by the Borrower of any amount under a Letter of Credit before being presented with a drawing thereunder, and (iii) if the L/C Issuer is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, except as otherwise provided for in Section 2.06(c), the Borrower’s obligation to reimburse the L/C Issuer for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed). If the L/C Issuer issues any Letter of Credit with an expiration date that is automatically extended unless the L/C Issuer gives notice that the expiration date will not so extend beyond its then scheduled expiration date, unless the Administrative Agent or the Required Lenders instruct the L/C Issuer otherwise, the L/C Issuer will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date: (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) an Event of Default exists and either the Administrative Agent or the Required Lenders (with notice to the Administrative Agent) have given the L/C Issuer instructions not to so permit the extension of the expiration date of such Letter of Credit. The L/C Issuer agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of Section 7 and the other terms of this Section.
(c)The Reimbursement Obligations. Subject to Section 2.03(b), the obligation of the Borrower to reimburse the L/C Issuer for all drawings under a Letter of Credit (a “Reimbursement Obligation”) shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 Noon on the date when each drawing is to be paid if the Borrower has been informed of such drawing by the L/C Issuer on or before 11:00 a.m. on the date when such drawing is to be paid or, if notice of such drawing is given to the Borrower after 11:00 a.m. on the date when such drawing is to be paid, by no later than 12:00 Noon on the following Business Day, in immediately available funds at the Administrative Agent’s principal office in Chicago, Illinois, or such other office as the Administrative Agent may designate in writing to the Borrower (who shall thereafter cause to be distributed to the L/C Issuer such amount(s) in like funds). If the Borrower does not make any such reimbursement payment on the date due and the Participating Lenders fund their participations therein in the manner set forth in Section 2.03(e) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 2.03(e) below.

(d)Obligations Absolute. The Borrower’s obligation to reimburse L/C Obligations shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the relevant Application under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, or the L/C Issuer shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and each other Loan Party to the extent permitted by applicable law) suffered by the Borrower or any Loan Party that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as determined by a court of competent jurisdiction by final and nonappealable judgment), the L/C Issuer shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the L/C Issuer may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(e)The Participating Interests. Each Lender (other than the Lender acting as L/C Issuer in issuing the relevant Letter of Credit), by its acceptance hereof, severally agrees to purchase from the L/C Issuer, and the L/C Issuer hereby agrees to sell to each such Lender (a “Participating Lender”), an undivided percentage participating interest (a “Participating Interest”), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, the L/C Issuer. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is to be paid, as set forth in Section 2.03(c) above, or if the L/C Issuer is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Lender shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the L/C Issuer (with a copy to the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m., or not later than 1:00 p.m. the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the L/C Issuer an amount equal to such Participating Lender’s Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the L/C Issuer to the date of such payment by such Participating Lender at a rate per annum equal to: (i) from the date the related payment was made by the L/C Issuer to the date two (2) Business Days after payment by such Participating Lender is due hereunder, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Lender to the date such payment is made by such Participating Lender, the Base Rate in effect for each such day. Each such Participating Lender shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the L/C Issuer retaining its Percentage thereof as a Lender hereunder. The several obligations of the Participating Lenders to the L/C Issuer under this Section shall be absolute, irrevocable, and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Lender may have or have had against the Borrower, the L/C Issuer, the Administrative Agent, any Lender or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or by any reduction or termination of any Revolving Credit Commitment of any Lender, and each payment by a Participating Lender under this Section shall be made without any offset, abatement, withholding or reduction whatsoever.
(f)Indemnification. The Participating Lenders shall, to the extent of their respective Percentages, indemnify the L/C Issuer (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment) that the L/C Issuer may suffer or incur in connection with any Letter of Credit issued by it. The obligations of the Participating Lenders under this subsection (f) and all other parts of this Section shall survive termination of this Agreement and of all Applications, Letters of Credit, and all drafts and other documents presented in connection with drawings thereunder.
(g)Manner of Requesting a Letter of Credit. The Borrower shall provide at least five (5) Business Days’ advance written notice to the Administrative Agent of each request for the issuance of a Letter of Credit, such notice in each case to be accompanied by an Application for such Letter of Credit properly completed and executed by the Borrower and, in the case of an extension or amendment or an increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Administrative Agent and the L/C Issuer, in each case, together with the fees called for by this Agreement. The Administrative Agent shall promptly notify the L/C Issuer of the Administrative Agent’s receipt of each such notice (and the L/C Issuer shall be entitled to assume that the conditions precedent to any such issuance, extension, amendment or increase have been satisfied unless notified to the contrary by the Administrative Agent or the Required Lenders) and the L/C Issuer shall promptly notify the Administrative Agent and the Lenders of the issuance of the Letter of Credit so requested.
(h)Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced L/C Issuer, and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
Section 2.04    Applicable Interest Rates.
(a)Base Rate Loans. Each Base Rate Loan made or maintained by a Lender shall bear interest (computed on the basis of a year of 365 or 366 days, as the case may be (or 360 days, in the case of clause (c) of the definition of Base Rate relating to SOFR), and the actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, or created by conversion from a SOFR Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Base Rate from time to time in effect, payable in arrears by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(b)    Term Benchmark Loans; RFR Loans. Each (i) Term Benchmark Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Relevant Rate applicable for such Interest Period, payable in arrears by the Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise) and (ii) RFR Loan made or maintained by a Lender shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced or continued, or created by conversion from a Base Rate Loan, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of (A) Daily Simple SONIA plus (B) the Applicable Rate.
(c)    Rate Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans and the Reimbursement Obligations hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent in consultation with the Borrower will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than the consultation rights of the Borrower pursuant to the definition of Conforming Changes). The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.05    Minimum Borrowing Amounts; Maximum Term Benchmark Loans. Each Borrowing of Base Rate Loans advanced under the Revolving Facility shall be in an amount not less than $500,000. Each Borrowing of Term Benchmark Loans advanced, continued or converted under the Revolving Facility shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $500,000. Without the Administrative Agent’s consent, there shall not be more than seven (7) Borrowings of Term Benchmark Loans outstanding under the Revolving Facility at any one time.
Section 2.06    Manner of Borrowing Loans and Designating Applicable Interest Rates.
(a)Notice to the Administrative Agent. The Borrower shall give notice to the Administrative Agent by no later than 10:00 a.m.: (i) at least three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of, Term Benchmark Loans denominated in Dollars or of any conversion of Term Benchmark Loans denominated in Dollars to Base Rate Loans, (ii) at least four (4) Business Days prior to the requested date of any Borrowing of RFR Loans or any Borrowing or continuation of Term Benchmark Loans denominated in an Agreed Foreign Currency and (iii) at least on the requested date of any Borrowing of Base Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, subject to the terms and conditions hereof, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to the minimum amount requirement for each outstanding Borrowing set forth in Section 2.05, a portion thereof, as follows: (i) if such Borrowing is of Term Benchmark Loans, the Borrower may continue part or all of such Borrowing as Term Benchmark Loans or convert part or all of such Borrowing into Base Rate Loans; provided, if such continuation or conversion occurs on a day other than on the last day of the applicable Interest Period, the Borrower shall be liable for any amounts under Section 4.05 or (ii) if such Borrowing is of Base Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Term Benchmark Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation or conversion of a Borrowing to the Administrative Agent by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner reasonably acceptable to the Administrative Agent), substantially in the form attached hereto as Exhibit B (Notice of Borrowing) or Exhibit C (Notice of Continuation/Conversion), as applicable, or in such other form reasonably acceptable to the Administrative Agent. Notice of the continuation of a Borrowing of Term Benchmark Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Base Rate Loans into Term Benchmark Loans must be given by no later than 10:00 a.m. at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Term Benchmark Loans, the Interest Period applicable thereto. Upon notice to the Borrower by the Administrative Agent or the Required Lenders (or, in the case of an Event of Default under Section 9.01(j) or 9.01(k) with respect to the Borrower, without notice), no Borrowing of Term Benchmark Loans shall be advanced, continued, or created by conversion if any Event of Default then exists. The Borrower agrees that the Administrative Agent may rely on any such telephonic, telecopy or other telecommunication notice given by any person the Administrative Agent in good faith believes is a Responsible Officer without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation such telephonic notice shall govern if the Administrative Agent has acted in reliance thereon.
(b)    Notice to the Lenders. The Administrative Agent shall give prompt telephonic, telecopy or other telecommunication notice to each Lender of any notice from the Borrower received pursuant to Section 2.06(a) above and, if such notice requests the Lenders to make Term Benchmark Loans, the Administrative Agent shall give notice to the Borrower and each Lender by like means of the interest rate applicable thereto promptly after the Administrative Agent has made such determination.
(c)    Borrower’s Failure to Notify. If the Borrower fails to give notice pursuant to Section 2.60(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Term Benchmark Loans before the last day of its then current Interest Period within the period required by Section 2.06(a) and such Borrowing is not prepaid in accordance with Section 2.09, the Borrower shall be deemed to have elected that such Borrowing be continued as a Borrowing of Term Benchmark Loans or RFR Loans, as applicable, having an Interest Period of one month’s duration. In the event the Borrower fails to give notice pursuant to Section 2.06(a) above of a Borrowing equal to the amount of a Reimbursement Obligation and has not notified the Administrative Agent by 12:00 noon on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans (or, at the option of the Swing Line Lender, under the Swing Line) on such day in the amount of the Reimbursement Obligation then due, which Borrowing shall be applied to pay the Reimbursement Obligation then due.
(d)    Disbursement of Loans. Not later than 1:00 p.m. on the date of any requested advance of a new Borrowing, subject to Section 7, each Lender shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Administrative Agent in Chicago, Illinois (or at such other location as the Administrative Agent shall designate). The Administrative Agent shall make the proceeds of each new Borrowing available to the Borrower at the Administrative Agent’s principal office in Chicago, Illinois (or at such other location as the Administrative Agent shall designate), by depositing or wire transferring such proceeds as set forth on applicable Borrowing Notice.
(e)    Administrative Agent Reliance on Lender Funding. Unless the Administrative Agent shall have been notified by a Lender prior to (or, in the case of a Borrowing of Base Rate Loans, by 1:00 p.m. on) the date on which such Lender is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Lender does not intend to make such payment, the Administrative Agent may assume that such Lender has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Lender and, if any Lender has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Lender together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Lender pays such amount to the Administrative Agent at a rate per annum equal to: (i) from the date the related advance was made by the Administrative Agent to the date two (2) Business Days after payment by such Lender is due hereunder, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Lender to the date such payment is made by such Lender, the Base Rate in effect for each such day. If such amount is not received from such Lender by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 4.05 so that the Borrower will have no liability under such Section with respect to such payment. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.07    Swing Loans.
(a)    Generally. Subject to the terms and conditions hereof, as part of the Revolving Credit Commitment, the Swing Line Lender may, in its discretion, make loans in U.S. Dollars or other Agreed Foreign Currency (subject to the Agreed Foreign Currency Cap) to the Borrower under the Swing Line (individually a “Swing Loan” and collectively the “Swing Loans”) which shall not in the aggregate at any time outstanding exceed the Swing Line Sublimit. Swing Loans may be availed of from time to time and borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit

Termination Date. Each Swing Loan shall be in a minimum amount of $250,000 or such greater amount which is an integral multiple of $100,000.
(b)    Interest on Swing Loans. Each Swing Loan shall bear interest until maturity (whether by acceleration or otherwise) at a rate per annum equal to (i) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans under the Revolving Credit Commitment as from time to time in effect (computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed) or (ii) the Swing Line Lender’s Quoted Rate (computed on the basis of a year of 360 days for the actual number of days elapsed). Interest on each Swing Loan shall be due and payable by Borrower on each Interest Payment Date and at maturity (whether by acceleration or otherwise).
(c)    Requests for Swing Loans. Borrower shall give Administrative Agent prior notice (which may be written or oral) no later than 12:00 Noon on the date upon which Borrower requests that any Swing Loan be made, of the amount and date of such Swing Loan, and, if applicable, the Interest Period requested therefor. Administrative Agent shall promptly advise the Swing Line Lender of any such notice received from Borrower. After receiving such notice, the Swing Line Lender shall in its discretion quote an interest rate to Borrower at which the Swing Line Lender would be willing to make such Swing Loan available to Borrower for the Interest Period so requested (the rate so quoted for a given Interest Period being herein referred to as “Swing Line Lender’s Quoted Rate”). The Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance. If the Borrower does not so immediately accept the Swing Line Lender’s Quoted Rate for the full amount requested by the Borrower for such Swing Loan, the Swing Line Lender’s Quoted Rate shall be deemed immediately withdrawn and such Swing Loan shall bear interest at the rate per annum determined by adding the Applicable Margin for Base Rate Loans under the Revolving Credit Commitment to the Base Rate as from time to time in effect. Anything contained in the foregoing to the contrary notwithstanding, the undertaking of the Swing Line Lender to make Swing Loans shall be subject to all of the terms and conditions of this Agreement (provided that the Swing Line Lender shall be entitled to assume that the conditions precedent to an advance of any Swing Loan have been satisfied unless notified to the contrary by Administrative Agent or the Required Lenders).
(d)    Participations. Each time that a Swing Loan is made by the Swing Line Lender, the Swing Line Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swing Line Lender, a participation in such Swing Loan to the extent of its Percentage in such Swing Loan.
(e)    Repayment of Swing Loans. Each Swing Loan shall be paid in full by the Borrower on the date selected by the Administrative Agent and communicated to the Borrower when such Swing Loan is made which date shall in any event be not less than three (3) Business days after the date the Lender makes such Swing Loan. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, the Borrower shall repay the outstanding Swing Loans in an amount sufficient to eliminate any Fronting Exposure in respect of such Swing Loans. Further, the Swing Line Lender may at any time in its sole discretion with respect to any outstanding Swing Loan, require each Lender to fund the participation acquired by such Lender pursuant to Section 2.07(d) or require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Percentage of such Swing Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Loan. Not later than 12:00 noon on the date of any notice received pursuant to this Section 2.07(e), each Lender shall fund its participation or make available its required Revolving Loan, in each case in immediately available funds, at Administrative Agent’s office in Chicago, Illinois (or such other location designated by Administrative Agent). Revolving Loans made pursuant to this Section 2.07(e) shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Term Benchmark Loans in the manner provided in Section 2.06 and subject to the other conditions and limitations set forth in this Section 2. Unless a Lender shall have notified the Swing Line Lender, prior to the Swing Line Lender’s making any Swing Loan, that any applicable condition precedent set forth in Sections 7.01 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.07(e) to repay Swing Loans or to fund the participation acquired pursuant to Section 2.07(d) shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Borrower, the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Event of Default, (c) any adverse change in the condition (financial or otherwise) of Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.07(e), interest shall accrue thereon at the Federal Funds Rate for each day during the period commencing on the date of demand and ending on the date such amount is received and the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. On the Revolving Credit Termination Date, Borrower shall repay in full the outstanding principal balance of the Swing Loans.
Section 2.08    Maturity of Loans. Each Loan (including each Swing Loan), both for principal and interest not sooner paid, shall mature and be due and payable by the Borrower on the Revolving Credit Termination Date.
Section 2.09    Prepayments.
(a)Optional. The Borrower may, upon written notice from the Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m. (x) three (3) Business Days prior to any date of prepayment of Term Benchmark Loans denominated in Dollars, (y) four (4) Business Days prior to any date of prepayment of Term Benchmark Loans denominated in Agreed Foreign Currencies or RFR Loans, and (z) on the date of prepayment of Base Rate Loans; (ii) any such prepayment of Term Benchmark Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); (iii) any prepayment of Term Benchmark Loans denominated in Agreed Foreign Currencies or RFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term Benchmark Loans are to be prepaid, the Interest Period(s) of such Loans. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 4.05. Notwithstanding the foregoing, if such notice of prepayment indicates that such prepayment is conditioned upon the consummation of a new debt or equity financing or any other similar transaction specified therein, such notice of prepayment may be revoked or extended if such condition is not satisfied on the date specified in such notice; provided that Section 4.05 shall not apply to any such revocation or delay.

(b)    Mandatory. The Borrower shall, on each date the Revolving Credit Commitments are reduced pursuant to Section 2.12, prepay the Revolving Loans, Swing Loans and, if necessary, prefund the L/C Obligations by the amount, if any, necessary to reduce the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding to the amount to which the Revolving Credit Commitments have been so reduced. Unless the Borrower otherwise directs, prepayments of Loans under this Section 2.09(b) shall be applied first to Borrowings of Base Rate Loans until payment in full thereof with any balance applied to Borrowings of Term Benchmark Loans in the order in which their Interest Periods expire. Each prepayment of Loans under this Section 2.09(b) shall be made by the payment of the principal amount to be prepaid and, in the case of any Term Benchmark Loans or Swing Loans, accrued interest thereon to the date of prepayment together with any amounts due the Lenders under Section 4.05. Each prefunding of L/C Obligations shall be made in accordance with Section 9.04.
(c)    Any amount of Revolving Loans and Swing Loans paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
Section 2.10    Default Rate. Notwithstanding anything to the contrary contained herein, while any Event of Default exists under Section 9.01(a), 9.01(j) or 9.01(k), the Borrower shall pay interest on the overdue principal amount of all Loans at a rate per annum equal to:
(a)for any Base Rate Loan or any Swing Loan bearing interest based on the Base Rate, the sum of 2.0% plus the Applicable Margin plus the Base Rate from time to time in effect; and
(b)    for any Term Benchmark Loan, SOFR Loan, RFR Loan, or any Swing Loan bearing interest at the Swing Line Lender’s Quoted Rate, the sum of 2.0% plus the rate of interest in effect thereon at the time of such Event of Default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of 2.0% plus the Applicable Margin for Base Rate Loans plus the Base Rate from time to time in effect; provided, however, that, the application of this Section to any outstanding obligations and any adjustments pursuant to this Section shall be made at the election of the Administrative Agent, acting at the request or with the consent of the Required Lenders, with written notice to the Borrower.
Section 2.11    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(b)    The Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.
(c)    The entries maintained in the accounts maintained pursuant to subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(d)    Any Lender may request that its Loans be evidenced by a promissory note or notes in the form of Exhibit D-1 (the “Revolving Note”) or in the form of Exhibit D-2 (the “Swing Note”), as applicable. In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Note payable to such Lender or its registered assigns in the amount of its Revolving Credit Commitment, Thereafter, the Loans evidenced by such Revolving Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.02) be represented by one or more Revolving Notes payable to the payee named therein or any assignee pursuant to Section 13.02, except to the extent that any such Lender or assignee subsequently returns any such Revolving Note for cancellation and requests that such Loans once again be evidenced as described in subsections (a) and (b) above.
Section 2.12    Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon not less than three (3)  Business Days’ prior written notice to the Administrative Agent (or such shorter period of time agreed to by the Administrative Agent), to terminate the Revolving Credit Commitments without premium or penalty and in whole or in part, any partial termination to be (i) in an amount not less than $5,000,000 and (ii) allocated ratably among the Lenders in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Revolving Loans, Swing Loans and L/C Obligations then outstanding. Any termination of the Revolving Credit Commitments below the L/C Sublimit or the Swing Line Sublimit then in effect shall reduce the L/C Sublimit and Swing Line Sublimit, as applicable, by a like amount. The Administrative Agent shall give prompt notice to each Lender of any such termination of the Revolving Credit Commitments. Any termination of the Revolving Credit Commitments pursuant to this Section may not be reinstated. Notwithstanding the foregoing, if such notice of termination of the Revolving Credit Commitments indicates that such termination is conditioned upon the consummation of a new debt or equity financing or any other similar transaction specified therein, such notice of termination may be revoked or extended if such condition is not satisfied on the date specified in such notice; provided that Section 4.05 shall not apply to any such revocation or delay.
Section 2.13    Replacement of Lenders. If any Lender requests compensation under Section 4.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 4.07, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.02), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.01 or Section 4.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.02;
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.05 as if the Loans owing to it were prepaid rather than assigned) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 4.04 or payments required to be made pursuant to Section 4.01, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)such assignment does not conflict with applicable law; and
(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 2.14    Defaulting Lenders.
(a)Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 13.07 hereto shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.01 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Loans are held by the Lenders pro rata in accordance with their Percentages without giving effect to Section 2.14(a)(iv) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees.
(A)No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)Each Defaulting Lender shall be entitled to receive L/C Participation Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.
(C)With respect to any L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitments) but only to the extent that (x) the conditions set forth in Section 7.01 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Loans and interests in L/C Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 13.22, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swing Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.15.
(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with their respective Percentages (without giving effect to Section 2.14(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
(c)    New Letters of Credit/Swing Loans. So long as any Lender is a Defaulting Lender, (i) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto and (ii) the Swing Line Lender shall not be required to fund any Swing Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan.
Section 2.15    Cash Collateral for Fronting Exposure. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.14(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(a)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agree to maintain, a first priority security interest in all such Cash Collateral as security for such Defaulting Lender’s obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(b)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15 or Section 2.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(c)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15(c) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.15, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower or any other Loan Party, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
Section 2.16    Incremental Facilities. The Borrower may (a) add one or more incremental term loan facilities (an “Incremental Term Facility” and the loans borrowed thereunder “Incremental Term Loans”) or (b) increase the aggregate amount of the Revolving Credit Commitments by delivering an Increase Request substantially in the form attached hereto as Exhibit I (or in such other form reasonably acceptable to the Administrative Agent) to the Administrative Agent at least five (5) Business Days prior to the desired effective date of such increase (the “Revolver Increase” and together with any Incremental Term Facilities, collectively, the “Incremental Facilities”) identifying an additional Lender (or additional Revolving Credit Commitment for an existing Lender) and the amount of its Revolving Credit Commitment (or additional amount of its Revolving Credit Commitment); provided, however, that:
(a)the aggregate amount of all such Incremental Facilities shall not exceed the sum of (i) $300,000,000 less the aggregate principal amount of Incremental Equivalent Debt issued, incurred or otherwise obtained in reliance on this clause (i), (ii) an amount such that, after giving Pro Forma Effect to such Incremental Facility (assuming the aggregate Revolving Increase is fully funded), the Total Leverage Ratio (calculated on a Pro Forma Basis based on the financial statements delivered to the Administrative Agent pursuant to Section 8.05(a) or (b) hereof immediately prior to such Revolver Increase) shall not exceed 3.50 to 1.00; provided that if the proceeds of any Incremental Facility are used substantially concurrently to finance a Permitted Acquisition or similar investment permitted hereunder whose consummation is not conditioned on the availability of, or on obtaining, third party financing (a “Limited Condition Acquisition”), then at the election of the Borrower, the foregoing calculation of the Total Leverage Ratio shall only be required to be satisfied on the LCT Test Date and (iii) an amount equal to all voluntary prepayments of, repurchases and/or cancellations (in an amount equal to the actual amount so repaid, repurchased and/or canceled) of Incremental Term Loans, Incremental Equivalent Debt and Revolving Loans (in the case of Revolving Loans, to the extent accompanied by a permanent reduction in the Revolving Credit Commitments therefor), in each case, not made with the proceeds of any long-term indebtedness (excluding, for the avoidance of doubt, Revolving Loans) (it being understood that (I) the Borrower shall be deemed to have used capacity under clause (i) (to the extent compliant therewith) before capacity under clauses (ii) or (iii), and capacity under clause (iii) shall be deemed to be used before capacity under clause (i) and (II) loans may be incurred under clauses (i), (ii) and (iii), and proceeds from any such incurrence under clauses (i), (ii) and (iii) may be utilized in a single transaction or series of related transactions by first calculating the incurrence under clause (ii) and then calculating the incurrence under clause (iii));
(b)    the Incremental Facilities and related guarantees may rank pari passu in right of payment and be secured on a pari passu basis with the Revolving Loans, and in the case of any

Incremental Term Facility only, may also rank junior in right of payment and be secured on a junior basis with the Revolving Loans, or may be unsecured;
(c)    immediately prior to and after giving effect to such Incremental Facility, no Event of Default shall have occurred and be continuing; provided that if the proceeds of the Incremental Facility are used substantially concurrently to finance a Limited Condition Acquisition, then at the election of the Borrower, the foregoing condition in this clause (c) shall only be required to be satisfied on the LCT Test Date; provided, however, that on the date of the consummation of such Limited Condition Acquisition and the funding of such Incremental Facility, no Event of Default under Section 9.01(a), (j) or (k) hereof shall have occurred and be continuing;
(d)    each of the representations and warranties set forth in Section 6 and in the other Loan Documents shall be and remain true and correct in all material respects on the effective date of such Incremental Facility (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date; provided that if the proceeds of the Incremental Facility are used substantially concurrently to finance a Limited Condition Acquisition, then at the election of the Borrower, the foregoing condition in this clause (d) shall only be required to be satisfied on the LCT Test Date; provided, however, that on the date of the consummation of such Limited Condition Acquisition and the funding of the Incremental Facility, only the Specified Representations shall have to be true and correct in all material respects (without duplication of materiality qualifiers);
(e)    (i) all Incremental Term Loans shall have a maturity date no earlier than the Revolving Credit Termination Date and (ii) all Revolving Increases shall terminate on the Revolving Credit Termination Date;
(f)    any Incremental Term Facility may permit voluntary and customary mandatory prepayments (including, for the avoidance of doubt, customary amortization payments, excess cash flow prepayments, and prepayments with debt, asset sale and casualty insurance proceeds);
(g)    except as otherwise provided in this Section 2.16, any Incremental Term Facility shall be on terms and pursuant to documentation to be agreed between the Borrower and the applicable lenders providing such Incremental Term Facility; provided that such terms either (A) reflect (as determined by the Borrower in good faith and the Administrative Agent acting reasonably) market terms and conditions (taken as a whole) at the time of incurrence or effectiveness or (B) are not materially more restrictive (excluding fees, original issue discount, interest rates, rate floors, spread adjustments, call premiums, and optional and mandatory prepayment and redemption terms) than the terms under those in the Revolving Credit Facility when taken as a whole and, in each case, as reasonably determined by the Borrower and the Administrative Agent (except for covenants or other provisions (x) applicable only to periods after the latest final maturity of the Revolving Credit Facility or (y) as are incorporated into this Agreement for the benefit of all existing Lenders (which may be accomplished without further amendment voting requirements)).
The effective date of the Incremental Facility shall be agreed upon by the Borrower and the Lenders providing the Incremental Facility. Upon the effectiveness thereof, Schedule 2.2 shall be deemed amended to reflect any Revolver Increase and the new Lender (or, if applicable, existing Lender) shall advance Revolving Loans in an amount sufficient such that after giving effect to its Revolving Loans each Lender shall have outstanding its Percentage of all Revolving Loans outstanding under the Revolving Credit Commitments. Notwithstanding anything herein to the contrary, no Lender shall have any obligation to participate in any Incremental Facility and no Lender’s Revolving Credit Commitment shall be increased without its consent thereto, and each Lender may at its option, unconditionally and without cause, decline to participate in any Incremental Facility.
Section 2.17    MIRE Events. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Revolving Loan Commitments or Loans (including the provision of Incremental Loans or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Properties as required by Flood Laws and as otherwise reasonably required by the Lenders and (2) the Administrative Agent shall have received written confirmation from the Lenders, flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably withheld, conditioned or delayed).
ARTICLE III Fees.
Section 3.01    Fees.
(a)Revolving Credit Commitment Fee. The Borrower shall pay to the Administrative Agent for the ratable account of the Lenders in accordance with their Percentages a commitment fee at the rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) times the daily amount by which the aggregate Revolving Credit Commitments exceeds the principal amount of Revolving Loans and L/C Obligations then outstanding. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing on the first such date occurring after the Closing Date) and on the Revolving Credit Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the commitment fee for the period to the date of such termination in whole shall be paid on the date of such termination. Swing Loans shall not constitute usage of the Revolving Credit Commitment for purposes of calculating the Revolving Credit Commitment Fee.
(b)Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Letter of Credit pursuant to Section 2.03, the Borrower shall pay to the L/C Issuer for its own account a fronting fee equal to 0.125% of the face amount of (or of the increase in the face amount of) such Letter of Credit. Quarterly in arrears, on the last day of each March, June, September, and December, commencing on the first such date occurring after the Closing Date, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders in accordance with their Percentages, a letter of credit fee (the “L/C Participation Fee”) at a rate per annum equal to the Applicable Margin (computed on the basis of a year of 360 days and the actual number of days elapsed) in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the L/C Issuer for its own account the L/C Issuer’s standard issuance, drawing, negotiation, amendment, assignment, and other administrative fees for each Letter of Credit as established by the L/C Issuer from time to time.
(c)Administrative Agent Fees. The Borrower shall pay to the Administrative Agent, for its own use and benefit, the fees agreed to between the Administrative Agent and the Borrower in that certain mandate letter dated as of October 10, 2022, or as otherwise agreed to in writing between them.

ARTICLE IV Taxes; Change in Circumstances, Increased Costs, and Funding Indemnity.
Section 4.01    Taxes.
(a)Certain Defined Terms. For purposes of this Section, the term “Lender” includes any L/C Issuer and the term “applicable law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.02(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(ii)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(iii)executed originals of IRS Form W-8ECI;
(iv)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or (iv)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(A)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(B)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its reasonable discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 4.02    Change of Law. Notwithstanding any other provisions of this Agreement or any other Loan Document, if at any time any Change in Law makes it unlawful for any Lender to make, maintain or fund Loans whose interest rate is determined by reference to the Relevant Rate (whether denominated in Dollars or an Agreed Foreign Currency), or to determine or charge interest rates based upon the Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Agreed Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term Benchmark Loans in the affected currency or currencies or, in the case of Term Benchmark Loans denominated in Dollars, to convert Base Rate Loans to Term Benchmark Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Relevant Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Relevant Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist (and each Lender hereby agrees to provide such notice promptly upon such circumstances ceasing to exist). Upon receipt of such notice by the Borrower, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Term Benchmark Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Relevant Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Relevant Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Relevant Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Relevant Rate (and each Lender hereby agrees to provide notice to the Administrative Agent and the Borrower when such illegality ceases to exist). Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 4.03    Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, Term Benchmark Rates. Subject to Section 4.08,
(a)    if the Administrative Agent determines (which determination shall be conclusive absent demonstrable error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining any Relevant Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple SONIA or RFR for the applicable Agreed Currency; or
(b)    if the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Relevant Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple SONIA or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency, as applicable;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which notice shall be given by the Administrative Agent promptly after such circumstances cease to exist), (A) any notice of a loan borrowing that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective, (B) if any Loan Notice requests a Term Benchmark Borrowing in Dollars, such Borrowing shall be made as a Base Rate Loan and (C) if any Loan Notice requests a Term Benchmark Borrowing or an RFR Borrowing for the relevant rate above in an Applicable Currency, then such request shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 4.03 with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (which notice shall be given by the Administrative Agent promptly after such circumstances cease to exist), (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in any Agreed Foreign Currency, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Foreign Currency plus the Applicable Margin; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Foreign Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Foreign Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Foreign Currency, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Margin; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Foreign Currency, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Applicable Currency) immediately or (B) be prepaid in full immediately.
Section 4.04    Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:
(i)subject any Lender (or its Lending Office) or the L/C Issuer to any Taxes with respect to its Term Benchmark Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Term Benchmark Loans, issue a Letter of Credit, or to participate therein (except for (A) Indemnified Taxes and (B) Excluded Taxes), or shall change the basis of taxation of payments to any Lender (or its Lending Office) or the L/C Issuer of the principal of or interest on its Term Benchmark Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement or any other Loan Document in respect of its Term Benchmark Loans, Letter(s) of Credit, any participation therein, any Reimbursement Obligations owed to it, or its obligation to make Term Benchmark Loans, or issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Lender or its Lending Office or the L/C Issuer imposed by the jurisdiction in which such Lender’s or the L/C Issuer’s principal executive office or Lending Office is located); or
(ii)impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the FRB) or the L/C Issuer or shall impose on any Lender (or its Lending Office) or the L/C Issuer or on the interbank market any other condition affecting its Term Benchmark Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Term Benchmark Loans, or to issue a Letter of Credit, or to participate therein;
and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) or the L/C Issuer of making or maintaining any Term Benchmark Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) or the L/C Issuer under this Agreement or under any other Loan Document with respect thereto, by an amount deemed by such Lender or L/C Issuer to be material, then, within thirty (30) days after demand by such Lender or L/C Issuer (with a copy to Administrative Agent), Borrower shall be obligated to pay to such Lender or L/C Issuer such additional amount or amounts as will compensate such Lender or L/C Issuer for such increased cost or reduction.
(b)    Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such

Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof. Any such amounts payable by the Borrower shall not be duplicative of any amount paid previously under this Section 4.04.
(d)    Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
Section 4.05    Funding Indemnity. If any Lender shall incur any loss (other than lost profits), cost or expense (including, without limitation, any loss (other than lost profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund or maintain any Term Benchmark Loan or Swing Loans or the relending or reinvesting of such deposits or amounts paid or prepaid to such Lender but not including lost profits) as a result of:
(a)any payment, prepayment or conversion of a Term Benchmark Loan or Swing Loan on a date other than the last day of its Interest Period,
(b)    any failure (because of a failure to meet the conditions of Section 7 or otherwise) by the Borrower to borrow or continue a Term Benchmark Loan or Swing Loan, or to convert a Base Rate Loan into a Term Benchmark Loan or Swing Loan on the date specified in a notice given pursuant to Section 2.06(a),
(c)    any failure by the Borrower to make any payment of principal on any Term Benchmark Loan or Swing Loan when due (whether by acceleration or otherwise), or
(d)    any acceleration of the maturity of a Term Benchmark Loan or Swing Loan as a result of the occurrence of any Event of Default hereunder, then, upon the demand of such Lender, the Borrower shall pay to such Lender such amount as will reimburse such Lender for such loss, cost or expense. If any Lender makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Administrative Agent, a certificate setting forth the amount of such loss, cost or expense in reasonable detail and the amounts shown on such certificate shall be conclusive absent manifest error.

Section 4.06    Discretion of Lender as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit.
Section 4.07    Lending Offices; Mitigation Obligations. Each Lender may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified in its Administrative Questionnaire (each a “Lending Office”) for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Administrative Agent. If any Lender requests compensation under Section 4.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.01, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.01 or 4.04, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 4.08    Effect of Benchmark Transition Event.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then‐current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)    Benchmark Replacement Conforming Changes. (i) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right (in consultation with the Borrower) to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (ii) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Canadian Dollars, if a Term CORRA Reelection Event and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (b)(ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term CORRA Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term CORRA Notice after the occurrence of a Term CORRA Reelection Event and may do so in its sole discretion.
(c)    Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.08. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) or the Borrower pursuant to this Section 4.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non‐occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.08.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then‐ current Benchmark is a term rate (including the Term SOFR Rate, the EURIBO Rate, or ~~the CDOR Screen Rate~~Term CORRA) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion and consistent with such selection generally under other syndicated credit facilities for which BMO acts as administrative agent or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may, in its reasonable discretion modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice from the Administrative Agent of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 4.08 for (i) Dollars, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Term Benchmark Loans or RFR Loans to be made, converted or continued during any such Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any other Agreed Foreign Currency, the obligation of the Lenders to make or maintain Loans in such Agreed Foreign Currency shall be suspended

(and the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Loans to be made in such Agreed Foreign Currency during the Benchmark Unavailability Period). During any Benchmark Unavailability Period for Dollars or at any time that a tenor for the then‐current Benchmark for Dollars is not an Available Tenor, the component of Base Rate based upon the then‐current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan in any Agreed Foreign Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then (until such time as a benchmark replacement for such Agreed Foreign Currency is implemented pursuant to this Section 4.08) such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Agreed Foreign Currency) on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 2:00 p.m., local time, the Administrative Agent is authorized to effect such conversion of such Term Benchmark Loan into a Base Rate Loan denominated in Dollars). If any RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such RFR Loan, then such Loan shall, on the next Interest Payment Date applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), bear interest at the Central Bank Rate for Pounds Sterling plus the Applicable Margin; provided that, if the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive and binding absent demonstrable error) that the Central Bank Rate for Pounds Sterling cannot be determined, any outstanding affected RFR Loans denominated in Pounds Sterling, at the Borrower’s election, shall either (A) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Pounds Sterling) on the next applicable Interest Payment Date (or the next succeeding Business Day if such day is not a Business Day) or (B) be prepaid in full immediately on the next applicable Interest Payment Date (or the next succeeding Business Day if such day is not a Business Day).
ARTICLE VPlace and Application of Payments.
Section 5.01    Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and all other Obligations payable by the Borrower under this Agreement and the other Loan Documents, shall be made by the Borrower to the Administrative Agent by no later than 12:00 Noon on the due date thereof at the office of the Administrative Agent in Chicago, Illinois (or such other location as the Administrative Agent may designate to the Borrower), for the benefit of the Lender(s) or L/C Issuer entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day. All such payments shall be made in U.S. Dollars, in immediately available funds at the place of payment, in each case without set-off or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Agreed Foreign Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the in such Agreed Foreign Currency. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans and on Reimbursement Obligations in which the Lenders have purchased Participating Interests ratably to the Lenders and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Swing Line Lender or the

L/C Issuers hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be required to), in reliance upon such assumption, distribute to the Lenders, the Swing Line Lender or the L/C Issuers, as the case may be, the amount due. With respect to any payment that Administrative Agent makes to any Lender, Swing Line Lender, L/C Issuer or other Secured Party as to which Administrative Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) Borrower has not in fact made the corresponding payment to Administrative Agent; (2) Administrative Agent has made a payment in excess of the amount(s) received by it from Borrower either individually or in the aggregate (whether or not then owed); or (3) Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 5.02    Non-Business Days. Subject to the definition of Interest Period, if any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
Section 5.03    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Loan Party is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for each such day.
ARTICLE VI Representations and Warranties.
Each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:
Section 6.01    Organization and Qualification. Each Loan Party is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect.
Section 6.02    Subsidiaries. Each Restricted Subsidiary that is not a Loan Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. As of the Closing Date, Schedule 6.2 hereto identifies each Subsidiary (including Subsidiaries that are Loan Parties), the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Loan Party and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Restricted Subsidiary are validly issued and outstanding and, in the case of any corporation, fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the relevant Loan Party or another Subsidiary are owned, beneficially and of record, by such Loan Party or such Subsidiary free and clear of all Liens other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents or otherwise permitted by this Agreement. Except as permitted hereby, there are no outstanding commitments or other obligations of any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Restricted Subsidiary.
Section 6.03    Authority and Validity of Obligations. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of the Borrower), to guarantee the Secured Obligations (in the case of each Guarantor), to grant to the Administrative Agent the Liens described in the Collateral Documents executed by such Loan Party, and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any Restricted Subsidiary of a Loan Party or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party or any Restricted Subsidiary of a Loan Party, (b) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Loan Party or any Restricted Subsidiary of a Loan Party or any of their respective Property, in each case where such contravention or default, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary of a Loan Party other than the Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents.

Section 6.04    Use of Proceeds; Margin Stock.
(a)The Borrower shall use the proceeds of the Revolving Facility to refinance existing Indebtedness outstanding under the Existing Credit Agreement on the Closing Date or other outstanding Indebtedness; to finance Capital Expenditures and Permitted Acquisitions, to fund certain fees and expenses incurred in connection with the transactions contemplated hereby, for its general working capital and other corporate purposes, and for such other legal and proper purposes as are consistent with all applicable laws. The proceeds of the Revolving Facility will not be used in violation of Anti-Corruption Law or applicable Sanctions.
(b)No Loan Party nor any of its Restricted Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Except for the purchase of Company Stock, no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock. No part of the proceeds of any Loan or any other extension of credit made hereunder shall be used to purchase Company Stock in a manner that violates or results in a violation of Regulation U. Margin Stock constitutes less than 25% of the assets of the Loan Parties and their Restricted Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.
Section 6.05    Financial Reports.  As of the Closing Date, the consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2022, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of BDO USA, LLP, independent public accountants, and the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2022, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the six months then ended, heretofore furnished to the Administrative Agent and the Lenders, fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP applied on a consistent basis. Neither the Borrower nor any of its Restricted Subsidiaries has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.05.
Section 6.06    No Material Adverse Change. Since March 31, 2022, there has been no change in the financial condition of any Loan Party or any Restricted Subsidiary of a Loan Party except those occurring in the ordinary course of business, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.
Section 6.07    Full Disclosure. The statements and information furnished to the Administrative Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby (as modified or supplemented by other information so furnished) do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein, taken as a whole and in light of the circumstances in which made, not misleading, the Administrative Agent and the Lenders acknowledging that as to any projections furnished to the Administrative Agent and the Lenders, the Loan Parties only represent that the same were prepared on the basis of information and estimates the Loan Parties believed to be reasonable at the time such information was furnished to the Administrative Agent and the Lenders (it being understood that such projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s and other Loan Parties’ control, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material). The information included in the Beneficial Ownership Certification, as updated in accordance with Section 8.15(b), is true and correct in all material respects.
Section 6.08    Trademarks, Franchises, and Licenses. The Borrower and each of the Loan Parties and their Restricted Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person, except to the extent failure to do the same would not reasonably be expected to have a Material Adverse Effect.
Section 6.09    Governmental Authority and Licensing. The Loan Parties and their Restricted Subsidiaries have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same would reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which would reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of any Loan Party, threatened, except to the extent such revocation or denial would not reasonably be expected to have a Material Adverse Effect.
Section 6.10    Good Title. The Borrower and its Restricted Subsidiaries have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries furnished to the Administrative Agent and the Lenders (except for Dispositions of assets in the ordinary course of business or that are (or would have been, in the case of Dispositions prior to the date hereof) permitted hereunder), subject to no Liens other than such thereof as are permitted by Section 8.08.
Section 6.11    Litigation and Other Controversies. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened, against any Loan Party or any Restricted Subsidiary of a Loan Party or any of their respective Property which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 6.12    Taxes. Except for returns in respect of Sales and Use Taxes, all federal and other material Tax returns required to be filed by any Loan Party or any Restricted Subsidiary of a Loan Party in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or any Restricted Subsidiary of a Loan Party or upon any of their respective Property, income or franchises, which are shown to be due and payable in such returns, have been paid, except (a) the Sales and Use Taxes and (b) such Taxes, if any, as are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and as to which adequate reserves established in accordance with GAAP have been provided. No Loan Party knows of any proposed additional material Tax assessment against it or its Restricted Subsidiaries for which adequate provisions in accordance with GAAP have not been made on their accounts. Adequate provisions in accordance with GAAP for Taxes on the books of each Loan Party and each of its Restricted Subsidiaries have been made for all open years, and for its current fiscal period.
Section 6.13    Approvals. No authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Loan Party of any Loan Document, except for (i) such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect, (ii) filings which are necessary to perfect the security interests under the Collateral Documents and (iii) those the failure to obtain or make which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 6.14    [Reserved].
Section 6.15    Investment Company. No Loan Party nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 6.16    ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, each Loan Party and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC, a Plan or a Multiemployer Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, no Loan Party nor any of its Restricted Subsidiaries has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA or the provisions of state or local law.
Section 6.17    Compliance with Laws. (a) The Loan Parties and their Restricted Subsidiaries are in compliance with all Legal Requirements applicable to or pertaining to their Property or business operations, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Except for such matters, individually or in the aggregate, which would not reasonably be expected to result in a Material Adverse Effect, the Loan Parties represent and warrant that: (i) the Loan Parties and their Restricted Subsidiaries, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and their Restricted Subsidiaries have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required for their operations and each of the Premises; (iii) the Loan Parties and their Restricted Subsidiaries have not, and no Loan Party has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any of the Premises in any material quantity and, to the knowledge of each Loan Party, none of the Premises are adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) the Loan Parties and their Restricted Subsidiaries are not subject to and have no notice or knowledge of any Environmental Claim involving any Loan Party or any Restricted Subsidiary of a Loan Party or any of the Premises, and there are no conditions or occurrences at any of the Premises which would reasonably be anticipated to form the basis for such an Environmental Claim; (v) none of the Premises contain and have contained any: (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (vi) the Loan Parties and their Restricted Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises;(vii) none of the Premises are subject to any, and no Loan Party has knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (viii) there are no conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons.

(c)    Each Loan Party and each of its Subsidiaries is in material compliance with all Anti-Corruption Laws. Each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party, its Subsidiaries and their respective (i) directors, officers and employees and (ii) agents that are under the supervision of, or acting at the direction of, a Loan Party or one of its Subsidiaries with Anti-Corruption Laws. No Loan Party nor any Subsidiary has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value in violation of any Anti-Corruption Laws (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Loan Party or such Subsidiary or to any other Person.
Section 6.18    Sanctions. (a) Each Loan Party is in compliance in all material respects with the requirements of all Sanctions Programs applicable to it, (b) each Subsidiary of each Loan Party is in compliance in all material respects with the requirements of all Sanctions Programs applicable to such Subsidiary, (c) each Loan Party has provided to the Administrative Agent, the L/C Issuer, and the Lenders all information requested by them regarding such Loan Party and its Subsidiaries necessary for the Administrative Agent, the L/C Issuer, and the Lenders to comply with all applicable Sanctions Programs, (d) to the best of each Loan Party’s knowledge, no Loan Party nor any of its Subsidiaries nor, to the knowledge of any Loan Party, any officer or director of any Loan Party or any of its Subsidiaries, is a Person, that is, or is owned or controlled by Persons that are, (i) the target of any Sanctions Programs or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions Programs, and (e) each Loan Party and each of its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party, its Subsidiaries and their respective (i) directors, officers and employees and (ii) agents that are under the supervision of, or acting at the direction of, a Loan Party or one of its Subsidiaries with all Sanctions Programs applicable to it.
Section 6.19    Labor Matters. Except for such matters, individually or in the aggregate, which would not reasonably be expected to result in a Material Adverse Effect, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary of a Loan Party pending or, to the knowledge of any Loan Party, threatened. There are no collective bargaining agreements in effect between any Loan Party or any Restricted Subsidiary of a Loan Party and any labor union; and no Loan Party nor any of its Restricted Subsidiaries is under any obligation to assume any collective bargaining agreement to or conduct any negotiations with any labor union with respect to any future agreements. Each Loan Party and its Restricted Subsidiaries have remitted on a timely basis all amounts required to have been withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance, and pension plan contributions), goods and services tax and all other amounts which if not paid when due would result in the creation of a Lien against any of its Property, except for Liens permitted by Section 8.08.
Section 6.20    [Reserved].
Section 6.21    Solvency. The Loan Parties and their Restricted Subsidiaries, taken as a whole, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 6.22    [Reserved].

Section 6.23    No Broker Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby; and the Loan Parties hereby agree to indemnify the Administrative Agent, the L/C Issuer, and the Lenders against, and agree that they will hold the Administrative Agent, the L/C Issuer, and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any reasonable and documented expenses (including reasonable and documented attorneys’ fees) arising in connection with any such claim, demand, or liability.
Section 6.24    Senior Indebtedness Status. The Secured Obligations of each Loan Party under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Debt and all senior unsecured Indebtedness of each such Person, and is designated as “Senior Indebtedness” under all instruments and documents, now or in the future, relating to all Subordinated Debt and all senior unsecured Indebtedness of such Person.
Section 6.25    No Covered Entity or EEA Financial Institution. No Loan Party is a Covered Entity or an EEA Financial Institution.
ARTICLE VIIConditions Precedent.
Section 7.01    All Credit Events. At the time of each Credit Event hereunder:
(a)each of the representations and warranties set forth herein and in the other Loan Documents shall be and remain true and correct in all material respects as of said time (where not already qualified by materiality, otherwise in all respects), except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects (where not already qualified by materiality, otherwise in all respects) as of such earlier date;
(b)no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and
(c)in the case of a Borrowing the Administrative Agent shall have received the notice required by Section 2.06, in the case of the issuance of any Letter of Credit the L/C Issuer shall have received a duly completed Application for such Letter of Credit together with any fees called for by Section 3.01, and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor in a form reasonably acceptable to the L/C Issuer together with fees called for by Section 3.01.
Each request for a Borrowing hereunder and each request for the issuance of, increase in the amount of, or extension of the expiration date of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date on such Credit Event as to the facts specified in subsections (a) through (c), both inclusive, of this Section; provided, however, that the Lenders may continue to make advances under the Revolving Facility, in the sole discretion of the Lenders with Revolving Credit Commitments, notwithstanding the failure of the Borrower to satisfy one or more of the conditions set forth above and any such advances so made shall not be deemed a waiver of any Default or other condition set forth above that may then exist.
Section 7.02    Initial Credit Event. Before or concurrently with the initial Credit Event:
(a)the Administrative Agent shall have received this Agreement duly executed by Holdings, the Borrower, the L/C Issuer, and the Lenders;

(b)    if requested by any Lender at least two (2) Business Days prior to the Closing Date, the Administrative Agent shall have received for such Lender such Lender’s duly executed Revolving Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of Section 2.11;
(c)    the Administrative Agent shall have received the Security Agreement duly executed by the Loan Parties, together with (to the extent not currently on file with the Administrative Agent): (i) to the extent certificated, original stock certificates or other similar instruments or securities representing all of the issued and outstanding shares of capital stock or other equity interests in each Subsidiary of a Loan Party, and including each Foreign Subsidiary of a Domestic Subsidiary (limited in the case of any first-tier Foreign Subsidiary to 65% of the Voting Stock and 100% of any other equity interests as provided in Section 13.01) as of the Closing Date; (ii) to the extent certificated, stock powers executed in blank and undated for the Collateral consisting of the stock or other equity interest in each Subsidiary; (iii) UCC financing statements to be filed against each Loan Party, as debtor, in favor of the Administrative Agent, as secured party; and (iv) a duly completed and executed Perfection Certificate;
(d)the Administrative Agent shall have received evidence of insurance required to be maintained under the Loan Documents, naming the Administrative Agent as lender’s loss payee and as an additional insured, as applicable;
(e)the Administrative Agent shall have received copies of each Loan Party’s articles of incorporation and bylaws (or comparable organizational documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
(f)the Administrative Agent shall have received copies of resolutions of each Loan Party’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Loan Party’s behalf, all certified in each instance by its Secretary or Assistant Secretary (or comparable Responsible Officer);
(g)the Administrative Agent shall have received copies of the certificates of good standing for each Loan Party (dated no earlier than thirty (30) days prior to the date hereof) from the office of the secretary of the state of its incorporation or organization;
(h)each Intellectual Property Security Agreement, duly executed by the Administrative Agent and each Loan Party that owns copyrights, trademarks or patents, as applicable that is required to be pledged in accordance with the Security Agreement;
(i)[reserved];
(j)the Administrative Agent shall have received the initial fees required to be paid on the Closing Date pursuant to Section 3.01 and, to the extent invoiced at least one (1) Business Day prior to the Closing Date, the reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent;
(k)[reserved];

(l)the Administrative Agent shall have received financing statement, tax, and judgment lien search results against each Loan Party and its Property evidencing the absence of Liens thereon except as permitted by Section 8.08;
(m)the Administrative Agent shall have received (i) evidence satisfactory to it that all Indebtedness under the Existing Credit Agreement shall be simultaneously terminated and all amounts thereunder shall be simultaneously repaid in full, (ii) pay-off and lien release letters from secured creditors of the Loan Parties, if any (other than secured parties intended to remain outstanding after the Closing Date with Indebtedness and Liens permitted by Sections 8.07 and 8.08) setting forth, among other things, the total amount of indebtedness outstanding and owing to them (or outstanding letters of credit issued for the account of any Loan Party or its Subsidiaries) and containing an undertaking to cause to be delivered to the Administrative Agent UCC termination statements and any other lien release instruments necessary to release their Liens on the assets of any Loan Party or any Subsidiary of a Loan Party, which pay-off and lien release letters shall be in form and substance reasonably acceptable to the Administrative Agent;
(n)the Administrative Agent shall have received the favorable written opinion of counsel to each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent; and
(o)each of the Lenders shall have received all documentation and other information requested by any such Lender required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the United States Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) including, without limitation, the information described in Section 13.19; provided that such requests are made no less than ten (10) Business Days before the Closing Date; and the Administrative Agent shall have received a fully executed Internal Revenue Service Form W-9 (or its equivalent) for the Borrower and each other Loan Party and, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.
ARTICLE VIII Covenants.
Each Loan Party agrees that, until all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and all Revolving Credit Commitments have terminated, except to the extent compliance in any case or cases is waived in writing pursuant to the terms of Section 13.03:
Section 8.01    Maintenance of Business. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, preserve and maintain its existence, except as otherwise provided in Section 8.10(c) or 8.10(d); provided, however, that nothing in this Section shall prevent the Borrower from dissolving any of its Subsidiaries if such action is, in the reasonable business judgment of the Borrower, desirable in the conduct of its business. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, preserve and keep in force and effect all licenses, permits, franchises, approvals, patents, trademarks, trade names, trade styles, copyrights, and other proprietary rights necessary or desirable to the proper conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect.
Section 8.02    Maintenance of Properties. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain, preserve, and keep its property, plant, and equipment in good repair,

working order and condition (ordinary wear and tear excepted), and shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, except to the extent that, in the reasonable business judgment of such Person, any such Property is no longer necessary for the proper conduct of the business of such Person or where the failure to do so would reasonably be expected to have a Material Adverse Effect.
Section 8.03    Taxes and Assessments. Except for Sales and Use Taxes, the Borrower shall duly pay and discharge, and shall cause each of its Restricted Subsidiaries to duly pay and discharge, all Taxes, rates, assessments, fees, and governmental charges upon or against it or its Property, in each case before the same become delinquent and before penalties accrue thereon, except and to the extent that (a) the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor, or (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
Section 8.04    Insurance. The Borrower shall insure and keep insured, and shall cause each of its Restricted Subsidiaries to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties. The Loan Parties shall maintain insurance on the Collateral to the extent required by the Collateral Documents. All such policies of insurance shall contain customary lender’s loss payable endorsements, naming the Administrative Agent (or its security trustee) as a lender loss payee, assignee or additional insured, as appropriate, as its interest may appear, and showing only such other loss payees, assignees and additional insureds as are satisfactory to the Administrative Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days’ (ten (10) days’ in the case of nonpayment of insurance premiums) prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever. The Borrower shall (i) use commercially reasonable efforts without undue burden or expense to Borrower to deliver to the Administrative Agent on the Closing Date or (ii) deliver to the Administrative Agent after the Closing Date and at such other times as the Administrative Agent shall reasonably request, pursuant to arrangements and timing mutually and reasonably agreed upon by the Administrative Agent, in its reasonable discretion, and the Borrower, certificates evidencing the maintenance of insurance required hereunder and promptly upon renewal of any such policies, if requested by the Administrative Agent, certificates evidencing renewal thereof.
Section 8.05    Financial Reports. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain proper books of records and accounts reasonably necessary to prepare financial statements required to be delivered pursuant to this Section 8.05 in accordance with GAAP and shall furnish to the Administrative Agent and each Lender, in each case in form and scope reasonably acceptable to the Administrative Agent and the Required Lenders:
(a)as soon as available, and in any event no later than forty-five (45) days after the last day of each June, September and December of each fiscal year, a copy of the consolidated balance sheet of Holdings, the Borrower and its Restricted Subsidiaries as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of Holdings, the Borrower and its Restricted Subsidiaries for the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments) and certified to by a Financial Officer of the Borrower;

(b)as soon as available, and in any event no later than ninety (90) days after the last day of each fiscal year of the Holdings, a copy of the audited consolidated balance sheet of Holdings, the Borrower and its Restricted Subsidiaries as of the last day of the fiscal year then ended and the consolidated and consolidating statements of income, retained earnings, and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied in the case of the consolidated financial statements by an opinion (without any qualification or exception which is of a “going concern” or similar nature as to a limitation on the scope of audit (other than such a qualification or exception that is (x) solely with respect to, or resulting solely from, the upcoming maturity date of any Indebtedness being scheduled to occur within twelve (12) months from the time such opinion is delivered or (y) with respect to, or resulting from, a potential breach of the covenants set forth in Section 8.24 hereof)) of Ernst & Young or another firm of independent public accountants of recognized standing, selected by the Borrower, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial condition of Holdings, the Borrower and its Restricted Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
(c)[reserved];
(d)promptly after the filing thereof, copies of each regular, periodic or special report, registration statement or prospectus (including all Form 10-K, Form 10-Q and Form 8-K reports) filed by any Loan Party or any Restricted Subsidiary of a Loan Party with any securities exchange or the Securities and Exchange Commission or any successor agency;
(e)promptly after receipt thereof, a copy of each notice received from any regulatory agency of competent jurisdiction of any material noncompliance with any applicable law or regulation relating to a Loan Party or any Restricted Subsidiary of a Loan Party or their respective businesses;
(f)solely to the extent that any direct or indirect parent of Holdings ceases to be a publicly-traded company, as soon as available, and in any event no later than sixty (60) days after the end of each fiscal year of Holdings, a copy of the consolidated operating plan for Holdings, the Borrower and its Restricted Subsidiaries for the then current fiscal year, such operating plan to show the projected revenues and expenses of Holdings, the Borrower and its Restricted Subsidiaries on a quarter-by-quarter basis, such operating plan to be in reasonable detail prepared by Holdings and in form reasonably satisfactory to the Administrative Agent (which shall include a summary of all assumptions made in preparing such operating plan);
(g)[reserved];
(h)promptly after knowledge thereof shall have come to the attention of any Responsible Officer of any Loan Party, written notice of (i) any threatened or pending litigation or governmental or arbitration proceeding or labor controversy against any Loan Party or any Restricted Subsidiary of a Loan Party or any of their Property which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, (ii) the occurrence of any Material Adverse Effect, or (iii) the occurrence of any Default or Event of Default;

(i)within five (5) Business Days of the delivery of each of the financial statements delivered pursuant to subsections (a) and (b) above, a written certificate in the form attached hereto as Exhibit E signed by a Financial Officer of the Borrower to the effect that to the best of such officer’s knowledge and belief no Default has occurred during the period covered by such statements or, if any such Default has occurred during such period, setting forth a description of such Default and specifying the action, if any, taken by the relevant Loan Party or its Restricted Subsidiary to remedy the same; such certificate shall also set forth the calculations supporting such statements in respect of Section 8.24;
(j)[reserved];
(k)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Restricted Subsidiary of a Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and
(l)concurrently with the delivery of financial statements under clauses (a) and (b) above at a time when there are one or more Unrestricted Subsidiaries, consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from such consolidated financial statements.
Documents required to be delivered to the Administrative Agent and/or the Lenders pursuant to Section 8.05(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) Holdings or any direct or indirect parent of Holdings posts such documents, or provides a link thereto, on its website on the internet at the following website address www.dynatrace.com, (ii) such documents are posted on Holdings’ behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (iii) such documents are posted electronically with the SEC’s EDGAR system. Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 8.05 may be satisfied with respect to financial information of Holdings, the Borrower and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of any direct or indirect parent of Holdings (including, for the avoidance of doubt, Dynatrace, Inc.) or (B) Holdings’ or such parent’s Form 10-K or 10-Q, as applicable, filed with the SEC, in each case, within the time periods specified in such paragraphs; provided that to the extent such information relates to a parent of Holdings, if and for so long as such parent will have independent assets or operations, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its independent assets or operations, on the one hand, and the information relating to Holdings, the Borrower and the Restricted Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of Holdings as having been fairly presented in all material respects.
Section 8.06    Inspection. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, permit the Administrative Agent, and each of its duly authorized representatives and agents to visit and inspect any of its Property, corporate books, and financial records, to examine and make copies of its books of accounts and other financial records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as the Administrative Agent may designate and, so long as no Event of Default exists, with reasonable prior notice to the Borrower; provided so long as no Event of Default exists, no more than one (1) such inspection or audit shall be conducted during any calendar year (and the Borrower shall have no obligation to reimburse any Lender for the cost of more than one (1) such inspection or audit during any calendar year).
Section 8.07    Indebtedness. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, issue, incur, assume, create or have outstanding any Indebtedness; provided, however, that the foregoing shall not restrict nor operate to prevent:
(a)the Secured Obligations of the Loan Parties and their Restricted Subsidiaries owing to the Administrative Agent and the Lenders (and their Affiliates);
(b)    purchase money indebtedness and Capitalized Lease Obligations of the Loan Parties and their Restricted Subsidiaries in an amount not to exceed, in the aggregate at any one time outstanding, when taken together with Section 8.07(u), the greater of (x) $50,000,000 and (y) 20% of Adjusted EBITDA for the most recently ended Test Period;
(c)    obligations of the Loan Parties and their Subsidiaries arising out of interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;
(d)    endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;
(e)    (i) intercompany indebtedness from time to time owing between the Loan Parties and (ii) intercompany indebtedness owing between Excluded Subsidiaries;
(f)    (i) intercompany indebtedness owing by an Excluded Subsidiary to a Loan Party; provided that such indebtedness results from a Permitted Intercompany Transfer, and (ii) intercompany indebtedness owing by a Loan Party to an Excluded Subsidiary, provided that such indebtedness shall be subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent;
(g)    Subordinated Debt from time to time outstanding; provided that (i) no Event of Default exists or would result from the incurrence of such Subordinated Debt and (ii) the Borrower shall be in compliance with the Total Leverage Ratio set forth in Section 8.24 hereof on a Pro Forma Basis after giving effect to the incurrence of such Subordinated Debt;
(h)    Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding the greater of (x) $50,000,000 and (y) 20% of Adjusted EBITDA for the most recently ended Test Period;
(i)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits (including contractual and statutory benefits) or property, casualty, liability or credit insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(j)    Indebtedness in respect of bids, trade contracts (other than for debt for borrowed money), leases (other than Capitalized Lease Obligations), statutory obligations, surety, stay, customs and appeal bonds, performance, performance and completion and return of money bonds, government contracts and similar obligations, in each case, provided in the ordinary course of business;

(k)    Indebtedness in respect of netting services, overdraft protection, cash pooling arrangements, automatic clearinghouse arrangements, and similar arrangements, employee credit card program in each case, in connection with cash management and deposit accounts;
(l)    Indebtedness and other obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments) in an aggregate outstanding principal amount not to exceed the greater of (x) $35,000,000 and (y) 10% of Adjusted EBITDA for the most recently ended Test Period;
(m)Indebtedness representing deferred compensation to directors, officers, employees of any Loan Party or any Subsidiary of a Loan Party incurred in the ordinary course of business;
(n)Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(o)Indebtedness arising from agreements of a Loan Party or its Restricted Subsidiaries providing for indemnification, adjustment of purchase or acquisition price and deferred or contingent purchase price obligations (including earnouts, holdbacks or similar obligations), in each case, incurred or assumed in connection with a Permitted Acquisition and any Acquisition consummated prior to the date hereof;
(p)Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date and Indebtedness acquired or assumed in connection with Permitted Acquisitions (“Acquired Indebtedness”), and extensions, renewals and replacements of any such Indebtedness (which such extensions, renewals and replacements shall not increase the principal amount thereof except by an amount equal to all accrued and unpaid interest and reasonable premium or other reasonable amounts paid, and reasonable fees and expenses incurred, in connection therewith); provided that such Indebtedness exists at the time the Person becomes a Restricted Subsidiary or at the time of such Permitted Acquisition and is not created in contemplation of or in connection therewith;
(q)unsecured Indebtedness of the Loan Parties and their Restricted Subsidiaries; provided, that (i) no Event of Default exists or would result from the incurrence of such Indebtedness, (ii) such Indebtedness shall not be senior in right of payment to the Obligations and (iii) the Borrower shall be in compliance with the Total Leverage Ratio set forth in Section 8.24 hereof on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness;
(r)Indebtedness existing on the date hereof and set forth in Schedule 8.7 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof except by an amount equal to a reasonable premium or other amount paid, and reasonable fees and expenses incurred, in connection with such extension, renewal or replacement;
(s)Guarantees (i) by the Borrower of Indebtedness otherwise permitted hereunder of any Restricted Subsidiary and (ii) by any Restricted Subsidiary of Indebtedness otherwise permitted hereunder of the Borrower or any other Restricted Subsidiary;
(t)Indebtedness in an aggregate amount not to exceed sum of (i) $300,000,000 (minus any aggregate principal amount of Incremental Facilities and Incremental Equivalent Debt incurred pursuant to clause (i) of Section 2.16(a), plus (ii) an unlimited amount so long as after giving Pro Forma Effect to such Indebtedness, (i) with respect to Indebtedness that is secured on a pari passu basis with the Revolving Credit Facility, the Total Leverage Ratio shall not exceed 3.50 to 1.00, (ii) with respect to Indebtedness that is secured on a junior basis to the Revolving Credit Facility, unsecured or subordinated, the Total Leverage Ratio is no greater than the level then required under Section 8.24 and (iii) immediately prior to and after giving effect to such Indebtedness, no Event of Default shall have occurred and be continuing; provided that if the proceeds of such Indebtedness are used substantially concurrently to finance a Limited Condition Acquisition, then at the election of the Borrower, the foregoing condition in clause (iii) shall only be required to be satisfied on the LCT Test Date; provided, however, that on the date of the consummation of such Limited Condition Acquisition and the funding of such Incremental Facility, no Event of Default under Section 9.01(a), (j) or (k) hereof shall have occurred and be continuing.
(u)Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, and extensions, renewals and replacements of any such Indebtedness (which such extensions, renewals and replacements shall not increase the principal amount thereof except by an amount equal to all accrued and unpaid interest and reasonable premium or reasonable other amounts paid, and reasonable fees and expenses incurred, in connection therewith); provided that (i) such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate outstanding principal amount of Indebtedness permitted by this clause (u), when combined with the aggregate outstanding principal amount incurred pursuant to clause (b) above, shall not exceed the greater of, when taken together with Section 8.07(b), (x) $50,000,000 and (y) 20% of Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period;
(v)customary indemnification obligations in favor of buyers of assets in connection with Dispositions not prohibited hereunder;
(w)[reserved]; and
(x)Indebtedness constituting Incremental Equivalent Debt.
Section 8.08    Liens. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person (including, without limitation, all intellectual property and intangible technology assets, including the platform software of such Person); provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)Liens arising by statute in connection with worker’s compensation, unemployment insurance, old age benefits, social security obligations, Taxes, assessments, statutory obligations or other similar charges (other than Liens arising under ERISA), good faith cash deposits in connection with bids, tenders, contracts, surety bonds or leases to which any Loan Party or any Restricted Subsidiary of a Loan Party is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;
(b)    mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations which are not overdue or, if overdue, are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

(c)    judgment Liens and judicial attachment liens not constituting an Event of Default under Section 9.01(g) and the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;
(d)    Liens on equity interests in any Unrestricted Subsidiary, so long as such Liens secure only obligations of such Unrestricted Subsidiary otherwise permitted hereunder and that is otherwise non-recourse against any Loan Parties or Restricted Subsidiaries;
(e)    Liens on cash or Cash Equivalents securing any Loan Party’s or Restricted Subsidiary’s obligations in respect of the letters of credit set forth on Schedule 8.25;
(f)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(g)    Liens on property of any Loan Party or any Restricted Subsidiary of a Loan Party created solely for the purpose of securing Indebtedness permitted by Section 8.07(b), representing or incurred to finance the purchase price of such Property; provided that no such Lien shall extend to or cover other Property of such Loan Party or such Restricted Subsidiary other than the respective Property so acquired (and any unimproved portion of a partially improved property where such financed asset shall be located), and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the purchase price of such Property, as reduced by repayments of principal thereon, and as increased in connection with any refinancing thereof by an amount equal to all accrued and unpaid interest and a reasonable premium or other amount paid, and reasonable fees and expenses incurred, in connection therewith;
(h)    purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by Borrower or any Restricted Subsidiary; provided that (i) such security interests are created solely for the purpose of securing Indebtedness permitted by Section 8.07(u), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within one hundred eighty (180) days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Borrower or any Restricted Subsidiary except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof;
(i)    any interest or title of a lessor under any operating lease, including the filing of Uniform Commercial Code financing statements solely as a precautionary measure in connection with operating leases entered into by any Loan Party or any Restricted Subsidiary of a Loan Party in the ordinary course of its business;
(j)    easements, rights-of-way, restrictions, and other similar encumbrances against real property incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of any Loan Party or any Restricted Subsidiary;
(k)    bankers’ Liens, rights of setoff and other similar Liens (including under Section 4-210 of the Uniform Commercial Code) in one or more deposit accounts maintained by any Loan Party or any Subsidiary of a Loan Party, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(l)    non-exclusive leases, licenses, subleases or licenses of intellectual property granted to others in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of any Loan Party or any Restricted Subsidiary;
(m)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto permitted by Section 8.07(n);
(n)    Liens (i) on cash advances in favor of the seller of any Property to be acquired in a Permitted Acquisition to be applied against the purchase price for such Property, or (ii) consisting of an agreement to dispose of any Property in a Disposition permitted under Section 8.10, in each case, solely to the extent such Acquisition or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(o)    Liens on Property of a Person existing at the time such Person is acquired or merged with or into or consolidated with any Loan Party or any Restricted Subsidiary of a Loan Party to the extent permitted hereunder (and not created in anticipation or contemplation thereof) and securing Indebtedness permitted under Section 8.07(p); provided that such Liens do not extend to Property not subject to such Liens at the time of acquisition;
(p)    Liens and rights of setoff of securities intermediaries in respect of securities accounts maintained in the ordinary course of business;
(q)    Liens granted in favor of the Administrative Agent pursuant to the Collateral Documents;
(r)    Liens existing on the date hereof set forth in Schedule 8.8 hereto and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 8.07(r), (iii) the direct or any contingent obligor with respect thereto is not changed and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.07(r);
(s)    other Liens securing Indebtedness and other obligations in an aggregate amount which does not exceed the greater of (x) $35,000,000 and (y) 10% of Adjusted EBITDA for the most recently ended Test Period, in the aggregate at any one time;
(t)    [reserved];
(u)    Liens securing any Incremental Facility, any Incremental Equivalent Debt and any Indebtedness incurred pursuant to Section 8.07(t).
Section 8.09    Investments, Acquisitions, Loans and Advances. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to (other than for travel advances and other similar cash advances made to employees in the ordinary course of business and other than accounts receivable arising in the ordinary course of business), any other Person, or make any Acquisition, including any of the foregoing by way of division; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)investments in cash and Cash Equivalents;
(b)    existing investments in their respective Subsidiaries outstanding on the Closing Date;
(c)    (i) intercompany loans and advances made by one Loan Party to another Loan Party, and (ii) intercompany loans and advances made by one Excluded Subsidiary to another Excluded Subsidiary;
(d)    investments constituting Permitted Intercompany Transfers;
(e)    [reserved];
(f)    investments by any Loan Party and its Restricted Subsidiaries in connection with interest rate, foreign currency, and commodity Hedging Agreements entered into with financial institutions in connection with bona fide hedging activities in the ordinary course of business and not for speculative purposes;
(g)    promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 8.10;
(h)    investments (including debt obligations and equity interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;
(i)    Permitted Acquisitions;
(j)    Guarantees constituting Indebtedness permitted by Section 8.07;
(k)    bank deposits and securities accounts in the ordinary course of business;
(l)    non-cash consideration received, to the extent permitted by the Loan Documents, in connection with the Disposition of Property permitted by this Agreement;
(m)    investments existing on the date hereof listed on Schedule 8.9;
(n)    other investments, acquisitions, loans, and advances in addition to those otherwise permitted by this Section 8.09 in an amount not to exceed the greater of (x) $62,500,000 and (y) 25% of Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period, in the aggregate at any one time outstanding;
(o)    investments the payment for which consists of equity interests in the Borrower (exclusive of disqualified stock), or with the proceeds received from the substantially concurrent issue of new equity interests in the Borrower (other than disqualified stock), so long as a Change of Control is not triggered;

(p)    to the extent constituting an investment, transactions otherwise permitted by Sections 8.07, 8.08 and 8.12; and
(q)    other investments, in an unlimited amount, so long as (i) no Event of Default has occurred and is continuing at the time of, or would result from, such investments, and (ii) the Borrower is in compliance on a Pro Forma Basis with the covenant set forth in Section 8.24 at the time of making such investments;
(r)    investments in Subsidiaries that are not Loan Parties in an amount not to exceed the greater of, when taken together with Section 8.09(t), (x) $50,000,000 and (y) 20% of Adjusted EBITDA for the most recently ended Test Period, in the aggregate at any one time outstanding;
(s)    investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof in connection with the settlement of delinquent accounts in the ordinary course of business or from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(t)    investments in Unrestricted Subsidiaries, joint ventures and other minority investments not to exceed the greater of, when taken together with Section 8.09(r), (x) $50,000,000 and (y) 20% of Adjusted EBITDA for the most recently ended Test Period, in the aggregate at any one time outstanding;
(u)    investments in securities of trade creditors or customers that are received (i) in settlement of bona fide disputes or delinquent obligations or (ii) pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy, insolvency or other restructuring of such trade creditors or customers;
(v)    investments to the extent arising solely from a subsequent increase in the value (excluding any value for which any additional consideration of any kind whatsoever has been paid or otherwise transferred, directly or indirectly, by, or on behalf of any Loan Party or any Restricted Subsidiary) of an investment otherwise permitted hereunder and made prior to such subsequent increase in value;
(w)    loans and advances to directors, employees and officers of Borrower and its Restricted Subsidiaries for bona fide business purposes (including travel and relocation); provided that (i) any investment that when made complies with the requirements of the definition of the term “Cash Equivalent” may continue to be held notwithstanding that such investment if made thereafter would not comply with such requirements and (ii) any investment that is denominated in a currency other than U.S. Dollars and that was permitted at the time of investment by this covenant shall not violate this covenant thereafter due to any fluctuation in currency values. In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid; and
(x)    to the extent constituting investments, advances in respect of transfer pricing, cost-sharing arrangements (i.e., “cost-plus” arrangements) and associated “true-up” payments that are (i) in the ordinary course of business and consistent with the historical practices of Holdings, the Borrower and any Restricted Subsidiary and (ii) funded not more than 120 days in advance of the applicable transfer pricing and cost-sharing payment.

Section 8.10    Mergers, Consolidations and Sales. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, be a party to any merger, consolidation, division or amalgamation, or sell, transfer, lease or otherwise dispose of all or any part of its Property; provided, however, that this Section shall not apply to nor operate to prevent:
(a)the sale or lease of inventory, or the granting of licenses, sublicenses, leases or subleases, in each case in the ordinary course of business;
(b)    the sale, transfer, lease or other Disposition of Property (i) of any Loan Party to another Loan Party, (ii) of any Excluded Subsidiary to another Excluded Subsidiary, or (iii) constituting a Permitted Intercompany Transfer so long as such Permitted Intercompany Transfer is in compliance with Section 8.16;
(c)    the merger of any Subsidiary into a Loan Party; provided that, in the case of any merger involving (i) the Borrower, the Borrower is the corporation surviving the merger or (ii) a Loan Party (other than the Borrower) and an Excluded Subsidiary, such Loan Party shall be the Person surviving the merger;
(d)    any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all of its assets (including any Disposition that is in the nature of a liquidation) (i) to the Borrower or any other Restricted Subsidiary and (ii) pursuant to an investment otherwise permitted under this Agreement;
(e)    any Immaterial Subsidiary may dissolve or liquidate if such dissolution or liquidation is determined by the Borrower to be in its best interest and is not materially disadvantageous to the Lenders;
(f)    Dispositions by the Borrower or any of its Restricted Subsidiaries of Equity Interests in Unrestricted Subsidiaries held by the Borrower or any of its Restricted Subsidiaries;
(g)    the merger of any Excluded Subsidiary into any other Excluded Subsidiary;
(h)    the sale of delinquent notes or accounts receivable in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);
(i)    the sale, transfer or other Disposition of any tangible personal property that, in the reasonable business judgment of the relevant Loan Party or its Restricted Subsidiary, has become unnecessary, obsolete or worn out, and which is disposed of in the ordinary course of business;
(j)    sales of cash and Cash Equivalents in the ordinary course of business and for fair market value;
(k)    [reserved];
(l)    the unwinding of any Hedging Agreement;
(m)    the lapse or abandonment of intellectual property in the ordinary course of business;

(n)    any single transaction or series of related transactions that involves assets or equity interests having a fair market value of less than the greater of (x) $12,500,000 and (y) 5% of Adjusted EBITDA for the most recently ended Test Period;
(o)    transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor;
(p)    terminations of leases, subleases, licenses and sublicenses by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(q)    sales by the Borrower or any of its Restricted Subsidiaries of immaterial non-core assets acquired in connection with an Acquisition which are not used in the business of the Borrower and its Restricted Subsidiaries;
(r)    the statutory division of any Restricted Subsidiary so long as after giving to such division, the Borrower has satisfied the requirements set forth in Section 8.18 hereof;
(s)    the Disposition of Property of any Loan Party or any Restricted Subsidiary (including any Disposition of Property as part of a sale and leaseback transaction or the equity interest held in a Restricted Subsidiary) so long as (i) such Disposition shall be made for fair market value, (ii) at least 75% of the total consideration received therefor shall consist of cash or Cash Equivalents, and (iii) no Event of Default exists or would result therefrom; provided, that each of the following shall be deemed to be Cash Equivalents for the purposes of clause (ii) of this clause (s):
(i)any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower) of the Borrower (other than liabilities that are by their terms subordinated to the Obligations) that are extinguished in connection with the transactions relating to such Disposition, or that are assumed by the transferee of any such assets or equity interests, in each case, pursuant to an agreement that releases or indemnifies the Borrower, as the case may be, from further liability;
(ii)any notes or other obligations or other securities or assets received by the Borrower from such transferee that are converted by the Borrower into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within ninety (90) days of the receipt thereof; and
(iii)any Designated Non-Cash Consideration received by any Borrower Party in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this sub-clause (iii) that is at that time outstanding, not to exceed the greater of (x) $37,500,000 and (y) 15% of Adjusted EBITDA, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(t)    any Permitted Acquisition;
(u)    the Disposition of Property or assets that are necessary or advisable, in the good faith judgment of the Borrower, in order to obtain (or maintain) the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Acquisition or any investment permitted hereunder; provided that (i) such disposition is solely of assets acquired in the applicable Permitted Acquisition or investment, (ii) the disposition occurs substantially concurrently with such Permitted Acquisition or investment or within ninety (90) days thereafter and (iii) such assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries; and
(v)    other sales or dispositions in an amount not to exceed per fiscal year the greater of (x) $37,500,000 and (y) 15% of Adjusted EBITDA for the most recently ended Test Period.
Section 8.11    Holdings Covenant. Holdings shall not, directly or indirectly, engage in any business activities, hold any material assets, grant any Lien, or incur any Indebtedness, other than it may (a) act as a holding company and enter into transactions incidental thereto; (b) enter into the Loan Documents and the transactions required in this Agreement or permitted in this Agreement to be performed by Holdings; (c) receive and distribute the dividends, distributions, and payments permitted to be made to Holdings pursuant to Section 8.12; (d) enter into engagement letters and similar agreements with attorneys, accountants, and other professionals; (e) issue equity securities and perform its obligations under its organizational documents, its governing documents, and agreements with the holders of its equity securities; (f) own deposit and securities accounts and cash on deposit therein from time to time, (g) issue shares of its own equity securities and purchase equity securities of Borrower, (h) make Restricted Payments expressly permitted by this Agreement, (i) participate in tax, accounting and other administrative activities as a member of the Loan Parties and their Subsidiaries, (j) execute, deliver and perform rights and obligations under any employment agreements and any documents related thereto and provide indemnification to officers and directors, (k) perform any activities related to the business, operations or activities described in this Section 8.11.
Section 8.12    Dividends and Certain Other Restricted Payments. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or other equity interests (other than dividends or distributions payable solely in its capital stock or other equity interests), (b) directly or indirectly purchase, redeem, or otherwise acquire or retire any of its capital stock or other equity interests or any warrants, options, or similar instruments to acquire the same, or (c) make any voluntary prepayment on account of any Subordinated Debt or effect any voluntary redemption thereof with cash on hand and/or the proceeds of a Loan hereunder (collectively referred to herein as “Restricted Payments”); provided, however, that the foregoing shall not operate to prevent:
(i)the making of dividends or distributions by any Wholly-Owned Subsidiary to the Borrower or any of its Restricted Subsidiaries;
(ii)the making of Restricted Payments by any Restricted Subsidiary that is not a Wholly-Owned Subsidiary so long as (A) no Event of Default exists or would result from making such Restricted Payment and (B) such Restricted Payment is made to the equity holders of such Restricted Subsidiary on a pro rata basis based upon the percentage of equity in such Restricted Subsidiary held by such Restricted Subsidiary’s equity holders;

(iii)the making of other Restricted Payments in an amount not to exceed $25,000,000 in any fiscal year; provided, no Event of Default exists or would result from making such Restricted Payment;
(iv)the making of other Restricted Payments by any Loan Party or any Restricted Subsidiary in an unlimited basis, so long as (i) no Event of Default exists or would result from making such Restricted Payment, and (ii) after giving Pro Forma Effect to such Restricted Payment and any Indebtedness incurred in connection therewith, the Total Leverage Ratio (as determined by the financial statements delivered to the Administrative Agent pursuant to Section 8.05(a) or (b) hereof immediately prior to such Restricted Payment) is less than 3.75 to 1.00;
(v)[reserved];
(vi)the Borrower may declare and directly or indirectly pay cash dividends and distributions to Holdings for redistribution to any direct or indirect parent thereof (x) for customary and reasonable out-of-pocket expenses, legal and accounting fees and expenses and overhead of such Person incurred in the ordinary course of business to the extent attributable to the business of the Borrower and the Restricted Subsidiaries and in the aggregate not to exceed $5,000,000 in any fiscal year and (y) for Public Company Costs;
(vii)the Borrower may purchase or transfer funds to Holdings for redistribution to any direct or indirect parent thereof to fund the purchase of (with cash or notes) equity interests in such Person from former directors, officers or employees of such Person or its Subsidiaries (including Holdings, the Borrower or the Restricted Subsidiaries), their estates, beneficiaries under their estates, transferees, spouses or former spouses in connection with such person’s death, disability, retirement, severance or termination of such employee’s employment (or such officer’s office appointment or director’s directorship) and the Borrower may make distributions to Holdings for redistribution to any direct or indirect parent thereof to effect such purchases and/or to make payments on any notes issued in connection with any such repurchase; provided, however, that (i) no such purchase or distribution and no payment on any such note shall be made if an Event of Default shall have occurred and be continuing, (ii) no such note shall require any payment if such payment or a distribution by the Borrower to make such payment is prohibited by the terms hereof and (iii) the aggregate amount of all cash payments under this Section 8.12(vii) (including payments in respect of any such purchase or any such notes or any such distributions to Holdings for such purposes) shall not exceed in any fiscal year the sum (without duplication) of (A) the greater of (x) $37,500,000 and (y) 15% of Adjusted EBITDA for the most recently ended Test Period (with any unused amounts in any such fiscal year being carried over to the next succeeding fiscal year (with any unused amounts so carried over being further carried over to the next succeeding fiscal year if they are not used in such fiscal year)), plus (B) the amount of any cash equity contributions received by the Borrower for the purpose of making such payments and used for such purpose plus (C) key man life insurance proceeds received by the Borrower or any Restricted Subsidiary during such fiscal year; and
(viii)the payment of any dividend or other distribution or the consummation of any irrevocable redemption within sixty (60) days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of this Section 8.12;

(ix)payments in respect of transfer pricing, cost-sharing arrangements (i.e., “cost-plus” arrangements) and associated “true-up” payments that are in the ordinary course of business and consistent with the historical practices of Holdings, the Borrower and any Restricted Subsidiary;
(x)payments pursuant to and in accordance with stock option plans or other benefit plans for the management of employees of Holdings, the Borrower and its Subsidiaries.
Without limiting any other provision contained herein and the other Loan Documents (including Section 8.22 hereof), payments made on account of any Indebtedness that can be converted into equity (including payments to redeem such Indebtedness prior its maturity date) shall not be deemed a Restricted Payment for purposes of this Section 8.12 until such Indebtedness is converted into equity. Notwithstanding anything to the contrary set forth in this Agreement, the making and payment of any Restricted Payment shall be permitted hereunder if at the time such Restricted Payment was declared, the making and payment thereof complied with the provisions of this Agreement (and so long as during any interim period, any calculation or measurement hereunder is made assuming such amount has been declared and paid).
Section 8.13    ERISA. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries and each member of its Controlled Group to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed would reasonably be expected to result in the imposition of a Lien against any of its Property or the property of any member of its Controlled Group. Each Loan Party shall, and shall cause each of its Restricted Subsidiaries to, promptly notify the Administrative Agent and each Lender of: (a) the occurrence of any Reportable Event with respect to a Plan or Multiemployer Plan, (b) receipt of any notice from the PBGC of its intention to seek termination of any Plan or Multiemployer Plan or appointment of a trustee therefor, (c) its or any member of its Controlled Group’s intention to terminate or withdraw from any Plan or Multiemployer Plan, and (d) the occurrence of any event with respect to any Plan which would result in the incurrence by any Loan Party or any Restricted Subsidiary of a Loan Party of any material liability, fine or penalty, or any material increase in the contingent liability of any Loan Party or any Restricted Subsidiary of a Loan Party with respect to any post-retirement Welfare Plan benefit, which, in any case, would reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate.
Section 8.14    Compliance with Laws. (a) The Borrower shall, and shall cause each of its Subsidiaries to, comply in all respects with all Legal Requirements applicable to or pertaining to its Property or business operations, where any such non-compliance, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or result in a Lien upon any of its Property (other than Liens permitted pursuant to Section 8.08 hereof).
(b)    Without limiting Section 8.14(a) above, the Borrower shall, and shall cause each of its Restricted Subsidiaries to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any tenant or subtenant to do any of the foregoing) at any of the Premises except in the ordinary course of its business, in de minimis amounts, and in compliance with all applicable Environmental Laws; (vii) within ten (10) Business Days notify the Administrative Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Loan Party or any Restricted Subsidiary of a Loan Party or any of the Premises: (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability of any Premises arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law; (ix) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s or any of its Restricted Subsidiary’s interest therein; and (x) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.
Section 8.15    Compliance with Anti-Corruption Laws and Sanctions Programs. (a) Each Loan Party and each of its Restricted Subsidiaries shall at all times comply in all material respects with the requirements of all Sanctions Programs applicable to such Loan Party and shall cause each of its Subsidiaries to comply in all material respects with the requirements of all Sanctions Programs applicable to such Subsidiary.
(b)    Each Loan Party shall provide the Administrative Agent and the Lenders (i) any information regarding the Loan Parties and their Subsidiaries necessary for the Administrative Agent and the Lenders to comply with all applicable Sanctions Programs, and (ii) without limiting the foregoing, notification of any change in the information provided in the Beneficial Ownership Certification that would result in a material change to the list of beneficial owners identified therein.
(c)    If any Loan Party obtains actual knowledge or receives any written notice that any Loan Party, or any Subsidiary of any Loan Party, or any officer or director of any Loan Party or that any Person that owns or controls any such Person is the target of any Sanctions Programs or is located, organized or resident in a country or territory that is, or whose government is, the subject of any Sanctions Programs (such occurrence, an “OFAC Event”), such Loan Party shall promptly (i) give written notice to the Administrative Agent and the Lenders of such OFAC Event, and (ii) comply in all material respects with all applicable laws with respect to such OFAC Event (regardless of whether the target Person is located within the jurisdiction of the United States of America), including the Sanctions Programs, and each Loan Party hereby authorizes and consents to the Administrative Agent and the Lenders taking any and all steps the Administrative Agent or the Lenders deem necessary, in their sole but reasonable discretion, to avoid violation of all applicable laws with respect to any such OFAC Event, including the requirements of the Sanctions Programs (including the freezing and/or blocking of assets and reporting such action to OFAC).
(d)    No Loan Party will, directly or, to any Loan Party’s knowledge, indirectly, use the proceeds of the Revolving Facility, or lend, contribute or otherwise make available such proceeds to any other Person, (i) to fund any activities or business of or with any Person or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of any Sanctions Programs, or

(ii) in any other manner that would result in a violation of Sanctions Programs or Anti-Corruption Laws by any Person (including any Person participating in the Revolving Facility, whether as underwriter, lender, advisor, investor, or otherwise).
(e)    No Loan Party will, nor will it permit any Subsidiary to, violate any Anti-Corruption Law in any material respect.
(f)    Each Loan Party will maintain in effect policies and procedures designed to ensure compliance with applicable Anti-Corruption Laws and Sanctions Programs by the Loan Parties, their Subsidiaries, and their respective (i) directors, officers and employees and (ii) agents that are under the supervision of, or acting at the direction of, a Loan Party or one of its Subsidiaries.
Section 8.16    Burdensome Contracts With Affiliates. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to such Loan Party or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other; provided that the foregoing restriction shall not apply to (a) transactions between or among the Loan Parties and, to the extent the subject contract, agreement or business arrangement is otherwise permitted by this Agreement, any Restricted Subsidiaries, (b) contracts, agreements and business arrangements between a Loan Party and an Excluded Subsidiary where the purchase price is the cost of such goods or services being provided pursuant to such contracts, agreements and business arrangements, (c) transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged into the Borrower or a Subsidiary (provided such transaction is not entered into in contemplation of such event and is not renewed after such merger or when such Person becomes a Subsidiary), (d) [reserved], (e) any agreement or similar arrangement primarily intended to govern tax allocation, sharing of taxes or similar matters, which agreement or arrangement is among Loan Parties or among Loan Parties and their Affiliates and (f) the transactions set forth on Schedule 8.16.
Section 8.17    No Changes in Fiscal Year. The fiscal year of the Borrower and its Restricted Subsidiaries ends on March 31 of each year; and the Borrower shall not, nor shall it permit any Restricted Subsidiary to, change its fiscal year from its present basis unless (i) the Borrower notifies the Administrative Agent prior to the change, (ii) the Administrative Agent provides written consent (such consent not to be unreasonably withheld or delayed) and (iii) the Borrower provides any reconciliation report reasonably requested by the Administrative Agent.
Section 8.18    Formation of Subsidiaries. Within sixty (60) days after the formation or acquisition of any Restricted Subsidiary (including by division), the Loan Parties shall provide the Administrative Agent and the Lenders notice thereof. Promptly upon any Excluded Subsidiary or Unrestricted Subsidiary no longer constituting an Excluded Subsidiary or Unrestricted Subsidiary, respectively, the Loan Parties shall provide the Administrative Agent notice thereof. If such newly formed or acquired Subsidiary (or newly designated Subsidiary) is not an Excluded Subsidiary, the Loan Parties shall cause such Restricted Subsidiary, within sixty (60) days after such formation or acquisition or promptly after any re-designation as set forth in the prior sentence (or such later date as the Administrative Agent may agree), to execute and deliver a Guaranty Agreement (including an Additional Guarantor Supplement in the form attached hereto as Exhibit F or such other form reasonably acceptable to the Administrative Agent) and otherwise comply with the requirements of Sections 11 and 12.
Section 8.19    Change in the Nature of Business. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to, engage in any business or activity if as a result the general nature of the business of such Loan Party or any of its Restricted Subsidiaries would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date.
Section 8.20    Use of Proceeds; Acquisition of Company Stock. The Borrower shall use the credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 6.04. The Borrower shall not use the proceeds from any Credit Event to purchase Company Stock if such purchase is in or will cause a violation of Regulation U.
Section 8.21    No Restrictions. Except as provided herein, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Borrower or any Restricted Subsidiary of a Loan Party to: (a) pay dividends or make any other distribution on any Restricted Subsidiary’s capital stock or other equity interests owned by such Loan Party or any other Restricted Subsidiary, (b) pay any Indebtedness owed to any Loan Party or any other Restricted Subsidiary, (c) make loans or advances to any Loan Party or any Restricted Subsidiary, (d) transfer any of its Property to any Loan Party or any other Restricted Subsidiary, or (e) guarantee the Secured Obligations and/or grant Liens on its assets to the Administrative Agent as required by the Loan Documents; provided that the foregoing shall not apply to (i) restrictions and conditions existing on the date hereof identified on Schedule 8.21 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (ii) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets pending such sale; provided, such restrictions and conditions apply only to the Restricted Subsidiary or such assets that are to be sold and such sale is permitted hereunder, (iii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted hereunder or restrictions on the encumbrance of specific property encumbered to secure payment of particular permitted Indebtedness; (iv) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.07(b) or 8.07(u) to the extent that any such negative pledge relates solely to the property financed by or the subject of such Indebtedness, (v) customary provisions in leases and other contracts restricting the assignment thereof and (vi) applicable law, rule, regulation or order (including agreements with regulatory authorities).
Section 8.22    Subordinated Debt. No Loan Party shall, nor shall it permit any of its Restricted Subsidiaries to:
(a)amend or modify any of the terms or conditions relating to Subordinated Debt,
(b)    make any voluntary prepayment of Subordinated Debt or effect any voluntary redemption thereof other than (i) in connection with a refinancing thereof made with the proceeds of equity, Subordinated Debt incurred under Section 8.07(g) or (ii) made with the Loan Parties’ cash on hand and/or the proceeds of a Loan hereunder to the extent such voluntary prepayments or redemptions are permitted pursuant to Section 8.12(iii) or (iv) above, or
(c)    make any payment on account of Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.
Notwithstanding the foregoing, the Loan Parties or their Restricted Subsidiaries may agree to a decrease in the interest rate applicable thereto or to a deferral of repayment of any of the principal of or interest on the Subordinated Debt beyond the current due dates therefor or to any other amendment, modification, waiver or other change to the Subordinated Debt that is not materially adverse to the Lenders.

Section 8.23    Designation of Unrestricted Subsidiaries. Borrower may at any time after the Closing Date designate in writing to the Administrative Agent any Subsidiary of the Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing or would result therefrom, (ii) immediately before and after such designation, the Borrower is in compliance on a Pro Forma Basis with the covenant set forth in Section 8.24, (iii) the Borrower shall have delivered to Administrative Agent a certificate of a Responsible Officer of the Borrower demonstrating compliance with the foregoing clauses and certifying that such Subsidiary meets the requirements of an Unrestricted Subsidiary, (iv) the designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an investment by Loan Parties therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein; provided that upon a redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Loan Parties shall be deemed to have a reduction in an amount equal to the amount of such investment at the time of designation, (v) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence or making, as applicable, at the time of designation of any investments, Indebtedness or Liens of such Subsidiary existing at such time, (vi) any Unrestricted Subsidiary that has subsequently been designated as a Restricted Subsidiary may not be redesignated as an Unrestricted Subsidiary, (vii) the Borrower may not designate as an Unrestricted Subsidiary any Loan Party, (viii) no Subsidiary shall be designated as an Unrestricted Subsidiary if such Subsidiary or any of its Subsidiaries (x) owns any equity interests or Indebtedness of, or owns or holds any Lien on any property of, any Loan Party or any Restricted Subsidiary or (y) owns or holds exclusive license to any material intellectual property as reasonably determined by the Administrative Agent and the Borrower, (ix) no Loan Party or Restricted Subsidiary may transfer legal title, or license on an exclusive basis, to any material intellectual property (as reasonably determined by the Administrative Agent and the Borrower) to any Unrestricted Subsidiary and (x) any Indebtedness of any Unrestricted Subsidiary shall be non-recourse to any Loan Party or Restricted Subsidiary. No Subsidiary shall be designated as an Unrestricted Subsidiary if at the time of such designation Unrestricted Subsidiaries collectively represent more than 10.0% of Adjusted EBITDA of Holdings and its Subsidiaries on a consolidated basis. For the avoidance of doubt, the results of operations, cash flows, assets (including cash and Cash Equivalents), Indebtedness or other liabilities of Unrestricted Subsidiaries will not be taken into account or consolidated with the accounts of the applicable Loan Party or Restricted Subsidiary for purposes of determining any financial calculation, leverage-based pricing or mandatory prepayment provision contained in the Loan Documents and any cash or Cash Equivalents of any Unrestricted Subsidiary will not be taken into account for purposes of any net indebtedness test under the Loan Documents.
Section 8.24    Financial Covenants. The Borrower shall not permit the Total Leverage Ratio, as determined on the last day of each fiscal quarter, to be greater than 4.00 to 1.00; provided, that the Borrower may, upon written notice to the Administrative Agent on or prior to the consummation of any Permitted Acquisition for which the Total Consideration exceeds $150,000,000, increase the maximum Total Leverage Ratio to 4.50 to 1.00 for the four fiscal quarters immediately following such Permitted Acquisition (the “Acquisition Holiday”). The foregoing notwithstanding, any temporary increase set forth above shall not be available for the two (2) consecutive fiscal quarters immediately after the end of the Acquisition Holiday.
Section 8.25    Post-Closing Undertakings. Within the time periods specified on Schedule 8.25 (or such later date as the Administrative Agent may agree in its sole discretion), comply with the provisions set forth in Schedule 8.25.

ARTICLE IX Events of Default and Remedies.
Section 9.01    Events of Default. Any one or more of the following shall constitute an “Event of Default” hereunder:
(a)(i) default in the payment when due of all or any part of the principal of any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any Reimbursement Obligation; or (ii) default in the payment when due of any interest on any Loan or of any fee or other Obligation payable hereunder or under any other Loan Document, and such failure shall continue unremedied for a period of five (5) days;
(b)default in the observance or performance of any covenant set forth in Sections 8.05(h)(iii) (provided that the delivery of a notice of Default or Event of Default at any time will cure an Event of Default under Section 8.5(h)(iii) arising from the failure of the Borrower to timely deliver such notice of Default or Event of Default), 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.20, 8.21, 8.22 8.23, 8.24 or 8.25 of this Agreement or default in the observance or performance of any covenant set forth in Section 8.5 (other than Section 8.05(h)(iii)) for a period of fifteen (15) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;
(c)default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Loan Party or (ii) written notice thereof is given to the Borrower by the Administrative Agent;
(d)any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Administrative Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;
(e)(i) any event occurs or condition exists (other than as described in subsections (a) through (d) above) which is specified as an Event of Default under any of the other Loan Documents, or (ii) any of the Loan Documents shall for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any of the Collateral Documents shall for any reason fail to create a valid and perfected first priority Lien in favor of the Administrative Agent in any Collateral purported to be covered thereby except as expressly permitted by the terms hereof, other than in each case, the foregoing clauses (i) through (iii), (a) as a result of the Administrative Agent no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (b) as a result of a Uniform Commercial Code filing having lapsed because a Uniform Commercial Code continuation statement was not filed in a timely manner, or (iv) any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder, or (v) any Loan Party or any Restricted Subsidiary of a Loan Party makes any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument subordinating such Subordinated Debt to any Secured Obligations, or any subordination provision in any document or instrument (including, without limitation, any intercreditor or subordination agreement) relating to any Subordinated Debt shall cease to be in full force and effect, or any Person (including the holder of any Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision;

(f)default shall occur under any Material Indebtedness issued, assumed or guaranteed by any Loan Party or any Significant Subsidiary, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Material Indebtedness (whether or not such maturity is in fact accelerated), or any such Material Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
(g)any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Significant Subsidiary, or against any of their respective Property, in an aggregate amount for all such Persons in excess of $30,000,000 (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party or any Significant Subsidiary to enforce any such judgment;
(h)any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, shall fail to pay when due, after the expiration of any applicable grace period, an amount or amounts aggregating for all such Persons in excess of the greater of (x) $50,000,000 and (y) 20% of Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period which it shall have become liable to pay to the PBGC, a Plan or a Multiemployer Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of the greater of (x) $50,000,000 and (y) 20% of Adjusted EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by any Loan Party or any Subsidiary of a Loan Party, or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any Loan Party or any Subsidiary of a Loan Party, or any member of its Controlled Group, to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;
(i)any Change of Control shall occur;
(j)any Loan Party or any Significant Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate or similar action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.01(k); or
(k)a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for any Loan Party or any Significant Subsidiary, or any substantial part of any of its Property, or a proceeding described in Section 9.01(j)(v) shall be instituted against any Loan Party or any

Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.
Section 9.02    Non-Bankruptcy Defaults. When any Event of Default (other than those described in subsection (j) or (k) of Section 9.1 with respect to the Borrower) has occurred and is continuing, the Administrative Agent shall, by written notice to the Borrower: (a) if so directed by the Required Lenders, terminate the remaining Revolving Credit Commitments and all other obligations of the Lenders hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Lenders, declare the principal of and the accrued interest on all outstanding Loans to be forthwith due and payable and thereupon all outstanding Loans, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Lenders, demand that the Borrower immediately deliver to the Administrative Agent Cash Collateral in an amount equal to 103% of the aggregate amount of each Letter of Credit then outstanding, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Administrative Agent, for the benefit of the Lenders, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. In addition, the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing. The Administrative Agent shall give notice to the Borrower under Section 9.01(c) promptly upon being requested to do so by any Lender. The Administrative Agent, after giving notice to the Borrower pursuant to Section 9.01(c) or this Section 9.02, shall also promptly send a copy of such notice to the other Lenders, but the failure to do so shall not impair or annul the effect of such notice.
Section 9.03    Bankruptcy Defaults. When any Event of Default described in subsections (j) or (k) of Section 9.01 with respect to the Borrower has occurred and is continuing, then all outstanding Loans shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately deliver to the Administrative Agent Cash Collateral in an amount equal to 103% of the aggregate amount of each Letter of Credit then outstanding, the Borrower acknowledging and agreeing that the Lenders would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Lenders, and the Administrative Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit. In addition, the Administrative Agent may exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable law or equity when any such Event of Default has occurred and is continuing.
Section 9.04    Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under any of Section 2.03(b), 2.09(b), 2.14, 2.15, 9.02 or 9.03 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.\
(b)    All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in one or more separate collateral accounts (each such account, and the credit balances, properties, and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the “Collateral Account”) as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the L/C Issuer, and to the payment of the unpaid balance of all other Secured Obligations. The Collateral Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer. If and when requested by the Borrower, the Administrative Agent shall invest funds held in the Collateral Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Collateral Account when and as required to make payments out of the Collateral Account for application to amounts due and owing from the Borrower to the L/C Issuer, the Administrative Agent or the Lenders. Subject to the terms of Sections 2.14 and 2.15, if the Borrower shall have made payment of all obligations referred to in subsection (a) above required under Section 2.09(b), at the request of the Borrower the Administrative Agent shall release to the Borrower amounts held in the Collateral Account so long as at the time of the release and after giving effect thereto no Default exists. After all Letters of Credit have expired or been cancelled and the expiration or termination of all Revolving Credit Commitments, at the request of the Borrower, the Administrative Agent shall release any remaining amounts held in the Collateral Account following payment in full in cash of all Secured Obligations.
Section 9.05    Post-Default Collections. Anything contained herein or in the other Loan Documents to the contrary notwithstanding (including, without limitation, Section 2.09(b)), all payments and collections received in respect of the Obligations and all proceeds of the Collateral and all payments made under or in respect of the Guaranty Agreements received, in each instance, by the Administrative Agent or any of the Lenders after acceleration or the final maturity of the Obligations or termination of the Revolving Credit Commitments as a result of an Event of Default shall be remitted to the Administrative Agent and distributed as follows:
(a)first, to the payment of any outstanding costs and expenses incurred by the Administrative Agent, and any security trustee therefor, in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, in protecting, preserving or enforcing rights under the Loan Documents, and in any event including all costs and expenses of a character which the Loan Parties have agreed to pay the Administrative Agent under Section 13.04 (such funds to be retained by the Administrative Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Administrative Agent);
(b)    second, to the payment of any outstanding interest and fees due under the Loan Documents to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;
(c)    third, to the payment of principal on the Loans, unpaid Reimbursement Obligations, together with amounts to be held by the Administrative Agent as collateral security for any outstanding L/C Obligations pursuant to Section 9.04 (until the Administrative Agent is holding an amount of cash equal to 103% of the then outstanding amount of all such L/C Obligations), and Hedging Liability, the aggregate amount paid to, or held as collateral security for, the Lenders and L/C Issuer and, in the case of Hedging Liability, their Affiliates to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof;

(d)    fourth, to the payment of all other unpaid Secured Obligations and all other Indebtedness, obligations, and liabilities of the Borrower and its Restricted Subsidiaries arising under or pursuant to, or secured by, the Loan Documents (including, without limitation, Bank Product Obligations) to be allocated pro rata in accordance with the aggregate unpaid amounts owing to each holder thereof; and
(e)    finally, to the Loan Parties or whoever else may be lawfully entitled thereto.
ARTICLE X The Administrative Agent.
Section 10.01    Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints BMO ~~Harris~~ Bank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 10.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 10.03    Action by Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and its Related Parties:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. The Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it first receives any further assurances of its indemnification from the Lenders that it may require, including prepayment of any related expenses and any other protection it requires against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02, 9.03, 9.04, 9.05 and 13.03), or (ii) in the absence of its own bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Any such action taken or failure to act pursuant to the foregoing shall be binding on all Lenders. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender, or the L/C Issuer.
(c)    Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty or obligation to any Lender or L/C Issuer or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 7.01 or 7.02 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 10.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 10.06    Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed; provided that such consent shall not be required if an Event of Default under Section 9.01(a), 9.01(j) or 9.01(k) has occurred and is continuing at the time), to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(a)With effect from the Resignation Effective Date, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. If on the Resignation Effective Date no successor has been appointed and accepted such appointment, the Administrative Agent’s rights in the Collateral Documents shall be assigned without representation, recourse or warranty to the Lenders and L/C Issuer as their interests may appear. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 13.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Section 10.07    Non-Reliance on Administrative Agent and Other Lenders. (a) Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Upon a Lender’s written request, the Administrative Agent agrees to forward to such Lender, when complete, copies of any audit, inspection, or other report prepared by or for the Administrative Agent with respect to the Borrower or any Loan Party or the Collateral (herein, “Reports”). Each Lender hereby agrees that (i) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) shall not be liable for any information contained in any Report; (ii) the Reports are not comprehensive audits or inspections, and that any Person performing any such audit or inspection will inspect only specific information regarding the Borrower and the other Loan Parties and will rely significantly upon the books and records of Borrower and the other Loan Parties, as well as on representations of personnel of the Borrower and the other Loan Parties, and that the Administrative Agent undertakes no obligation to update, correct or supplement the Reports; (iii) it will keep all Reports confidential and strictly for its internal use, not share the Report with any other Person except as otherwise permitted pursuant to this Agreement; and (iv) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by the Administrative Agent or such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender. The Lenders acknowledge that the provisions set forth in this Section 10.07(b) do not create an obligation on behalf of Holdings, the Borrower and the other Loan Parties.
Section 10.08    L/C Issuer and Swing Line Lender. The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith and the Swing Line Lender shall act on behalf of the Lenders with respect to the Swing Loans made hereunder. The L/C Issuer and the Swing Line Lender shall each have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the Applications pertaining to such Letters of Credit or by the Swing Line Lender in connection with Swing Loans made or to be made hereunder as fully as if the term “Administrative Agent”, as used in this Section 10, included the L/C Issuer and the Swing Line Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to such L/C Issuer or Swing Line Lender, as applicable. Any resignation by the Person then acting as Administrative Agent pursuant to Section 10.06 shall also constitute its resignation or the resignation of its Affiliate as L/C Issuer and Swing Line Lender except as it may otherwise agree. If such Person then acting as L/C Issuer or Swing Line Lender so resigns, it shall retain all the rights, powers, privileges and duties of the L/C Issuer of Swing Line Lender, as applicable, hereunder with respect to all Letters of Credit and Swing Loans outstanding as of the effective date of its resignation as L/C Issuer or Swing Line Lender and all L/C Obligations or Swing Loans, as applicable, with respect thereto, including the right to require the Lenders to make Loans or fund risk participations in Reimbursement Obligations pursuant to Section 2.03. Upon the appointment by the Borrower of a successor L/C Issuer or Swing Line Lender, as applicable hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender or a Disqualified Institution), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable (other than any rights to indemnity payments or other amounts that remain owing to the retiring L/C Issuer or Swing Line Lender, as applicable), and (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents other than with respect to its outstanding Letters of Credit or Swing Loans, as applicable and (iii) upon the request of the resigning (x) L/C Issuer, the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit and (y) Swing Line Lender, the successor Swing Line Lender shall make Swing Loans in substitution for the Swing Loans, if any, outstanding at the time of succession or make other arrangements satisfactory to the resigning Swing Line Lender with respect to such Swing Loans.
Section 10.09    Hedging Liability and Bank Product Obligations. By virtue of a Lender’s execution of this Agreement or an assignment agreement pursuant to Section 13.02, as the case may be, any Affiliate of such Lender with whom the Borrower or any other Loan Party has entered into an agreement creating Hedging Liability or Bank Product Obligations shall be deemed a Lender party hereto for purposes of any reference in a Loan Document to the parties for whom the Administrative Agent is acting, it being understood and agreed that the rights and benefits of such Affiliate under the Loan Documents consist exclusively of such Affiliate’s right to share in payments and collections out of the Collateral and the Guaranty Agreements as more fully set forth in Section 9.05. In connection with any such distribution of payments and collections, or any request for the release of the Guaranty Agreements and the Administrative Agent’s Liens in connection with the termination of the Revolving Credit Commitments and the payment in full of the Obligations, the Administrative Agent shall be entitled to assume no amounts are due to any Lender or its Affiliate with respect to Hedging Liability or Bank Product Obligations unless such Lender has notified the Administrative Agent in writing of the amount of any such liability owed to it or its Affiliate prior to such distribution or payment or release of Guaranty Agreements and the Administrative Agent’s Liens.
Section 10.10    Designation of Additional Agents. The Administrative Agent shall have the continuing right, for purposes hereof, at any time and from time to time to designate one or more of the Lenders (and/or its or their Affiliates) as “syndication agents,” “documentation agents,” “book runners,” “lead arrangers,” “arrangers,” or other designations for purposes hereto, but such designation shall have no substantive effect, and such Lenders and their Affiliates shall have no additional powers, duties or responsibilities as a result thereof.
Section 10.11    Authorization to Enter into, and Enforcement of, the Collateral Documents; Possession of Collateral. The Administrative Agent is hereby irrevocably authorized by each of the Lenders, the Swing Line Lender and the L/C Issuer to execute and deliver the Collateral Documents (including intercreditor arrangements as expressly contemplated by this Agreement (including, without limitation, on any terms set forth in this Agreement, in each case, to the extent the Indebtedness being incurred and secured in connection therewith is not prohibited from being incurred under Section 8.07 and 8.08 of this Agreement) on behalf of each of the Lenders, the Swing Line Lender, the L/C Issuer, and

their Affiliates and to take such action and exercise such powers under the Collateral Documents as the Administrative Agent considers appropriate; provided the Administrative Agent shall not amend or waive any compliance with the Collateral Documents unless such amendment or waiver is agreed to in writing by the Required Lenders in accordance with Section 13.03 hereof or as expressly permitted hereby or thereby. Upon the occurrence of an Event of Default, the Administrative Agent shall take such action to enforce its Lien on the Collateral and to preserve and protect the Collateral as may be directed by the Required Lenders. Unless and until the Required Lenders give such direction, the Administrative Agent may (but shall not be obligated to) take or refrain from taking such actions as it deems appropriate and in the best interest of all the Lenders, the Swing Line Lender and L/C Issuer. Each Lender, Swing Line Lender and L/C Issuer acknowledges and agrees that it will be bound by the terms and conditions of the Collateral Documents upon the execution and delivery thereof by the Administrative Agent. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders, Swing Line Lender, the L/C Issuer or their Affiliates for any failure to monitor or maintain any portion of the Collateral. The Lenders, Swing Line Lender and L/C Issuer hereby irrevocably authorize (and each of their Affiliates holding any Bank Product Obligations and Hedging Liability entitled to the benefits of the Collateral shall be deemed to authorize) the Administrative Agent, based upon the instruction of the Required Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent (or any security trustee therefor) under the provisions of the Uniform Commercial Code, including pursuant to Sections 9-610 or 9-620 of the Uniform Commercial Code, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 of the United States Bankruptcy Code, or at any sale or foreclosure conducted by the Administrative Agent or any security trustee therefor (whether by judicial action or otherwise) in accordance with applicable law. Except as otherwise specifically provided for herein, no Lender, Swing Line Lender, L/C Issuer, or their Affiliates, other than the Administrative Agent, shall have the right to institute any suit, action or proceeding in equity or at law for the foreclosure or other realization upon any Collateral or for the execution of any trust or power in respect of the Collateral or for the appointment of a receiver or for the enforcement of any other remedy under the Collateral Documents, it being understood and intended that no one or more of the Lenders, Swing Line Lender or L/C Issuer or their Affiliates shall have any right in any manner whatsoever to affect, disturb or prejudice the Lien of the Administrative Agent (or any security trustee therefor) under the Collateral Documents by its or their action or to enforce any right thereunder, and that all proceedings at law or in equity shall be instituted, had, and maintained by the Administrative Agent (or its security trustee) in the manner provided for in the relevant Collateral Documents for the benefit of the Lenders, Swing Line Lender, the L/C Issuer, and their Affiliates. Each Lender, Swing Line Lender and L/C Issuer is hereby appointed agent for the purpose of perfecting the Administrative Agent’s security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code or other applicable law can be perfected only by possession. Should any Lender or L/C Issuer (other than the Administrative Agent) obtain possession of any Collateral, such Lender, Swing Line Lender or L/C Issuer shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.
Section 10.12    Authorization to Release, Limit or Subordinate Liens or to Release Guaranties. The Administrative Agent is hereby irrevocably authorized by each of the Lenders, the L/C Issuer, and their Affiliates to (a) release any Lien covering any Collateral that is sold, transferred, or otherwise disposed of in accordance with the terms and conditions of this Agreement and the relevant Collateral

Documents (including a sale, transfer, or Disposition permitted by the terms of Section 8.10 or which has otherwise been consented to in accordance with Section 13.03), (b) release or subordinate any Lien on Collateral consisting of goods financed with purchase money indebtedness or under a Capital Lease to the extent such purchase money indebtedness or Capitalized Lease Obligation, and the Lien securing the same, are permitted by Sections 8.07(b) and 8.08(d), (c) reduce or limit the amount of the Indebtedness secured by any particular item of Collateral to an amount not less than the estimated value thereof to the extent necessary to reduce mortgage registry, filing and similar tax, (d) release Liens on the Collateral following termination or expiration of the Revolving Credit Commitments and payment in full in cash of the Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized to the satisfaction of the Administrative Agent and relevant L/C Issuer) and, if then due, Hedging Liability and Bank Product Obligations, and (e) release any Subsidiary from its obligations as a Guarantor if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents; provided, that to the extent any Guarantor becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly owned Subsidiary, any such release under this clause (e) shall only be permitted if such Subsidiary became a non-Wholly owned Subsidiary as a result of a bona fide transaction with any Person that is not an Affiliate of the Borrower prior to the consummation of such transaction. Upon the Administrative Agent’s request, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of Property or to release any Person from its obligations as a Guarantor under the Loan Documents.
If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement, the Liens created by the Collateral Documents shall automatically terminate and be released with respect to such Collateral, without the delivery of any instrument or performance of any act by any Person being necessary to give effect thereto.  Upon the consummation of any such sale, transfer or other disposal of Collateral, the Administrative Agent shall deliver to the Loan Party all such Collateral held by the Administrative Agent under any Loan Document and, at the reasonable request and sole expense of such Loan Party, execute and deliver to such Loan Party releases or other documents necessary to evidence such termination or release.  At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations under the Loan Documents in the event that all the capital stock or other equity interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement or such Guarantor is no longer required by the Loan Documents to be a Guarantor; provided that the Borrower shall have delivered to the Administrative Agent, at least 5 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other Disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.
If at any time (a) any two (2) of Moody’s, S&P or Fitch issue a corporate family rating of Holdings and its Subsidiaries (or any direct or indirect parent of Holdings) equal to or higher than Baa3 or BBB-, as applicable, (b) no Default or Event of Default shall have occurred and be continuing on such date and (c) all loans under the Incremental Facilities and any Incremental Equivalent Debt, in each case that are secured by the Collateral shall have been either (x) repaid or prepaid and all of the corresponding commitments shall have been terminated prior to such date or (y) shall contain a substantially simultaneous release of Liens on the Collateral securing such indebtedness, then, in the Borrower’s sole discretion, the Administrative Agent shall promptly release its Lien on the Collateral (the “Collateral Release”). If, after the occurrence of a Collateral Release, a Collateral Reinstatement Event occurs, at the Borrower’s sole cost and expense, the Borrower and Guarantors will take such actions as are reasonably requested by the Administrative Agent to provide to the Administrative Agent, for the benefit of the Lenders and other Secured Parties, valid and perfected first priority Liens (subject to Liens permitted by Section 8.08) on the Collateral, and the Administrative Agent shall be permitted to take actions reasonably necessary to provide valid and perfected first priority Liens (subject to Liens permitted by Section 8.08) on the Collateral. If after a Collateral Release, the Borrower has incurred or incurs any Incremental Facilities or Incremental Equivalent Debt, such Incremental Facility or Incremental Equivalent Debt shall not be permitted to be secured unless the Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, are reinstated.
Section 10.13    Authorization of Administrative Agent to File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under the Loan Documents including, but not limited to, Sections 3.01, 4.04, 4.05, and 13.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.01 and 13.04. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or L/C Issuer in any such proceeding.
Section 10.14    Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time Administrative Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender, Swing Line Lender, L/C Issuer or other Secured Party, whether or not in respect of an Obligation due and owing by Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Administrative Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. Each

Lender, Swing Line Lender, each L/C Issuer and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Administrative Agent shall inform each Lender, Swing Line Lender, L/C Issuer or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, Swing Line Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE XI The Guarantees.
Section 11.01    The Guarantees. To induce the Lenders and L/C Issuer to provide the credits described herein and in consideration of benefits expected to accrue to the Borrower by reason of the Revolving Credit Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Restricted Subsidiary party hereto (including any Restricted Subsidiary executing an Additional Guarantor Supplement in the form attached hereto as Exhibit F or such other form reasonably acceptable to the Administrative Agent) and the Borrower (as to the Secured Obligations of another Loan Party) hereby unconditionally and irrevocably guarantees jointly and severally to the Administrative Agent, the Lenders, and the L/C Issuer and their Affiliates, the due and punctual payment of all present and future Secured Obligations, including, but not limited to, the due and punctual payment of principal of and interest on the Loans, the Reimbursement Obligations, and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Loan Documents and the due and punctual payment of all Hedging Liability and Bank Product Obligations, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Borrower or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Borrower or any such obligor in any such proceeding); provided, however, that, with respect to any Guarantor, Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations. In case of failure by the Borrower or other obligor punctually to pay any Secured Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Borrower or such obligor.
Section 11.02    Guarantee Unconditional. Except as set forth in Section 10.12, the obligations of each Guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of any Loan Party or other obligor or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;
(b)any modification or amendment of or supplement to this Agreement or any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations;

(c)any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, any Loan Party or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Loan Party or other obligor or of any other guarantor contained in any Loan Document;
(d)the existence of any claim, set-off, or other rights which any Loan Party or other obligor or any other guarantor may have at any time against the Administrative Agent, any Lender, the L/C Issuer or any other Person, whether or not arising in connection herewith;
(e)any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Loan Party or other obligor, any other guarantor, or any other Person or Property;
(f)any application of any sums by whomsoever paid or howsoever realized to any obligation of any Loan Party or other obligor, regardless of what obligations of any Loan Party or other obligor remain unpaid;
(g)any invalidity or unenforceability relating to or against any Loan Party or other obligor or any other guarantor for any reason of this Agreement or of any other Loan Document or any agreement relating to Hedging Liability or Bank Product Obligations or any provision of applicable law or regulation purporting to prohibit the payment by any Loan Party or other obligor or any other guarantor of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations; or
(h)any other act or omission to act or delay of any kind by the Administrative Agent, any Lender, the L/C Issuer, or any other Person or any other circumstance whatsoever that might, but for the provisions of this subsection, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 11.
Section 11.03    Discharge Only upon Payment in Full; Reinstatement in Certain Circumstances. Except as set forth in Section 10.12, each Guarantor’s obligations under this Section 11 shall remain in full force and effect until the Revolving Credit Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Loans and all other amounts payable by the Borrower and the other Loan Parties under this Agreement and all other Loan Documents and, if then outstanding and unpaid, all Hedging Liability and Bank Product Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any Reimbursement Obligation or any other amount payable by any Loan Party or other obligor or any guarantor under the Loan Documents or any agreement relating to Hedging Liability or Bank Product Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of such Loan Party or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
Section 11.04    Subrogation. Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall have been paid in full subsequent to the termination of all the Revolving Credit Commitments and expiration of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (x) the payment in full of the Secured Obligations and all other amounts payable by the Loan Parties hereunder and the other Loan Documents (other than contingent indemnification obligations for which no claim has been asserted) and (y) the termination of the Revolving Credit Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent, the Lenders, and the L/C Issuer (and their Affiliates) and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders and L/C Issuer (and their Affiliates) or be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.
Section 11.05    Subordination. Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all Indebtedness, obligations, and liabilities of the Borrower or other Loan Party owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted). During the existence of any Event of Default, subject to Section 11.04, any such Indebtedness, obligation, or liability of the Borrower or other Loan Party owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Secured Obligations and the proceeds thereof shall be paid over to the Administrative Agent for application to the Secured Obligations (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 11.
Section 11.06    Waivers. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Administrative Agent, any Lender, the L/C Issuer, or any other Person against the Borrower or any other Loan Party or other obligor, another guarantor, or any other Person.
Section 11.07    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Section 11 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Section 11 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
Section 11.08    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower or other Loan Party or other obligor under this Agreement or any other Loan Document, or under any agreement relating to Hedging Liability or Bank Product Obligations, is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or such other Loan Party or obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents, or under any agreement relating to Hedging Liability or Bank Product Obligations, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request or otherwise with the consent of the Required Lenders.
Section 11.09    Benefit to Guarantors. The Loan Parties are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Borrower and the other Loan Parties has a direct impact on the success of each other Loan Party. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder, and each Guarantor acknowledges that this guarantee is necessary or convenient to the conduct, promotion and attainment of its business.
Section 11.10    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 11.03. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE XIICollateral.
Section 12.01    Collateral. The Secured Obligations shall be secured by valid, perfected, and enforceable Liens on all right, title, and interest of each Loan Party in all of its personal property and fixtures, whether now owned or hereafter acquired or arising, and all proceeds thereof; provided, however, that (i) the Collateral shall not include Excluded Property, (ii) Liens on assets of any Loan Party located outside of the United States shall not be perfected and (iii) no Loan Party shall be required to enter into control agreements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over commodities accounts, securities accounts, deposit accounts, futures accounts, other bank accounts, cash and cash equivalents or accounts related to the clearing, payment processing or similar operations of Holdings or the Borrower. Each Loan Party acknowledges and agrees that the Liens on the Collateral shall be granted to the Administrative Agent for the benefit of the holders of the Secured Obligations and shall be valid and perfected first priority Liens (to the extent perfection by filing, registration, recordation, possession or control is required herein or in any other Loan Document) subject to the proviso appearing at the end of the preceding sentence and to Liens permitted by Section 8.08, in each case pursuant to one or more Collateral Documents from such Persons, each in form and substance satisfactory to the Administrative Agent.
Section 12.02    [Reserved].
Section 12.03    Further Assurances.
(a)Each Loan Party agrees that it shall, from time to time at the request of the Administrative Agent, execute and deliver such documents and do such acts and things as the Administrative Agent may reasonably request in order to provide for or perfect or protect such Liens on the Collateral. In the event any Loan Party forms or acquires any other Restricted Subsidiary (other than an Excluded Subsidiary) after the date hereof, except as otherwise provided in the definition of Guarantor, the Loan Parties shall within sixty (60) days after such formation or acquisition cause such newly formed or acquired Restricted Subsidiary that is not an Excluded Subsidiary to execute a Guaranty Agreement and such Collateral Documents as the Administrative Agent may then require to the extent required pursuant to the Loan Documents, and the Loan Parties shall also deliver to the Administrative Agent, or cause such Restricted Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such other instruments, documents, certificates, and opinions reasonably required by the Administrative Agent in connection therewith;
(b)With respect to each Material Real Property, 120 days after the Closing Date (provided that, (x) with respect to a Material Real Property owned by a Loan Party that becomes a Loan Party after the Closing Date, then 120 days after such date that it becomes a Loan Party and (y) with respect to a Material Real Property acquired by a Loan Party after the Closing Date, then 120 days after the date of acquisition of such Material Real Property), as such time periods may be extended in the reasonable discretion of the Administrative Agent, the Borrower shall (or shall cause each applicable Restricted Subsidiary to) deliver to the Administrative Agent:
(i)a Mortgage with respect to each Material Real Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date in a form suitable for filing and recording in all appropriate local filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected first priority Lien on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Liens permitted hereunder, and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent; provided that to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax or similar taxes, the relevant Mortgage shall not secure an amount in excess of the fair market value of such property (as determined by a Qualified Appraisal to the extent received) subject thereto and shall not secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto;
(ii)fully paid American Land Title Association or equivalent Lender’s title insurance policies or marked up unconditional binder for such insurance (the “Mortgage Policies”) in form and substance reasonably requested by Administrative Agent, with endorsements customarily available and reasonably requested by Administrative Agent, in amounts reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Properties covered thereby (as determined by a Qualified Appraisal to the extent received) and subject to any tie-in coverage available), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent in connection with each Material Real Property located in the United States, insuring each Mortgage as a first priority Lien on such Material Real Property subject only to Liens permitted hereunder;
(iii)American Land Title Association/American Congress on Surveying and Mapping form surveys (or such other surveys customary in the applicable jurisdiction; provided that they are acceptable to the issuer of the Mortgage Policies), for which all necessary fees (where applicable) have been paid, certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent (including such Table A requirements as may be reasonably required by the Administrative Agent) by a land surveyor duly registered and licensed in the states in which the property described in such surveys is located; provided that new or updated surveys will not be required for a Material Real Property if an existing survey is available or if the applicable issuer of the Mortgage Policies agrees to accept a customary “no change survey affidavit” with respect to such existing survey and survey coverage is available for the Mortgage Policies without the need for such new or updated surveys; and provided further this foregoing requirement shall only be in connection with each Material Real Property located in the United States;
(iv)customary opinions of counsel to the Loan Parties in jurisdictions in which the Material Real Property is located and the Loan Parties are organized, with respect to the enforceability and perfection of the Mortgages and, if applicable any related fixture filings, as well as corporate authority, in form and substance reasonably satisfactory to the Administrative Agent;

(v)a Phase I Environmental Site Assessment, prepared by environmental engineers reasonably acceptable to the Administrative Agent, and accompanied by such customary reports (but excluding, for the avoidance of doubt, and unless the consent of the respective Loan Party shall have been provided, any Phase II Environmental Site Assessment), certificates, studies (but excluding, for the avoidance of doubt, and unless the consent of the respective Loan Party shall have been provided, any drilling, sampling or other testing of the physical environment at such Material Real Property site), or data as Administrative Agent may reasonably require in regard thereto, or, if permitted by the Administrative Agent, environmental insurance pursuant to a policy, and issued by an underwriter reasonably acceptable to the Administrative Agent;
(vi)a zoning report from a zoning consultant in such form and substance reasonably acceptable to the Administrative Agent;
(vii)completion by Administrative Agent of all customary flood insurance due diligence with respect to all Mortgaged Properties, and in connection therewith, but without limitation thereof, shall have received, if requested by Administrative Agent executed flood hazard determinations and a flood zone certification (together with notice to the applicable Loan Party regarding such flood zone certification) in regard to such Mortgaged Properties and to the extent that any such Mortgaged Properties are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Laws, the applicable Loan Party (A) has obtained and will maintain, with financially sound and reputable insurance companies as reasonably determined by the Borrower and Administrative Agent (except to the extent that any insurance company insuring the Mortgaged Property of the Loan Party ceases to be financially sound and reputable after the Closing Date, in which case, the Loan Party shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require, and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to Flood Laws and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent or such Lender, including, without limitation, evidence of annual renewals of such insurance;
(viii)if required by the Administrative Agent, a current Qualified Appraisal for each real property which may reasonably be considered to qualify as a Material Real Property;
(ix)such other customary documents, instruments, certificates or agreements as Administrative Agent may reasonably require with respect to such Material Real Property, provided that such other documents, instruments, certificates or agreements would not increase the obligations or modify, amend or decrease the rights of Borrower nor any other Loan Party with respect to this Agreement; and
(c)the Loan Parties agree to cooperate with the Administrative Agent in all respects with respect to (and to pay or reimburse the Administrative Agent for its reasonable, out-of-pocket costs and expenses in respect of) (A) completion by the Administrative Agent of all flood insurance due diligence it may reasonably request with respect to each Material Real Property, including without limitation thereof, executed flood hazard determinations and a flood zone certification (together with notice to Loan Parties regarding such flood zone certification) in regard to such real property, together with such other customary documentation, each in compliance with Flood Laws and other applicable

Laws, all of which shall be reasonably satisfactory in form and substance to the Administrative Agent (and for avoidance of any doubt, no mortgage or deed of trust shall be executed, delivered or recorded in regard to any real property unless and until the foregoing has been completed); and (B) a current Qualified Appraisal for each real property which may reasonably be considered to qualify as a Material Real Property.
(d)Notwithstanding the foregoing, the Administrative Agent shall not accept any Mortgage in respect of any real property acquired by the Borrower or any other Loan Party after the Closing Date until (1) the date that occurs forty-five (45) days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the Borrower (or applicable Loan Party) of that fact and (if applicable) notification to the Borrower (or applicable Loan Party)  that flood insurance coverage is not available and (B) evidence of the receipt by the Borrower (or applicable Loan Party) of such notice; and (iii) if such notice is required to be provided to the Borrower (or applicable Loan Party) and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall have received written confirmation from each of the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).
ARTICLE XIIIMiscellaneous.
Section 13.01    Notices.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
(i)if to the Borrower or any other Loan Party, to it at 1601 Trapelo Rd, Suite 116, Waltham, MA 02451, Attention Clemens Denks and Nicole Fitzpatrick (Telephone No. (248) 892-4341; with email to legalnotices@dynatrace.com
(ii)if to the Administrative Agent, to BMO ~~Harris~~ Bank, N.A. at 320 South Canal Street, 15th Floor, Chicago, Illinois 60606, Attention of Tracy Martinov (Facsimile No. (312) 765-8201; Telephone No. (312) 848-3723);
(iii)if to BMO ~~Harris~~ Bank N.A. in its capacity as L/C Issuer, to it at 320 South Canal Street, 15th Floor, Chicago, Illinois 60606, Attention of Tracy Martinov (Facsimile No. (312) 765-8201; Telephone No. (312) 848-3723), and if to any other L/C Issuer, to it at the address provided in writing to the Administrative Agent and the Borrower at the time of its appointment as an L/C Issuer hereunder;
(iv)if to BMO ~~Harris~~ Bank N.A. in its capacity as Swing Line Lender, to it at 320 South Canal Street, 15th Floor, Chicago, Illinois 60606, Attention of Tracy Martinov (Facsimile No. (312) 765-8201; Telephone No. (312) 848-3723), and if to any other Swing Line Lender, to it at the address provided in writing to the Administrative Agent and the Borrower at the time of its appointment as an Swing Line Lender hereunder; or

(v)if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders (including the Swing Line Lender) and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or L/C Issuer pursuant to Sections 2.02, 2.03, 2.06 and 2.07 if such Lender (including any Swing Line Lender) or L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
(d)Platform. (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the L/C Issuers and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications (as defined below). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the

Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any L/C Issuer by means of electronic communications pursuant to this Section, including through the Platform.
Section 13.02    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitments and the Loans at the time owing to it (in each case with respect to the Revolving Facility) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Revolving Credit Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Revolving Credit Commitments are not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Revolving Credit Commitment assigned.

(iii)Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of the Revolving Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)the consent of L/C Issuer and any Lender providing Swing Loans (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Facility that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) unless an Event of Default under Section 9.01(a), 9.01(j) or 9.01(k) has occurred and is continuing, a Disqualified Institution.
(vi)No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, Swing Line Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 13.04 and 13.06 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.
Notwithstanding anything to the contrary herein, if at any time the Swing Line Lender assigns all of its Revolving Credit Commitments and Revolving Loans pursuant to subsection (b) above, the Swing Line Lender may terminate the Swing Line. In the event of such termination of the Swing Line, Borrower shall be entitled to appoint another Lender to act as the successor Swing Line Lender hereunder (with such Lender’s consent); provided, that the failure of Borrower to appoint a successor shall not affect the resignation of the Swing Line Lender. If the Swing Line Lender terminates the Swing Line, it shall retain all of the rights of the Swing Line Lender provided hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such termination, including the right to require Lenders to make Revolving Loans or fund participations in outstanding Swing Loans pursuant to Section 2.07.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower, the L/C Issuer or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any other Loan Party or any Loan Party’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the L/C Issuers and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.08 with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.01, 4.04, and 4.05 (subject to the requirements and limitations therein, including the requirements under Section 4.1(g) (it being understood that the documentation required under Section 4.01(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.13 and 4.07 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.01 or 4.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.06 as though it were a Lender; provided that such Participant agrees to be subject to Section 13.07 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Disqualified Institutions.
(i)Unless an Event of Default under Section 9.01(a), 9.01(j) or 9.01(k) has occurred and is continuing, no assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning or transferring Lender entered into a binding agreement to sell and assign, or grant a participation in, all or a portion of its rights and obligations under this Agreement, as applicable, to such Person. For the avoidance of doubt, no assignment or participation shall be retroactively invalidated pursuant to this Section 13.02(f) if the Trade Date therefor occurred prior to the assignee’s or participant’s becoming a Disqualified Institution.
(ii)The Administrative Agent and each assignor of a Loan or Revolving Credit Commitments or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution. The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions to each Lender upon request. Subject to Section 13.02(f)(iii), any assignment by a Lender to a Disqualified Institution in violation of this Section 13.02(f) shall be treated for purposes of this Agreement as a sale by such Lender of a participation of such rights and obligations in accordance with Section 13.02(d); provided that such treatment shall not relieve any assigning Lender from any liabilities arising as a consequence of its breach of this Agreement.
(iii)If any assignment or participation is made to any Disqualified Institution without the Borrower’s prior written consent in violation of clause (i) above, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrower owing to such Disqualified Institution in connection with such Revolving Credit Commitment or in accordance with and subject to the provisions of Section 2.13, require such Disqualified Institution to assign and delegate all of its interests, rights (other than its existing rights to payments pursuant to Section 4.01 or Section 4.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee as if such Disqualified Institution were required to do so pursuant to Section 2.13.
(iv)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (1) will not have the right to (x) receive information, reports or other materials provided to the Administrative Agent or the Lenders by the Borrower or any of its Subsidiaries, the Administrative Agent or any other Lender, (y) attend or participate (including by telephone) in meetings attended by any of the Lenders and/or the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (2) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented to such matter in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter; provided, however, that any Disqualified Institution’s consent shall be required for any amendment, waiver or other modification described in clause (1) of Section 13.03 with respect to any increase to the Revolving Credit Commitments of such Disqualified Institution, and (y) for purposes of voting on any plan of reorganization pursuant to Section 1126 of the Bankruptcy Code of the United States or any similar plan or proposal under any other Debtor Relief Law with respect to the Borrower or any of its Subsidiaries, each Disqualified Institution hereby agrees (1) not to vote on such plan, (2) if such Disqualified Institution does vote on such plan notwithstanding the restriction in the immediately foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy

Code of the United States (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights, including any Debtor Relief Law), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other similar federal, state or foreign law affecting creditor’s rights, including any Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(v)Notwithstanding anything to the contrary in this Agreement, the Loan Parties and the Lenders acknowledge and agree that in no event shall the Administrative Agent be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
Section 13.03    Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Lenders, and (c) if the rights or duties of the Administrative Agent, the L/C Issuer or Swing Line Lender are affected thereby, the Administrative Agent, the L/C Issuer or Swing Line Lender, as applicable; provided that:
(i)no amendment or waiver pursuant to this Section 13.03 shall (A) increase any Revolving Credit Commitment of any Lender without the consent of such Lender or (B) reduce the amount of or postpone the date for any scheduled payment of any principal of or interest on any Loan or of any Reimbursement Obligation or of any fee payable hereunder without the consent of the Lender to which such payment is owing or which has committed to make such Loan or Letter of Credit (or participate therein) hereunder; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the default rate provided in Section 2.10 or to waive any obligation of the Borrower to pay interest or fees at the default rate as set forth therein or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest or any fee payable hereunder;
(ii)    no amendment or waiver pursuant to this Section 13.03 shall, unless signed by each Lender: change the definition of Required Lenders; change the provisions of this Section 13.03; change Section 13.07 in a manner that would affect the ratable sharing of setoffs required thereby or any other provision requiring pro rata sharing of the Lenders, change the application of payments contained in Section 5.01 or 9.05; release the Borrower or any Guarantor that is a Significant Subsidiary or all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents); contractually subordinate the Obligations (including any guarantees thereof) or the Administrative Agent’s Lien on all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents) other than with respect to (x) any “debtor in-possession” facility (or similar facility under applicable law) or (y) any other indebtedness so long as each affected Lender was offered a bona fide opportunity to participate ratably in such indebtedness pursuant to a written offer made to each adversely affected Lender describing the material terms of the arrangements pursuant to which such Indebtedness is to be provided; or affect the number of Lenders required to take any action hereunder or under any other Loan Document;
(iii)    no amendment or waiver pursuant to this Section 13.03 shall, unless signed by each Lender affected thereby, extend the Revolving Credit Termination Date, or extend the stated expiration date of any Letter of Credit beyond the Revolving Credit Termination Date; and
(iv)    no amendment to Section 11 shall be made without the consent of the Guarantor(s) affected thereby.
Notwithstanding anything to the contrary herein, (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (2) if the Administrative Agent and the Borrower have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision, (3) guarantees, collateral security documents and related documents executed by the Borrower or any other Loan Party in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented or waived without the consent of any Lender if such amendment, supplement or waiver is delivered in order to (x) comply with local law or advice of local counsel, (y) cure ambiguities, omissions, mistakes or defects or (z) cause such guarantee, collateral security documents or other document to be consistent with this Agreement and the other Loan Documents, and (4) the Borrower and the Administrative Agent may, without the input or consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Section 2.16.
Section 13.04    Costs and Expenses; Indemnification.
(a)Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of one firm of counsel for the Administrative Agent) in connection with the syndication of the Revolving Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) including, without limitation, such fees and expenses incurred in connection with (x) the creation, perfection or protection of the Liens under the Loan Documents (including all search, filing and recording fees) and (y) insurance reviews, audits and inspections as provided herein, (ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of (i) one firm of counsel for the Administrative Agent, the Lenders and the L/C Issuers, taken as a whole, (ii) if reasonably necessary, a single local counsel for the Administrative Agent, the Lenders and the L/C Issuers, taken as a whole, in each relevant material jurisdiction, and (iii) solely in the case of conflict of interest, one additional counsel in each relevant material jurisdiction for the affected parties seeking indemnification, taken as a whole) (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder).
(b)    Indemnification by the Loan Parties. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including (i) the reasonable and documented fees and expenses of one firm of counsel for all Indemnitees, taken as a whole, (ii) if reasonably necessary, a single local counsel for all Indemnitees, taken as a whole, in each relevant jurisdiction, and (iii) solely in the case of conflict of interest, one additional counsel in each jurisdiction for the affected Indemnitees, taken as a whole), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any third party or the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof), any and L/C Issuer, and their Related Parties, the administration and enforcement of this Agreement and the other Loan Documents (including all such costs and expenses incurred in connection with any proceeding under the United States Bankruptcy Code involving the Borrower or any other Loan Party as a debtor thereunder), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any Environmental Claim or Environmental Liability, including with respect to the actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including, without limitation, any settlement arrangement arising from or relating to the foregoing); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or any of its or their respective officers, directors, employees, agents or advisors (which, in the case of such agents or advisors are acting at the express direction of such Indemnitee), (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) relate to any proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee, other than claims against BMO ~~Harris~~ Bank, N.A. in its capacity in fulfilling its role as an agent or arranger or any other similar role under the

Revolving Facility. This subsection (b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by any of them to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are imposed on, incurred by, or asserted against, Administrative Agent, the L/C Issuer or a Related Party in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent, the L/C Issuer or a Related Party in connection therewith, then, in each case, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any L/C Issuer solely in its capacity as such, only the Lenders party to the Revolving Facility shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each such Lender’s share of the Revolving Credit Exposure at such time); and provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 13.15.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than five days after demand therefor.
(f)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
Section 13.05    No Waiver, Cumulative Remedies. No delay or failure on the part of the Administrative Agent, the L/C Issuer, or any Lender, or on the part of the holder or holders of any of the Obligations, in the exercise of any power or right under any Loan Document shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Administrative Agent, the L/C Issuer, the Lenders, and of the holder or holders of any of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
Section 13.06    Right of Setoff. In addition to any rights now or hereafter granted under the Loan Documents or applicable law and not by way of limitation of any such rights, if an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such L/C Issuer or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 13.07    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(a)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)    the provisions of this Section shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
Section 13.08    Survival of Representations. All representations and warranties made herein or in any other Loan Document or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
Section 13.09    Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Lenders and L/C Issuer of amounts sufficient to protect the yield of the Lenders and L/C Issuer with respect to the Loans and Letters of Credit, including, but not limited to, Sections 4.01, 4.04, 4.05, and 13.04, shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations.
Section 13.10    Counterparts; Integration; Effectiveness.
(a)Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. For purposes of determining compliance with the conditions specified in Section 7.02, each Lender and L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or L/C Issuer unless the Administrative Agent shall have received notice from such Lender or L/C Issuer prior to the Closing Date specifying its objection thereto.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Commerce Security Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 13.11    Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
Section 13.12    Severability of Provisions. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.
Section 13.13    Construction. The parties acknowledge and agree that the Loan Documents shall not be construed more favorably in favor of any party hereto based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of the Loan Documents. The provisions of this Agreement relating to Subsidiaries shall only apply during such times as the Borrower has one or more Subsidiaries. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents. In the event any provision of any other Loan Document conflicts with the provisions set forth in this Agreement, the provisions of this Agreement shall control.
Section 13.14    Excess Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, no such provision shall require the payment or permit the collection of any amount of interest in excess of the maximum amount of interest permitted by applicable law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the Loans or other obligations outstanding under this Agreement or any other Loan Document (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, herein or in any other Loan Document, then in such event (a) the provisions of this Section shall govern and control, (b) neither the Borrower nor any guarantor or endorser shall be obligated to pay any Excess Interest, (c) any Excess Interest that the Administrative Agent or any Lender may have received hereunder shall, at the option of the Administrative Agent, be (i) applied as a credit against the then outstanding principal amount of Obligations hereunder and accrued and unpaid interest thereon (not to exceed the maximum amount permitted by applicable law), (ii) refunded to the Borrower, or (iii) any combination of the foregoing, (d) the interest rate payable hereunder or under any other Loan Document shall be automatically subject to reduction to the maximum lawful contract rate allowed under applicable usury laws (the “Maximum Rate”), and this Agreement and the other Loan Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in the relevant interest rate, and (e) neither the Borrower nor any guarantor or endorser shall have any action against the Administrative Agent or any Lender for any damages whatsoever arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any of Borrower’s Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on the Borrower’s Obligations shall remain at the Maximum Rate until the Lenders have received the amount of interest which such Lenders would have received during such period on the Borrower’s Obligations had the rate of interest not been limited to the Maximum Rate during such period.
Section 13.15    Lender’s and L/C Issuer’s Obligations Several. The obligations of the Lenders and L/C Issuer hereunder are several and not joint. Nothing contained in this Agreement and no action taken by the Lenders or L/C Issuer pursuant hereto shall be deemed to constitute the Lenders and L/C Issuer a partnership, association, joint venture or other entity.

Section 13.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (a) (i) no fiduciary, advisory or agency relationship between any Loan Party and its Subsidiaries and the Administrative Agent, the L/C Issuer, or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent, the L/C Issuer, or any Lender has advised or is advising any Loan Party or any of its Subsidiaries on other matters, (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent, the L/C Issuer, and the Lenders are arm’s-length commercial transactions between such Loan Parties, on the one hand, and the Administrative Agent, the L/C Issuer, and the Lenders, on the other hand, (iii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent, the L/C Issuer, and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party, or any other Person; (ii) none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to any Loan Party with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the L/C Issuer, and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of any Loan Party, and none of the Administrative Agent, the L/C Issuer, and the Lenders has any obligation to disclose any of such interests to any Loan Party. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the L/C Issuer, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 13.17    Governing Law; Jurisdiction; Consent to Service of Process. (a) This agreement, the Revolving Notes and the other Loan Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of New York without regard to conflicts of law principles thereof, but including section 5-1401 of the New York General Obligations Law.
(b)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the state of New York sitting in New York City in the Borough of Manhattan and of the United States district court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable Legal Requirements, in such federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Nothing in this Agreement or any other Loan Document or otherwise shall affect any right that the Administrative Agent, the L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any Guarantor or its respective properties in the courts of any jurisdiction.

(c)    Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 13.17(b). Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopy or e-mail) in Section 13.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.
Section 13.18    Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document or the transactions contemplated thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
Section 13.19    USA Patriot Act. Each Lender and L/C Issuer that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or L/C Issuer to identify the Borrower in accordance with the Act.
Section 13.20    Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Borrower shall be promptly notified thereof (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, prior to disclosure); (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating any Loan Party or its Subsidiaries or the Revolving Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Revolving Facility;

(h) with the consent of the Borrower; (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower; or (j) to market data collectors. For purposes of this Section, “Information” means all information received from a Loan Party or any of its Subsidiaries relating to a Loan Party or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by a Loan Party or any of its Subsidiaries; provided that, in the case of information received from a Loan Party or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 13.21    [Reserved].
Section 13.22    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 13.23    Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement;
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement; or
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement; or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 13.24    Acknowledgment Regarding any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[SIGNATURE PAGES OMITTED]

~~This Credit Agreement is entered into between us for the uses and purposes hereinabove set forth as of the date first above written.~~
~~“Borrower”~~
~~Dynatrace, LLC~~
~~By~~
~~Name~~
~~Title~~
~~“Holdings”~~
~~Dynatrace Intermediate, LLC~~
~~By~~
~~Name~~
~~Title~~

~~[Signature Page to Credit Agreement]~~

~~Accepted and agreed to.~~
~~BMO Harris Bank, N.A., as Administrative Agent~~
~~By~~
~~Name~~
~~Title~~
~~BMO Harris Bank N.A., as a Lender~~
~~By~~
~~Name~~
~~Title~~

~~[Signature Page to Credit Agreement]~~

~~[__________], as a Lender~~
~~By~~
~~Name~~
~~Title~~